As filed with the Securities and Exchange Commission on February 7, 2025

Registration No. 333-272274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 9 to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERCURITY FINTECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Shi Qiu

Chief Executive Officer

1330 Avenue of the Americas, Fl 33,

New York, NY 10019

Tel: +1(949)-678-9653

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the America, 31st Fl

New York, NY 10036

Telephone: +1-212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 7, 2025

45,653,309 ordinary shares

Mercurity Fintech Holding Inc.

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 45,653,309 ordinary shares, par value US$0.004 per share, as further described below under “Prospectus Summary—Private Placements.”

The selling shareholders are identified in the table commencing on page 46. No ordinary shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the selling shareholders (see “Use of Proceeds”). The selling shareholders are offering their securities to further enhance liquidity in the public trading market for our equity securities in the United States. Unlike an initial public offering, any sale by the selling shareholders of the ordinary shares is not being underwritten by any investment bank. The selling shareholders may sell all or a portion of the ordinary shares from time to time in market transactions through any market on which our ordinary shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale (see “Plan of Distribution”).

Our ordinary shares currently trade on The Nasdaq Capital Market under the symbol “MFH.” The last reported closing price of our ordinary shares on February 6, 2025 was $7.90.

We are not a “controlled company” as defined under the Listing Rules of The Nasdaq Stock Market LLC (“Nasdaq”), but we qualify as a “foreign private issuer,” as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

Mercurity Fintech Holding Inc. or “MFH Cayman” is not a Chinese operating company but a Cayman Islands holding company with our operations conducted through our U.S., Hong Kong and PRC subsidiaries. This structure involves unique risks to investors. Under this holding company structure, investors are purchasing equity interests in MFH Cayman, a Cayman Islands holding company, and obtaining indirect ownership interests in our U.S., Hong Kong and Chinese operating companies. Investors may never hold equity interests in our Chinese operating company. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, which could cause the value of such securities to significantly decline or become worthless. PRC regulatory authorities could also decide to limit foreign ownership in the crypto asset industry in the future, in which case there could be a risk that we would be unable to do business in China as we are currently structured. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the ordinary shares you invest in may significantly decline or become worthless. See also “Risk Factors—We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected” at page 41 of this prospectus.

Prior to 2022, the majority of our operations were based in mainland China. During 2022, we divested our software development business in mainland China, established a new management team, and relocated our headquarters to the United States with the newly established Hong Kong office as the operational hub for our business in the Asia Pacific region. As a result of the recent operational reorganization, the majority of our operations are currently based in the U.S. while part of our back-office and accounting team are in mainland China.

To a certain extent, we are subject to legal and operational risks associated with having part of our operations in mainland China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 24, 2024, the State Council of China issued the Regulations on the Administration of Network Data Security (the “Regulations”), which became effective on January 1, 2025. The Regulations stipulate more obligations for internet platform service providers, specifying data protection requirements for entities such as third-party service and product providers. We do not believe that either MFH Cayman or any of our subsidiaries is subject to the cybersecurity review by the CAC, as advised by Beijing Chuting Law Firm, our PRC legal adviser. In addition, as of the date of this prospectus, none of MFH Cayman or our subsidiaries has been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As of the date of this prospectus, based on the opinion of Beijing Chuting Law Firm, we believe no relevant laws or regulations in the PRC explicitly require MFH Cayman or any of our subsidiaries to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for this offering by our selling shareholders, nor have MFH Cayman and our subsidiaries received any inquiry, notice, warning or sanctions regarding this offering by our selling shareholders from the CSRC or any other PRC governmental authorities. Also, as of the date of this prospectus, we do not believe we are in a monopolistic position in the industry in which we operate. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it remains uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require our Chinese subsidiary to obtain regulatory approval from Chinese authorities before future offerings of securities in the U.S. These risks could result in a material change in our operations in China and potentially the value of our securities being registered herein for sale. Since part of our back-office team and accounting team is based in mainland China, this structure subjects us to legal and operational risks associated with having part of our operations in China, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See also “Prospectus Summary—Recent Regulatory Developments” and “Risk Factors—We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected” at page 41.

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. As a result, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter market under the HFCAA and a stock exchange such as Nasdaq on which our ordinary shares are listed may determine to delist our securities. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. See also “Risk Factors—Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our ordinary shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment” at page 43.

Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange (“SAFE”). Our PRC subsidiary has not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds. For PRC and United States federal income tax considerations in connection with an investment in our shares, see “Taxation”.

During the past three completed fiscal years and the six months ended June 30, 2024, none of MFH Cayman’s subsidiaries made any dividends or distributions to MFH Cayman, nor did MFH Cayman make any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate any cash dividends will be paid in the foreseeable future. If MFH Cayman determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries.

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, a subsidiary of MFH Cayman may rely on loans or payments from MFH Cayman and MFH Cayman may receive distributions or cash transfers from our subsidiaries. The transfer of funds and assets among MFH Cayman and its subsidiaries outside of mainland China are subject to money laundering and anti-corruption rules and regulations. There is also no assurance that the PRC government will not intervene in or impose restrictions on the ability of MFH Cayman (or our other non-mainland China subsidiaries) and its PRC subsidiary to transfer cash or assets to each other. As of the date of this prospectus, our PRC subsidiary Lianji Future relies on loans or payments from MFH Cayman (or our other subsidiaries) to meet its needs for daily operating working capital. Any foreign loans procured by our PRC subsidiary is required to be registered with the State Administration of Foreign Exchange in China (the “SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiary may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiary. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiary are subject to the registration with State Administration for Market Regulation (“SAMR”) in its local branches, report submission to the Ministry of Commerce of China (the “MOFCOM”) in its local branches and registration with a local bank authorized by SAFE. See also “Prospectus Summary—Recent Regulatory Developments” and “Risk Factors—We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected” at page 41.

During the past three completed fiscal years and six-month period ended June 30, 2024, certain transfers of cash and non-cash assets occurred between MFH Cayman and its subsidiaries. In the instances where MFH Cayman made cash transfers to some of its subsidiaries, MFH Cayman paid daily operating expenses for some of its subsidiaries, MFH Cayman paid reimbursement and advance payments due to employees for some of its subsidiaries, MFH Cayman repaid certain debts of some of its subsidiaries, MFH Cayman collected money on behalf of certain subsidiaries, some of MFH Cayman’s subsidiaries paid daily operating as well as expenses reimbursement and advance payments due to employees for MFH Cayman, MFH Cayman transferred certain assets to MFH Tech, MFH Tech transferred Filecoins to MFH Cayman, MFH Tech paid daily operating expenses as well as expenses reimbursement and advance payments due to employees for Chaince Securities and Lianji Future, and MFH Tech collected money on behalf of Chaince Securities.

The following is the breakdown of the cash and non-cash asset transfers of claims and obligations within our group as of June 30, 2024:

(i)

a) As of June 30, 2024, MFH Tech owed MFH Cayman in the net sum of $11,187,695, as calculated below:

b) a total of $5,350,000 cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech, which occurred in November 2022, as well as January, February, June, and October 2023, plus

c) a total of $6,184,571 non-cash asset transfers as result of MFH Cayman transferring certain Filecoin mining machines and a number of Filecoins to MFH Tech to carry out distributed computing and storage service business, which occurred in January 2023, plus

d) a total of $196,901 non-cash asset transfers derived from accumulated daily operating expenses paid by MFH Cayman for MFH Tech, which occurred in November and December 2022, as well as January, February, March, April, May, July and September 2023, plus

e) a total of $10,725 non-cash asset transfers derived from MFH Tech ‘s receipt of money on behalf of MFH Cayman, which occurred in January 2023, plus

f) a total of $104,791 of non-cash asset transfers derived from MFH Tech’s transfer of Filecoin to MFH Cayman, which occurred in August 2023, as well as January and April 2024, plus

g) $40 non-cash asset transfer as MFH Cayman paid equity subscription fees for MFH Tech in March 2024, minus

h) a total of $449,551 non-cash asset transfers as MFH Tech paid daily operating expenses for MFH Cayman, which occurred in March, May, June, July, September and November 2023, as well as January, February, March, April and May 2024, minus

i) $200 non-cash asset transfers as MFH Tech paid advance payments due to employees for MFH Cayman, which occurred in December 2023.

At present there is no specific intention to settle such amounts owed by MFH Tech to MFH Cayman.

(ii)

As of June 30, 2024, Ucon owed MFH Cayman in the net sum of $2,213,010, as calculated below:

a) a total of $205,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon, of which $100,000 occurred in January 2024 and $105,000 occurred before 2021, plus

b) $1,994,463 of non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, plus

c) a total of $19,402 non-cash asset transfers as MFH Cayman paid daily operating expenses for Ucon, which occurred in February, June, August, October, November and December 2023, as well as January 2024, minus

d) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

MFH Cayman intends to convert all of the amount owed by Ucon to MFH Cayman into an equity investment in Ucon, although there is no guaranty that MFH Cayman will do so in the near future or at all.

(iii)

a) As of June 30, 2024, Beijing Lianji Future Technology Co., Ltd (“Lianji Future”) owed MFH Cayman in the net sum of $370,027, as calculated below:

b) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

c) a total of $201,962 non-cash asset transfers derived from payments for Lianji Future’s accumulated daily operating expenses paid by MFH Cayman, which occurred in almost every month between June 2022 and June 2024, plus

d) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

e) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s accumulated daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022.

We will continue to categorize the funds Lianji Future owes to MFH Cayman as an interest-free on-demand loan and at present there is no specific intention to settle such amounts owed.

(iv)	As of June 30, 2024, Chaince Securities owed MFH Cayman a total of $2,000,000 in the form of on-demand loans in cash provided by MFH Cayman to Chaince Securities in April and June 2023.
Currently, MFH Cayman intends to convert all of the debts owed by Chaince Securities into its equity investment in Chaince Securities, although there is no guaranty that MFH Cayman will do so in the near future or at all.

(v)

As of June 30, 2024, MFH Cayman owed Mercurity Limited in the net sum of $565,799, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,062,149 non-cash asset transfers, of which $222,049 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, in September 2021, March 2023, and February 2024, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

At present, there is no specific intent to settle such amounts MFH Cayman owed to Mercurity Limited.

(vi)

As of June 30, 2024, Chaince Securities owed MFH Tech in the net sum of $15,707, as calculated below:

a) a total of $20,209 non-cash asset transfers as MFH Tech paid daily operating expenses for Chaince Securities, which occurred in May, June, July and November 2023, as well as June 2024, minus

b) MFH Tech’s collection of Chaince Securities’ bank deposits of $4,502 on its behalf due to the closure of its main bank account in March 2024.

At present, there is no specific intent to settle such amounts Chaince Securities owes to MFH Tech.

(vii)

As of June 30, 2024, Lianji Future owed MFH Tech $3,353, which was a result of non-cash asset transfers as MFH Tech paid daily operating expenses for Lianji Future, which occurred in March 2024.

At present, there is no specific intent to settle such amounts Lianji Future owes to MFH Tech.

(viii)

As of June 30, 2024, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

At present, there is no specific intent to settle such amounts Ucon owed to Mercurity Limited.

As of the date of this prospectus, neither MFH Cayman nor its subsidiaries had a cash management policy. See “Prospectus Summary–Cash Distribution and Non-Cash Asset Transfers” for further information on the transfers of cash and non-cash assets between MFH Cayman and its subsidiaries and our intentions to settle the amounts owed intra-group on page 25.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” starting on page 34 to read about the factors you should consider before buying the Ordinary Shares.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025

i

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any of the selling shareholders have authorized anyone to provide you with different information. Neither we nor any of the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our” and the “Company” refer to Mercurity Fintech Holding Inc. and its wholly owned subsidiaries, (i) Mercurity Fintech Technology Holding Inc., (ii) Mercurity Limited, (iii) Ucon Capital (HK) Limited, (iv) Beijing Lianji Future Technology Co., Ltd., (v) Chaince Securities, Inc. and (vi) JVDA, LLC.

Our reporting currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

The number of ordinary shares currently issued and outstanding was 63,669,897 as of February 6, 2025. No new shares are being issued by the Company pursuant to this offering.

ii

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 45,653,309 ordinary shares. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

GLOSSARY OF DEFINED TERMS

In this prospectus, unless otherwise indicated or the context otherwise requires, references to:

●	“we,” “us,” “Company,” “our Company” or “our” refers to Mercurity Fintech Holding Inc. and its consolidated subsidiaries, including (i) Mercurity Fintech Technology Holding Inc., (ii) Mercurity Limited, (iii) Ucon Capital (HK) Limited, (iv) Beijing Lianji Future Technology Co., Ltd., (v) Chaince Securities and (vi) JVDA, LLC;

●	“ADR” refers to American depositary receipt, which was canceled on February 28, 2023 upon termination of the ADR facility;

●

“ADS” refers to our American depositary shares, each of which represented 360 ordinary shares before the mandatory exchange of the ADS for ordinary shares and removal of the ADR facility, effective February 28, 2023;

●	“Chaince Securities” refers to Chaince Securities, Inc.

●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“MFH Cayman” refers to Mercurity Fintech Holding Inc., the holding company of our group.

●	“MFH Tech” refers to Mercurity Fintech Technology Holding Inc., a wholly-owned subsidiary of MFH Cayman;

●	“ordinary shares” refer to our ordinary shares, par value US$0.004 per share;

●	“Renminbi” or “RMB” refers to the legal currency of China;

●	“SEC” or “Commission” refers to the Securities and Exchange Commission;

●	“Ucon” refers to Ucon Capital (HK) Limited, a subsidiary of the Company;

●	“VIEs” refers to (i) Mercurity (Beijing) Technology Co., Ltd, or Mercurity Beijing, and (ii) Beijing Lianji Technology Co., Ltd., or Lianji, which, together with Mercurity Beijing, were consolidated by us solely for accounting purposes as variable interest entities, and which have ceased to be our consolidated entities, following the termination of our VIE structure on January 15, 2022;

●	“WFOE” or “Lianji Future” refers to Beijing Lianji Future Technology Co., Ltd., our subsidiary in China that is a wholly foreign-owned enterprise; and

●	“$,” “US$,” “dollar” or “U.S. dollar” refers to the legal currency of the United States.

1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Historical Business Overview

Prior to July 2019, we provided integrated B2B services to food service suppliers and customers in China. On July 22, 2019, we divested our B2B services to food service suppliers and customers by selling all the issued and outstanding shares of New Admiral Limited, or New Admiral, our former wholly-owned subsidiary operating the B2B business, to Marvel Billion Development Limited, or Marvel Billion. After this divestment, we were no longer engaged in B2B services and our principal business at that point in time was focused on providing blockchain technical services. In the past, we designed and developed digital asset transaction platforms based on blockchain technologies for customers to facilitate crypto asset trading and asset digitalization and provided supplemental services for such platforms, such as customized software development services, maintenance services and compliance support services.

In March 2020, we acquired NBpay Investment Limited and its subsidiaries and VIE, a developer of asset transaction platform products based on blockchain technologies, attempting to advance the blockchain technical services business.

In August 2021, we added cryptocurrency mining as one of our business segments. We entered into cryptocurrency mining pools by executing a business contract with a collective mining service provider on October 22, 2021 to provide computing power to the mining pool and derived USD$664,307 related revenue in 2021 and USD$783,089 related revenue in the first half of 2022.

Due to the extremely adverse regulatory measures taken by the Chinese government in 2021 in the field of digital currency production and transaction, our Board of Directors (“Board”) decided on December 10, 2021 to divest the VIEs, which were the Chinese operating companies of the related business controlled through VIE agreements, and the divestiture of such VIEs was completed on January 15, 2022. On January 28, 2023, we decided to write off NBpay Investment Limited and its subsidiaries, which had no meaningful assets or business nor employees.

In late February 2022, Wei Zhu, our former acting Chief Financial Officer, former Co-Chief Executive Officer, and a former member and Co-Chairperson of the Board, and Minghao Li, a former member of the Board, were suspected of certain criminal offenses unrelated to our company’s operations and were detained by the Economic Crime Investigation Detachment of Sheyang County Public Security Bureau, Yancheng City, Jiangsu Province, People’s Republic of China. At the same time, Sheyang Public Security Bureau wrongfully seized the digital assets hardware cold wallet which belonged to the Company, along with the cryptocurrencies stored therein.

Due to the dismantling of the VIEs and the cessation of all business related to the digital asset transaction platforms, the temporary difficulties caused by the impoundment of our cryptocurrencies and substantial changes of our original technical team in China in 2022, our blockchain technical services business did not generate any revenue in 2022.

Also considering the enormous uncertainty brought by the cryptocurrency market turmoil in the past two years to the blockchain industry, as well as the regulatory uncertainties, despite our ability to quickly reorganize the blockchain technical service team, we have decided not to continue conducting blockchain technology service business related to the asset trading platform, asset digitalization platform and decentralized finance (DeFi) platform.

On January 10, 2023, MFH Cayman entered into an asset purchase agreement (the “S19 Pro Purchase Agreement”) with Jinhe Capital Limited (“Jinhe”), providing for the purchase of 5,000 Antminer S19 PRO Bitcoin mining machines, for an aggregate consideration of USD$9,000,000. From April to June 2023, our management reassessed the potential adverse effects of changes in the Company’s business environment, and readjusted the Company’s business structure and the future development plan. Considering the increasing difficulty of Bitcoin mining and the general losses by top Bitcoin mining enterprises, we had initially decided to reduce the scale of procurement of Bitcoin miners and reduce the Company’s investment in Bitcoin mining. As such, MFH Cayman and Jinhe entered into an amendment (the “Amendment”) to the S19 Pro Purchase Agreement, pursuant to which the parties agreed to reduce the purchase order to no more than 2,000 Bitcoin miners for a total consideration of no more than $3.6 million. On March 10, 2024, MFH Cayman and Jinhe entered into a cancellation agreement (the “Cancellation Agreement”) to cancel the orders under the S19 Pro Purchase Agreement in its entirety. The Company currently does not mine Bitcoin and going forward, it has no plans to resume Bitcoin mining.

On March 7, 2024, considering the uncertainties in the digital payment industry, the Company decided to suspend its development plan related to its digital payment solutions and digital payment services, as well as its application for an MSB (Money Service Business) license. In particular, MFH Cayman has obtained the approval of its board of directors on March 7, 2024 to terminate its “digital payment solutions” and “digital payment services” businesses, which did not generate any meaningful revenue in the past.

Current Business Overview

In July 2022, we added consultation services to our business, providing business consulting services to global corporate clients, especially those in the blockchain industry. Meanwhile, we conducted viability studies about the business models, license requirements and operational costs of online and traditional brokerage services and digital payment business and have been expanding our business into those two sectors, such as building up client base and acquiring the necessary licenses. However, due to resource restraints, we have ceased our development plans in digital payment business, including digital payment services and solution consulting, and applications for the required money transmit licenses since March 2024. Please refer to the section “Digital payment solutions and services (Discontinued)” on page 12.

On July 15, 2022, MFH Cayman incorporated Mercurity Fintech Technology Holding Inc. (“MFH Tech”) to develop distributed computing and storage services (mainly Filecoin mining) and consultation services. After the formation of Chaince Securities in 2023, MFH Tech has gradually transferred its business consultation services to Chaince Securities and is currently concentrating on providing distributed computing and storage services (mainly Filecoin mining).

On December 15, 2022, MFH Cayman entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of USD$5,980,000, payable in MFH Cayman’s ordinary shares. The investment was made with an aim to own mining machines capable of gathering, processing, and storing vast amounts of data and to advance the Filecoin mining business. On December 20, 2022, MFH Cayman commenced Filecoin (“FIL”) mining operations. In January 2023, MFH Cayman transferred all of the Web3 decentralized storage infrastructure to MFH Tech, which serves as the operating entity for Filecoin mining and cloud storage services for distributed application product operators.

On April 12, 2023, MFH Cayman completed the incorporation of another U.S. subsidiary, Chaince Securities, which is developing business consultation services, financial advisory services, online and traditional brokerage services independently subject to FINRA’s approval. In May 2023, Chaince Securities entered into a Purchase and Sale Agreement for the acquisition of all assets and liabilities of J.V. Delaney & Associates, an investment advisory firm and FINRA licensed broker dealer. In 2024, Chaince Securities received FINRA approval for the acquisition of J.V. Delaney & Associates, which was completed in December 2024 through Chaince Securities’ acquisition of JVDA, LLC.

After making the adjustments of our business strategies in the past couple of years, the current focus of our operating subsidiaries are as follows: (i) MFH Tech acting as the operating entity of distributed computing and storage services; and (ii) Chaince Securities acting as the operating entity of business consultation services in North America, and following the completion of the acquisition of all assets and liabilities of J.V. Delaney & Associates with FINRA approval in December 2024, Chaince Securities and its subsidiary JVDA, LLC will focus on providing financial advisory services and online and traditional brokerage services in the U.S., and (iii) Ucon and Lianji Future acting as the operating entities of the business consultation services in the Asia-Pacific region.

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Our Current Business and Corporate Structure

Our current corporate structure is as follows:

Business Segment 1 – Business consultation services

Through Chaince Securities, Ucon and Lianji Future, we provide comprehensive business consultation services and industry resource support to global corporate clients based on the resource advantages we have accumulated over the years. Chaince Securities, Ucon and Lianji Future also assist corporate clients in the Asia Pacific region in developing business in the United States, such as helping the clients improve operations and compliance, achieving market entry and expansion, introducing and coordinating professional service institutions.

●	Target customers or clients: the business consultation services mainly serves clients from Greater China, Southeast Asia, and North America.

●	Fee structure: the general fee structure for the business consultation services is composed of cash payment and/or bonus shares upon reaching certain milestones or meeting certain performance requirements.

●	Location: the business consultation services will be based in the offices in Shenzhen, Hong Kong and New York, covering Greater China, Southeast Asia and North America.

From August 2022 to December 31, 2023, the business consultation services were primarily conducted through the U.S. subsidiary MFH Tech. From November 2023, Chaince Securities took over as the main operating entity of our business consultation services, and MFH Tech has begun to concentrate on distributed computing and storage services.

For example, in August 2022, MFH Tech signed a Consulting Agreement with a Chinese media company, pursuant to which MFH Tech served as a business consultant in order to: a) assist the client in establishing an operating entity in the United States and assist its operations; b) introduce American entertainment media industry related resources; and c) introduce capital market related resources, including auditors, lawyers and investment banks, to assist the client in developing financing strategies and plans in the US capital markets. On August 1, 2023, MFH Tech signed a supplementary comprehensive service agreement with the same Chinese media company, pursuant to which MFH Tech continued to assist the client in providing management consulting services and introducing professional service agency resources. MFH Tech recognized consultation services revenue of $80,000 and $140,000 for the year ended December 31, 2022 and 2023, respectively, and of $90,000 for the six months ended June 30, 2024, based on the percentage-of-completion.

Chaince Securities signed a consulting agreement with an American logistics company in November 2023 to act as a business consultant to help the client improve the corporate governance and internal accounting management in preparation for its becoming a public company in the future. At the end of 2024, Chaince Securities received $100,000 from this logistics company in accordance with the terms of such consulting agreement. Chaince Securities signed another two consulting agreements with two clients from China in March 2024, and signed one client from Singapore in July 2024, to act as the business consultant for the similar work scope for the American logistics enterprise client.

To enhance the clientele in the Asia Pacific region and provide superior services, Ucon is currently establishing a business consultation services team in Hong Kong and Shenzhen. This strategic move will enable our corporate group to effectively expand the operations and cater to the growing demands of clients in the Asia Pacific region. Presently, Ucon is in advance negotiations with several Asian clients to provide them with comprehensive business consulting to enter the US market. It is expected that Ucon will reach agreements and sign contracts with one or two new corporate clients in the first half of 2025.

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Business Segment 2 – Financial advisory services and brokerage services

On April 12, 2023, MFH Cayman completed the incorporation of another U.S. subsidiary, Chaince Securities, which is developing the financial advisory services, online and traditional brokerage services independently subject to FINRA’s approval. In May 2023, Chaince Securities entered into a Purchase and Sale Agreement for the acquisition of all assets and liabilities of J.V. Delaney & Associates (“Delaney”), an investment advisory firm and FINRA licensed broker dealer. In 2024, Chaince Securities received FINRA approval for the acquisition of J.V. Delaney & Associates which was completed in December 2024 through the acquisition of JVDA, LLC. Chaince Securities and its subsidiary JVDA, LLC will be able to provide more comprehensive professional services to corporate clients that wish to become publicly traded in the United States, including financial advisory services and brokerage services.

●	Target customers or clients: The financial advisory services and brokerage services business of Chaince Securities and JVDA, LLC mainly target clients from Greater China, Southeast Asia, and North America.

●	Fee structure: The fees of Chaince Securities and its subsidiary JVDA, LLC are generally payable by the client by tranches upon reaching certain project milestones, such as upon first filing with the relevant regulator or upon completion of a project.

●	Location: Financial advisory services and brokerage services will be based in the offices in Shenzhen, Hong Kong and New York, covering Greater China, Southeast Asia and North America, respectively.

●

Milestones or Timetables: The fees of Chaince Securities and its subsidiary JVDA, LLC are generally payable by the client by tranches upon reaching certain project milestones, such as upon first filing with the relevant regulator or upon completion of a project.

Chaince Securities is building a professional team of 7 to 8 persons in New York to carry out financial advisory services and brokerage services, and is also building a market promotion and customer service team of 3 to 4 persons stationed in Hong Kong and Shenzhen to develop more clients.

1) Financial advisory services

The financial advisory services undertaken through Chaince Securities and its subsidiary JVDA, LLC will focus on providing comprehensive financial services to corporate clients in emerging countries and regions planning to enter the US capital markets, such as providing capital operation plans, private equity financing services, investment consulting services, and mergers and acquisitions services to the clients.

The financial advisory services undertaken by Ucon will be based in Shenzhen and Hong Kong. Together, Chaince Securities, JVDA, LLC and Ucon will cover clients from Greater China, Southeast Asia and North America.

2) Brokerage services

In addition to the financial advisory business, Chaince and/or JVDA may make securities underwriting an important part of the brokerage services business, in order to provide more comprehensive financial services for the corporate clients. We will decide whether to carry out other brokerage services, such as securities brokerage and asset management based on the Company’s future business development.

Chaince Securities’ brokerage services will mainly be located in the New York office, serving clients in Greater China, Southeast Asia, and North America. Ucon will also promote Chaince Securities’ U.S. brokerage services to clients in Hong Kong and Shenzhen.

Business Segment 3 – Distributed computing and storage services

In August 2021, we added cryptocurrency mining as one of our main businesses going forward. Cryptocurrency mining is an important part of the corporate group’s distributed computing and storage services business. As of the date of this prospectus, all of the distributed storage and computing service revenue comes from cryptocurrency mining business, specifically from the Bitcoin mining (discontinued) and Filecoin mining.

●	Blockchain and Cryptocurrencies Generally

Distributed blockchain technology is a decentralized and encrypted ledger that is designed to offer a secure, efficient, verifiable, and permanent way of storing records and other information without the need for intermediaries. Cryptocurrencies serve multiple purposes. They can serve as a medium of exchange, store of value or unit of account. Examples of cryptocurrencies include: Bitcoin, Ethereum, and Filecoin. Blockchain technologies are being evaluated for a multitude of industries due to the belief in their ability to have a significant impact in many areas of business, finance, information management, and governance.

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Cryptocurrencies are decentralized currencies that enable near instantaneous transfers. Transactions occur via an open source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The online network hosts the public transaction ledger, known as the blockchain, and each cryptocurrency is associated with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a cryptocurrency network, every peer has its own copy of the blockchain, which contains records of every historical transaction - effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous) and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized public user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply and demand for the units, the prices being set in transfers by mutual agreement or barter among transacting parties, as well as the number of merchants that may accept the cryptocurrency. Since transfers do not require involvement of intermediaries or third parties, there are currently little to no transaction costs in direct peer-to-peer transactions. Units of cryptocurrency can be converted to fiat currencies, such as the US dollar, at rates determined on various exchanges, such as Coinbase, Binance, and others. Cryptocurrency prices are quoted on various exchanges and fluctuate with extreme volatility.

●	Cryptocurrency Mining

Blockchains are decentralized digital ledgers that record and enable secure peer-to-peer transactions without third party intermediaries. Blockchains enable the existence of digital assets by allowing participants to confirm transactions without the need for a central certifying authority. When a participant requests a transaction, a peer-to-peer network consisting of computers, known as “nodes”, validate the transaction and the user’s status using known algorithms. After the transaction is verified, it is combined with other transactions to create a new block of data for the ledger. The new block is added to the existing blockchain in a way that is permanent and unalterable, and the transaction is complete.

Digital assets (also known as cryptocurrency) are a medium of exchange that uses encryption techniques to control the creation of monetary units and to verify the transfer of funds. Many consumers use digital assets because it offers cheaper and faster peer-to-peer payment options without the need to provide personal details. Every single transaction and the ownership of every single digital asset in circulation is recorded in the blockchain. Miners use powerful computers that tally the transactions to run the blockchain. These miners update each time a transaction is made and ensure the authenticity of information. The miners receive a transaction fee for their service in the form of a portion of the new digital “coins” that are issued.

1)	Bitcoin mining

Bitcoin mining is the process through which new bitcoins are created and transactions are added to the blockchain. Miners play a crucial role by using specialized hardware to solve complex mathematical problems, securing the network and validating transactions. In return for their efforts, miners are rewarded with newly minted bitcoins and transaction fees, making mining a vital component of the decentralized Bitcoin ecosystem. Bitcoin mining operates on a proof-of-work consensus mechanism, where miners must demonstrate computational work to validate transactions. This energy-intensive process ensures the security and immutability of the Bitcoin blockchain, making it resistant to censorship and fraud. In addition to creating new bitcoins, mining offers benefits such as network security, decentralization, and the maintenance of a transparent and tamper-resistant ledger.

Bitcoin mining may be undertaken in two forms: 1) solo mining and 2) pooled mining. Solo Bitcoin mining refers to the practice where the Bitcoin miner generates new blocks on his own, with the proceeds from the block reward and transaction fees going entirely to himself, allowing him to receive large payments with a higher variance. On the other hand pooled Bitconi mining allows a group of Bitcoin miners pool their resources to find blocks on the Bitcoin network, with the Bitcoin rewards/ mining proceeds being shared among the pool miners in rough correlation to the amount of hashing power each miner contributes, generally resulting in the individual miner in the pooled mining practice to receive small payments with a lower variance compared to the solo miners.

There are currently millions of mining machines on the Bitcoin network. Bitcoin mining rewards are mathematically set to pay a fixed amount of bitcoin every ten minutes to one Bitcoin wallet address. This means that the chance of an individual miner earning this reward on their own is very small. As the hash-rate on the Bitcoin network increases, the chances of earning a reward through solo mining decreases. By joining a mining pool, Bitcoin miners can pool their computing power (or hash-rate) together and split the block reward equally between pool participants based on the number of shares they contributed to mining a block.

From October 2021 to April 2022, Ucon had the usage rights of a certain number and specific models of Bitcoin mining machines and specific business premises as Ucon was a contracting partner with a pooled Bitcoin mining service provider. During such period, Ucon registered as a user on the F2 pool website, complied with the general terms and conditions required to join the mining pool published on the F2 pool website, and contributed computing power to the mining pool. In exchange for providing computing power, Ucon was entitled to and received a fractional share of the fixed Bitcoin awards the mining pool operator received. Ucon’s fractional share was commensurate to the proportion of computing power Ucon contributed to the mining pool operator as part of the total computing power contributed by all mining pool participants in solving the current algorithm. Providing computing power in digital asset transaction verification services was an output of part of the ordinary activities. The provision of such computing power was the only performance obligation in the general terms of the mining pool website. The transaction consideration Ucon received, if any, was noncash, in the form of Bitcoins, which Ucon measured at fair value on the date received, which was not materially different than the fair value at contract inception or the time Ucon earned the award from the pools. These considerations are all variable. Since significant reversals of cumulative revenue were possible given the nature of the assets, the consideration was constrained until the mining pool operator successfully placed a block (by being the first to solve an algorithm) and we received confirmation of the consideration it would receive, at which time revenue was recognized. There was no significant financing component related to these transactions. Fair value of the digital assets award received was determined using the quoted price of the related digital assets at the time of receipt. Ucon earned $783,090 in Bitcoin mining revenue from the pooled mining operations for the year ended December 31, 2022, and $664,307 for the year ended December 31, 2021.

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On January 10, 2023, MFH Cayman entered into the S19 Pro Purchase Agreement with Jinhe, providing for the purchase of 5,000 Antminer S19 PRO Bitcoin mining machines, for an aggregate consideration of US$9,000,000 in cash. The S19 Pro offered cutting-edge technology and were the highest quality machines then available on the market in early 2023. The decision to purchase these machines was made with the intention of providing the Company with a competitive edge in the cryptocurrency mining sector, and an increase in revenue relative to cost, due to their efficiency and overall cost-effectiveness. However, from April to June 2023, our management reassessed the potential adverse effects of changes in the Company’s business environment and readjusted the Company’s business structure and the future development plan. Considering the increasing difficulty of Bitcoin mining in general and certain losses suffered by a number top Bitcoin mining enterprises, we initially decided to reduce the procurement scale of Bitcoin miners and reduce the Company’s investment in Bitcoin mining. On May 31, 2023, MFH Cayman and Jinhe Capital Limited entered into an amendment to the S19 Pro Purchase Agreement (the “Amendment”), pursuant to which the parties had agreed to reduce the purchase order to no more than 2,000 Bitcoin miners for a total amount of no more than $3.6 million. On March 10, 2024, MFH Cayman and Jinhe entered into the Cancellation Agreement, cancelling the orders under the S19 Pro Purchase Agreement in its entirety. Copies of the S19 Pro Purchase Agreement, Amendment and Cancellation Agreement have been filed as exhibits to this Registration Statement on Form F-1, of which this prospectus forms a part. No Bitcoin mining machines were delivered to MFH Cayman by Jinhe, due to supply chain disruptions, and MFH Cayman has since recovered the $3 million advance payment made to Jinhe.

From May 2022 to the date of this prospectus, our corporate group, including MFH Cayman and all of its subsidiaries, have not engaged in any Bitcoin mining business, and we did not record any revenue from Bitcoin mining in the year ended December 31, 2023. Going forward, we have no plans to resume any Bitcoin mining business in the foreseeable future.

2)	Filecoin mining

a)	Filecoin network, Filecoin, and Filecoin mining

Public cloud data storage based on Web2 technologies has provided an alternative to on-premises storage infrastructure and forced changes in how data storage is consumed and paid for, no matter where it is located. Web2 technologies still have challenges; however, emerging Web3 technologies are designed to address these challenges. Web3 is a term used to describe the next iteration of the internet, one that is built on blockchain technology and is communally controlled by its users. Web3 is the idea of a new, decentralized internet built on blockchains, which are distributed ledgers controlled communally by participants. The Filecoin network, which has been storing customer data since 2020, uses Web3 technologies, with the goal of offering integrity, security, availability, data resilience, and low costs for storing enterprises and public data sets. Filecoin network applies blockchain technology to record and verify the storage and retrieval of data. The Filecoin blockchain is based on both proof-of-replication and proof-of-spacetime.

Filecoin is an open-source, public cryptocurrency and digital payment system intended to be a blockchain-based cooperative digital storage and data retrieval method. Filecoin is a peer-to-peer network that stores digital files, with built-in economic incentives and cryptography to ensure files are stored reliably over time. In the Filecoin network, data clients or users pay Filecoin to store their digital files/ data to the storage providers or Filecoin miners for storing, searching, and retrieving the data on the Filecoin network. Storage providers or miners are computers responsible for storing, searching and retrieving the customers’ digital files and proving they have stored them correctly over time. Anyone who wants to store their digital files or get paid in Filecoin for storing other users’ files can join the Filecoin network. The Filecoin network facilitates open markets for storing and retrieving files that anyone can participate in.

Compute nodes in the Filecoin network supply the processing, memory, network, and storage that virtual machine instances need. Specifically, the compute nodes maintain copies of the blockchain’s entire transaction history and verify the validity of new transactions and blocks. Running a node requires significant computational resources and storage capacity. There are two primary roles a node can play in the Filecoin network: storage and retrieval. For storage providers, nodes have the ability to contract with clients, offering to store their data for an agreed-upon period of time in exchange for Filecoins. Every storage provider proves that they are maintaining their files in every 24-hour window. Nodes that supply storage to the Filecoin network are termed storage providers (or miners).

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In Filecoin network, digital file storage and retrieval deals are negotiated in the open markets. Prices for storage and retrieval of data are determined by supply and demand, not a central pricing department. Filecoin miners compete with each other based on their storage, reliability, and speed and their track records are published on the blockchain.

Filecoin verification
Data Client (User) pays to store data
Storage Provider gets rewards from the Filecoin network for successful storage
Filecoin Network
Data Client (User)
Someone who wants to store data on Filecoin network
stores data
Storage Provider
Someone in the Filecoin network providing storage space

Generally speaking, Filecoin miners need to have the requisite collateral, hardware and technical expertise. Filecoin miners are generally existing service companies that provide on-ramps for organizations to leverage the benefits of the Filecoin network. Filecoin miners must preserve the data for the duration of each deal, which are on-chain agreements between a client and the storage provider or miner. Filecoin miners must be able to continuously prove the availability and integrity of the data they are storing. Every storage sector of 32 GiB or 64 GiB gets verified once in each 24-hour period.

Filecoin miners generally have Filecoin or FIL wallets and can add FIL to them. Providing storage capacity to the Filecoin network requires a Filecoin miner to provide a number of FIL as collateral in accordance with the proof-of-stake protocols, which is proportional to the storage hardware committed by the miner.

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b)	MFH Tech’s Filecoin mining operations

On December 15, 2022, MFH Cayman entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of USD$5.98 million, payable in MFH Cayman’s ordinary shares. On December 20, 2022, MFH Cayman commenced Filecoin (“FIL”) mining operations. In January 2023, MFH Cayman transferred all of the Web3 decentralized storage infrastructure to MFH Tech, which serves as the operating entity for Filecoin mining and cloud storage services for distributed application product operators. MFH Tech has leased its Filecoin mining operating premises located in New Jersey, United States from Cologix US, Inc. and entered into the Filecoin network as a storage provider or miner by registering as a user on the Filecoin network, complying with the general terms and conditions required to become a storage provider published on the Filecoin network.

MFH Tech utilizes the Web3 decentralized storage infrastructure to provide data storage services to the end customers through the Filecoin network. Providing storage capacity in digital asset transaction verification services is an output of MFH Tech’s ordinary activities. The provision of such storage capacity is the only performance obligation in the general terms of the Filecoin network. The transaction consideration MFH Tech receives , if any, is Filecoins, being noncash consideration, which MFH Tech measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time MFH Tech has earned the award from the Filecoin network. These considerations are all variable. Since significant reversals of cumulative revenue are possible given the nature of the assets, the consideration is constrained until the all the miners successfully places a block (by being the first to solve an algorithm) and MFH Tech receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component related to these transactions. Fair value of the digital assets award received is determined using the quoted price of the related digital assets at the time of receipt. For the years ended December 31, 2022 and 2023, MFH Cayman and MFH Tech earned $348 and $285,928 in revenue from Filecoin mining operations, respectively. For the six months ended June 30, 2024, MFH Tech earned $296,177 in revenue from Filecoin mining operations.

The Web3 decentralized storage infrastructure MFH Cayman acquired in December 2022 is expected to achieve a maximum storage capacity of approximately 100PiB. A pebibyte (PiB) is a unit of measure that describes data capacity. One pebibyte (PiB) equals 1,024 tebibyte (TiB) or 1,048,576 gibibyte (GiB) or 1,125,899,906,842,624 bytes. We originally planned to use the storage capacity for Filecoin mining and provide cloud storage services to other distributed application product operators. However, due to the continued low market prices of Filecoin in 2023, as well as the declining average return on unit computing power of Filecoin mining, at the end of 2023, we had not opened enough compute nodes to achieve the initial target of 100PiB storage capacity. Therefore, the Web3 decentralized storage infrastructure was not fully utilized during fiscal year 2023. However, these Web3 decentralized storage infrastructures were recognized for depreciation costs on a straight-line basis, which resulted in significant losses for our business of providing distributed computing and storage services in 2023. Apart from the Filecoin mining business, we have not utilized the infrastructure for any other cryptocurrency mining business, and nor have we provided cloud storage services to any other distributed application product operators.

MFH Cayman established the first node account (f01997159) (“Filecoin Node 1”) on the Filecoin network in December 2022, and MFH Cayman transferred Filecoin Node 1 as well as all of the Web3 decentralized storage infrastructure to MFH Tech in January 2023. As of June 30, 2024, Filecoin Node 1 ceased its operation due to its low effective storage capacity. MFH Tech established the second node account (f02096915) (“Filecoin Node 2”) on the Filecoin network in March 2023. As of June 30, 2024, the effective storage capacity of Filecoin Node 2 has been reduced to 221.88 TiB and will be completely closed in the near future as a result of being replaced with new nodes of Filecoin Plus technologies .

Mining under Filecoin Plus with technical support from Origin Storage

In December 2023, MFH Tech decided to adopt the new Filecoin mining method “Filecoin Plus” to expand the Filecoin mining business and gradually replace Filecoin Nodes 1 and 2 by opening new ones operating with Filecoin Plus.

On December 5, 2023, MFH Tech signed a Filecoin Mining Service Contract with Origin Storage PTE. LTD. (“Origin Storage”). MFH Tech has since used Origin Storage’s technology to identify and store more valuable data, such as commercial grade information, on its Web3 decentralized storage infrastructure and conduct Filecoin mining business under the guiding principles of Filecoin Plus, which is a set of principles focused on making Filecoin to become the decentralized storage network for humanity’s important information.

The material terms of the Filecoin Mining Service Contract with Origin Storage are as follows:

Scope of services

Origin Storage will provide certain services to MFH Tech, which are Storage Server services, Computing Sealing Server services and technical services.

“Storage Server” services generally refer to the hardware services that allow the storage of data for the purpose of mining on the Filecoin network.

“Computing Sealing Server” services generally refer to the provision of hardware used for Sector Sealing, which is the process to encode the data in the Filecoin storage network.

Origin Storage will distribute the earned mining rewards in the form of Filecoins to us on a daily basis, subject to relevant service fees and blockchain transaction fees. MFH Tech shall provide the Filecoin collateral required for Filecoin mining.

Payment terms

A total of $48,648 is payable by MFH Tech upon the signing of the agreement for storage software services and data services. 4% of the mining rewards that MFH Tech receives shall be payable to Origin Storage during the term of this agreement.

Term of services

The term of services provided by Origin Storage will terminate 720 calendar days after the first Filecoin block is generated. The agreement may be terminated in the event of violation of law, breach of term or delay of payment due.

The above description of the Filecoin Mining Service Contract is not purported to be complete and a copy of such is set out in Exhibit 10.19 of our registration statement on Form F-1 of which this prospectus forms a part of.

The new Filecoin mining method of Filecoin Plus is open-source information available on the Filecoin network. With the technical guidance and support of Origin Storage, MFH Tech has become capable of using and operating the open-sourced codes of Filecoin Plus to mine Filecoin and have been running two new Filecoin mining nodes (f02843151 and f02886019) (“Filecoin Node 3” and “Filecoin Node 4” respectively) since January 2024. Under the Filecoin Plus mining method, MFH Tech can identify, store, search and retrieve commercial grade information for clients and as a result, MFH Tech has received ten times (also called “quality adjusted power” in the setting of Filecoin mining) of the mining rewards in Filecoin for the same amount mining work MFH Tech does using the regular Filecoin mining method. Origin Storage has been providing technical services to MFH Tech’s mining team for MFH Tech’s mining operations to meet the standards of Filecoin Plus and receive the quality adjusted power and increased amount of Filecoin rewards. The original storage capacity is the actual storage capacity taken up by MFH Tech’s Web3 decentralized storage infrastructure. The effective storage capacity refers to the rate or ability of Filecoin rewards each unit of storage can generate. Because of the 10x quality adjusted power the Filecoin network is providing to miners using Filecoin Plus method, MFH Tech currently can use one unit of original storage to earn the same amount of Filecoin rewards that ten original storage units used to earn in the past before MFH Tech adopted Filecoin Plus. In that sense, we believe Origin Storage helped MFH Tech use the Filecoin Plus method to increase MFH Tech’s effective storage capacity by tenfold.

As of June 30, 2024, the aggregate effective storage capacity of Filecoin Nodes 3 and 4 reached and maintained at a level of 70PiB, exceeding the original target storage capacity of 60.4PiB, and taken up only 7PiB of the original storage capacity (the “Raw Byte Power”) of MFH Tech’s Web3 decentralized storage infrastructure.

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In this way, most of the original storage capacity (or the “Raw Byte Power”) of MFH Tech’s Web3 decentralized storage infrastructure will remain available for use, which MFH Tech can utilize to expand its Filecoin mining business or provide cloud storage services to other distributed application product operators. All such remaining storage capacity will be utilized and applied based on our cost-benefit analysis, with a focus on legal compliance, economic return, and shareholder value. We will consult our legal advisers and strictly abide by relevant SEC and U.S. court guidance on the legal classification of cryptocurrencies. However, such legal advice and assessment is not foolproof, and whether our activities require registration or the crypto assets we hold would be considered securities is a risk-based assessment, and not a legal standard binding on a regulatory body or court, and does not preclude legal or regulatory action despite any legal advice we receive to the contrary. The Company currently does not have plans to mine, transact or invest in any type of cryptocurrency, whether or not they constitute “securities” under U.S. law, other than Filecoins. In addition, the Company does not intend to mine or invest in Bitcoins in the foreseeable future, other than disposing of Bitcoins it has held.

c)	MFH Tech’s arrangement with Coinbase

In January 2023, MFH Tech signed a Coinbase Prime Broker Agreement with Coinbase, Inc., filed as Exhibit 99.1 to this registration statement on Form F-1. The agreement includes the Coinbase Custody Custodial Services Agreement (the “Custody Agreement”) and the Coinbase Master Trading Agreement (the “MTA”). The agreement sets forth the terms and conditions pursuant to which the Coinbase Entities will open and maintain the prime broker account for MFH Tech and provide services relating to custody, trade execution, lending or post-trade credit (if applicable), and other services for certain digital assets. As of the date of this prospectus, we, including MFH Cayman and all of its subsidiaries, do not own and/or hold crypto assets on behalf of third parties. The material terms of the Coinbase Prime Broker Agreement with Coinbase include the following:

Scope of services

Coinbase shall open a trading account for MFH Tech as the client on its Trading Platform consisting of linked accounts at Coinbase and Coinbase Custody, each accessible via the Trading Platform. The Trading Platform shall provide MFH Tech with access to trade execution and automated trade routing services and Coinbase Execution Services to enable MFH Tech to submit orders to purchase and sell specified digital assets in accordance with the MTA and the Coinbase Trading Rules.

Acknowledgement of risks

MFH Tech is required to acknowledge that digital assets are not legal tender, are not backed by any government, and are not subject to protections afforded by the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation; transactions in digital assets are irreversible, and, accordingly, digital assets lost due to fraudulent or accidental transactions may not be recoverable; and any bond or trust account maintained by Coinbase entities for the benefit of its customers may not be sufficient to cover all losses incurred by customers.

Limitation of liability

Coinbase has disclaimed all liability to us other than with respect to gross negligence, fraud or willful misconduct. Coinbase has also limited its liability to not more than the greater of aggregate fees paid by us in the 12-month period before the event giving rise to liability and the value of the supported digital assets on deposit in MFH Tech’s custodial account, and subject to an upper limit of US$100,000,000.

Coinbase also disclaims liability for force majeure events.

Termination	Generally, either party may terminate the Coinbase Prime Broker Agreement by providing at least 30 days’ prior written notice to the other party, subject to the fulfilment of MFH Tech’s contractual obligations.

Coinbase also has the right to suspend, restrict or terminate the Prime Broker Services, including by suspending, restricting or closing the accounts, for cause, which includes contractual breach or insolvency events, any facts regarding the financial, legal, regulatory or reputational position which may affect MFH Tech’s ability to comply with contractual obligations, in accordance with law, or if the account is subject to any pending litigation, investigation or government proceeding.

Payment terms

MFH Tech shall pay the initial Storage Fee on the earlier of: (i) the first date that Client’s Digital Asset balance on deposit in the Custodial Account or Coinbase Inc. Custodial Account, as applicable, is equal to USD $50,000 notional; or (ii) three months from the Effective Date.

The summary above does not purport to be complete and is qualified in its entirety by reference to the full text of the Coinbase Prime Broker Agreement with Coinbase, Inc., filed as Exhibit 99.1 to this registration statement on Form F-1.

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The material terms of MFH Tech’s custody arrangements with Custody Agreement include the following:

Scope of custodial services

Coinbase Custody shall provide MFH Tech with a segregated custody account controlled and secured by Coinbase Custody to store certain digital assets supported by Coinbase Custody, on its behalf.

Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended, and is licensed to custody Client’s Digital Assets in trust on MFH Tech’s behalf.

Digital assets in the custodial account shall (i) be segregated from the assets held by Coinbase Custody as principal and the assets of other customers of Coinbase Custody, (ii) not be treated as general assets of Coinbase Custody, and except as otherwise provided in the agreement, Coinbase Custody shall have no right, title or interest in such digital assets, (iii) constitute custodial assets and MFH Tech’s property. In addition, Coinbase Custody shall maintain adequate capital and reserves to the extent required by applicable law and shall not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any digital assets in the custodial account.

Coinbase Custody reserved the right to refuse to process or to cancel any pending custody transaction to comply with applicable law or in response to a subpoena, court order or other binding government order, or to enforce transaction, threshold and condition limits, or if Coinbase Custody reasonably believes that the custody transaction may violate or facilitate the violation of an applicable law, regulation or rule of a governmental authority or self regulatory organization.

Custody Obligations

Coinbase Custody shall keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the digital assets, as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies. Coinbase Custody shall also obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the custodial services provided to MFH Tech.

Supported digital assets	The custodial services are available only in connection with those digital assets that Coinbase Custody, in its sole discretion, decides to support, which may change from time to time.

Transmission delays

Coinbase Custody requires up to twenty-four hours between any request to withdraw digital assets from MFH Tech’s account and submission of MFH Tech’s withdrawal to the applicable digital assets network. Since Coinbase Custody securely stores all digital assets private keys in offline storage, it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal, which may delay the initiation or crediting of such withdrawal. MFH Tech acknowledged and agreed that a custody transaction may be delayed.

Coinbase Custody makes no representations or warranties with respect to the availability and/or accessibility of (1) the digital assets, (2) a custody transaction, (3) the custodial account, or (4) the custodial services.

Termination	If Coinbase Custody closes MFH Tech’s Custodial Account or terminates MFH Tech’s use of the Custodial Services, MFH Tech will be permitted to withdraw Digital Assets associated with its Custodial Account for a period of up to ninety (90) days following the date of deactivation or cancellation to the extent not prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order or binding order of a government authority.

Storage Fee	The storage fee is $2,400 per year.

The following are additional terms regarding custody arrangements:

●	Manner of Storage Cold Storage: (i) Coinbase offers two storage options for the Client’s Digital Assets: Hot Vault Balance (hot storage) and Cold Vault Balance (cold storage). MFH Tech has the discretion to allocate its assets between these two storage options.

●	Coinbase is not contractually obligated to hold the customer’s crypto assets in cold storage: The choice of whether assets are held in hot or cold storage is at the customer’s sole discretion. However, transfers from the Cold Vault Balance have specific withdrawal procedures.

●	Security Precautions: Coinbase Custody mentions storing all Digital Asset private keys in offline storage. It also details the procedures surrounding Digital Asset transactions, such as the requirement for us to verify all deposit and withdrawal information. If Coinbase perceives a risk of fraud or illegal activity, Coinbase Custody has the right to delay any Custody Transaction.

●	Inspection Rights: There is no explicit mention of inspection rights granted to us regarding Coinbase’s operations, records or systems. Coinbase will provide electronic account statements to MFH Tech detailing its account activities, but it does not specify broader inspection or audit rights for MFH Tech. MFH Tech’s insurance providers do not have inspection rights associated with the crypto assets held in storage of which the auditors have confirmed.

●	Insurance: Coinbase Custody maintains, at its sole expense, insurance coverage in such types and amounts as commercially reasonable for the Custodial Services provided in the Coinbase Prime Broker Agreement. Coinbase maintains a commercial crime insurance policy which encompasses losses due to employee collusion or fraud, physical loss or damage of critical material, security breaches or hacks, and fraudulent transfers, including asset theft from both hot and cold storage. Additionally, Coinbase maintains cyber insurance, which covers loss of income and data recovery resulting from security failures leading to business interruptions, covering computer forensic costs, incident response legal fees, notification expenses, and privacy claims by regulators. Based on publicly available information, Coinbase maintains a commercial crime insurance policy of up to $320 million. The insurance maintained by Coinbase is shared among all of Coinbase’s customers, is not specific to MFH Tech or any specific Coinbase’s customers and may not be available or sufficient to protect MFH Tech from all possible losses or sources of losses. Coinbase’s insurance may not cover the type of losses experienced by MFH Tech . Alternatively, we may be forced to share such insurance proceeds with other clients or customers of Coinbase, which could reduce the amount of such proceeds that are available to us.

The information of the Company’s (including MFH Cayman and all of its subsidiaries) cryptocurrencies as of June 30, 2024 is as follows:

	Quantities	Type of the wallet stored	The geographic location
Bitcoin	125.8585	Cold wallet	Mainland China
USD Coin	2,005,537.50	Cold wallet	Mainland China
Filecoin	486,558.9354	Hot wallet	United States

As of June 30, 2024, the Company did not increase its holdings of any Bitcoins and USD coins. MFH Cayman’s 125.85847 Bitcoins and 2005537.5 USD Coins were originally stored in its hardware cold wallets that were wrongly seized by the Sheyang Public Security Bureau in China, among which, 95.23843 Bitcoins and 2005537.5 USD Coins were transferred to other wallet addresses by the Sheyang Public Security Bureau. Therefore, we believe that the aforementioned Bitcoins and USD Coins are currently stored in Mainland China, under seizure by the Sheyang County Public Security Bureau. We are still working to seek the restoration of our control over these Bitcoins and USD Coins.

As of June 30, 2024, MFH Tech had 453,942.8141 Filecoins stored in the account of Filecoin Main network (including 23,687.0126 Filecoins of Available Balance, 408,365.2573 Filecoins of Initial Pledge and 21,890.5442 Filecoins of Locked Rewards, with only the Available Balance being freely transferable to other wallet accounts). We can consider the Filecoin main network platform as a hot wallet, where we currently have most of the Filecoins stored in, some of which are platform pledge requirements for Filecoin mining business. Due to the fact that the mining equipment MFH Tech connects to the Filecoin main network is located in its leased operating site in the State of New Jersey, the Filecoins MFH Tech stores on the Filecoin main network platform can be considered to be stored within the United States.

As of June 30, 2024, MFH Cayman has 32616.121314 Filecoins stored in its crypto asset wallet account opened with Coinbase. Coinbase stores client assets using a combination of hot and cold storage wallets at the client’s option Coinbase’s cold wallet storage facilities have multilayered physical security, including biometric access controls and are located in geographically dispersed, access-controlled facilities. Exact locations are confidential for added protection. Coinbase Custody is regulated as a fiduciary under New York State Department of Financial Services (NYDFS) BitLicense. It conducts regular audits and follows the strictest security standards including BIS 9001 for quality management. Hot wallets have bank-grade security, with features like whitelists, multistage controls, encrypted private keys never online, regular penetration testing and use of isolated “cold” signers. MFH Cayman’s cryptocurrencies held with Coinbase are currently stored in Coinbase’s hot wallet. Coinbase is a platform operating in the United States, and we can assume that all the aforementioned Filecoins MFH Cayman stores on the Coinbase platform are located within the United States, although the precise location is not publicly disclosed for security reasons. Furthermore, the trading instructions for Filecoins through the Coinbase platform ultimately rely on the authorization of the CEO of MFH Cayman whose workplace is in New York.

The Chief Financial Officer of MFH Cayman is in charge of the login password of the wallet account of the cryptocurrency platform, and the Chief Executive Officer is in charge of the mobile phone number bound to the wallet account of the cryptocurrency platform. The use of cryptocurrency in the wallet account of the cryptocurrency platform, including accessing and conducting any transaction (e.g., payment releases), must be logged in by the Chief Financial Officer and must be verified with a mobile phone verification code that is sent to the Chief Executive Officer. MFH Cayman’s cryptocurrency information stored in the wallet account of the Coinbase platform can only be accessed by logging into the wallet account. The Chief Financial Officer can download monthly statements in the platform’s wallet account of the Company at the end of each month, which is akin to a bank statement. The use of the Company’s cryptocurrency must first undergo the financial approval process before the Chief Financial Officer and Chief Executive Officer jointly complete the release of the cryptocurrency.

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Through Coinbase’s website, the Company’s authorized management persons can log into our wallet account opened on Coinbase platform to view and trade. External persons such as our auditor can independently obtain our cryptocurrency information in the Coinbase platform account by sending a confirmation letter to the Coinbase platform upon authorization from us.

According to the general rules of the Coinbase platform, the Company’s relevant permissions and functions with regard to the Coinbase Platform are as follows:

●	Exclusive Ownership of Private Digital Keys: As the user, we have exclusive access to the account through username, password and often two-factor authentication (2FA). While the Coinbase platform may hold the private key, we, as the user, maintain exclusive ownership rights over the cryptocurrencies associated with those keys.

●	Software Functionality of the Coinbase platform: Transactions initiated by users are verified internally before being broadcast to the relevant blockchain. Most platforms, including Coinbase, employ sophisticated software infrastructure that prevents unauthorized access, detects suspicious activities and provides layers of security like encryption and firewalls.

●	Validation by Relevant Parties: Transactions made on the Coinbase platform are validated by the Coinbase platform itself before they’re confirmed on the blockchain. For transactions on public blockchains, once they leave the Coinbase platform, they are validated by the network’s nodes.

The summary above does not purport to be complete and is qualified in its entirety by reference to the full text of the Coinbase Custody Custodial Services Agreement which forms part of the Coinbase Prime Broker Agreement with Coinbase, Inc., filed as Exhibit 99.1 to our registration statement on Form F-1.

d)	Recent regulatory developments involving crypto assets

In May 2023, it was reported that a trust sponsor had requested for withdrawal of its registration statement filed with the SEC in deference to the requests in the SEC Staff’s letters, and that the SEC was of the view that Filecoins constituted “securities” under U.S. securities laws. Additionally, in June 2023, the SEC filed a lawsuit against Binance, and named Filecoin as, among other cryptocurrencies, constituting “securities” under U.S. securities laws. Such categorization, as well as further regulatory developments, new legislations and regulations, and changes in regulatory policy, may have materially adverse impacts on our business, financial condition and results of operations, as well as the price of our shares. As of June 30, 2024, the carrying amount of our Filecoin assets was $2,088,798, accounting for 8.1% of our consolidated total assets. We plan to use our Web3 decentralized storage infrastructure for cryptocurrency mining business and for providing cloud storage services to other distributed application product operators. If we are unable to significantly increase our non-cryptocurrency mining business in 2024 or the near future, based on the number of Filecoins and other cryptocurrencies we own and the percentage of revenue generated by cryptocurrency mining, such regulatory changes may have meaningful or substantial impacts on us.

In particular, we may become subject to more burdensome regulatory requirements under the Investment Company Act of 1940 if our holdings of securities, including crypto assets, exceed 40 percent of the value of our total assets. The value of such holdings may be volatile and change from time to time depending on market prices of such assets, such as the trading prices for Filecoins, which can inadvertently increase our holdings of securities relative to our total assets. See also “Risk Factors—Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940,” “Risk Factors—If we expand our crypto asset mining and related activities in the future, any increased holdings of crypto assets may cause us to become deemed as an investment company under the Investment Company Act of 1940” and “Risk Factors—If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.”

Moreover, to facilitate trading and realization of value, we may from time to time hold our crypto assets on third party platforms, such as with Coinbase. Such custody arrangements increase ease of transaction but require us to relinquish control over our crypto assets. To access such assets, we rely on the technical platform provided by such third party platforms and we are also subject to their terms of use. See “Risk Factors—Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels.”

We are reviewing the recent legal and regulatory developments and we intend to alter our business focus and strategy whenever necessary to remain compliant with all applicable laws and regulations. Our revenue for 2023 mainly came from the Filecoin mining business, but with the continuous expansion of our business consultation services business in 2024, as well as the development of our new financial advisory services, securities underwriting services and other brokerage services business after our acquisition of J.V. Delaney Association, we expect the cryptocurrency mining business to gradually become a lesser component of our business as opposed to the primary focus. However, we cannot provide any assurance that we will successfully develop a new line of business other than cryptocurrency mining. See also “Risk Factors—Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.”

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In addition, due to recent developments in the regulations of cryptocurrencies, particularly in the U.S., such as the creation of subcommittees of the House Financial Services Committee, the approval of custodians for digital assets securities, and the Security and Exchange Commission’s crackdown on illegal trading platforms, we have seen increases of the price volatility of various cryptocurrency assets. For instance, the price of Filecoins experienced sharp volatility in 2023 and 2024, including a high price of more than $11 and a low price of less than $3. Our total cryptocurrency asset holdings constituted less than 9% of our consolidated total assets as of June 30, 2024. As such, we believe that the immediate impact of such regulatory changes will be limited to us. We are closely monitoring the changes and trends in prices of cryptocurrencies, and we may make changes to our business focus and strategies in the future should the need arise. See also “Risk Factors—Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto.”

Similarly, due to the increased price volatility of cryptocurrencies in general, individualized management failures, failures of internal control and oversight, as well as other macroeconomic or other factors, a string of bankruptcies have occurred in the crypto asset industry, including those of Genesis Global Capital, FTX, BlockFi, Celsuis Network, Voyager Digital and Three Arrows Capital. Such bankruptcies and adverse developments in the crypto asset industry and have not impacted and is not expected to materially and adversely impact our business, financial condition, customers, and counterparties, either directly or indirectly, as we are not a direct counterparty to such entities. We do not have any material assets that may not be recovered due to the bankruptcies of those named companies or may otherwise be lost or misappropriated. We are also not aware of any material direct or indirect exposures to other counterparties, customers, custodians, or other participants in crypto asset markets that have filed for bankruptcy, that have been decreed insolvent or bankrupt, that have made any assignment for the benefit of creditors, or have had a receiver appointed for them, that have experienced excessive redemptions or suspended redemptions or withdrawals of crypto assets, that have the crypto assets of their customers unaccounted for; or that have experienced material corporate compliance failures. However, it is possible that these recent bankruptcies may have exacerbated the further pricing decline of certain cryptocurrencies, such as Bitcoin, in 2023 which may have imposed adverse impacts to our mining losses and/or value of the cryptocurrencies we hold.

Investors in our securities should be aware that engaging in cryptocurrency mining may result in certain environmental harms and transition risks related to climate change that may affect our business, financial condition and results of operations, as mining operations consume a substantial amount of power, which may contribute to increased carbon emissions. Recent policy and regulatory changes relating to limiting carbon emissions could impose additional operational and compliance burdens on our cryptocurrency mining operations, such as more stringent reporting requirements or higher compliance fees. There have also been recent market trends that may alter business opportunities for our industry, stemming from recent regulatory and policy changes in the jurisdictions in which we operate, where regulators have come out to state that certain cryptocurrencies constitute “securities” and that there would be increased regulation and oversight over businesses engaged in cryptocurrencies, which is highly power-consuming and poses environmental risks. These may lead to increased credit risks, which may lead to financiers and lenders being less willing to enter into business relationships with us, as well as increased litigation risks related to climate change in the jurisdictions in which we carry out mining operations, Some businesses as well as some investors may have also ceased accepting cryptocurrencies for certain types of purchases, and stopped investing in businesses involved in cryptocurrencies businesses, due to environmental concerns associated with cryptocurrencies mining, which may have adverse impacts on our business, financial condition, and results of operations. See “Risk Factors—Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition, and results of operations.”

Blockchain technical services (Discontinued)

During the period from 2019 to the first half of 2021, blockchain technology services were the Company’s main business, which were mainly operated by the Chinese subsidiaries previously controlled through the VIE agreement (the “VIEs”). We discontinued the blockchain technology services and disposed of the VIEs in 2022 due to certain regulatory changes in the cryptocurrency industry.

In the past, we provided digital asset trading infrastructure solutions based on internet and blockchain technologies to our customers. These services included, among others, (i) comprehensive solutions in connection with digital asset transactions, (ii) platform-based products, such as transaction facilitation systems, trading systems, account management systems, operation management systems and mobile applications and (iii) a variety of supplemental services, such as customized software development services, maintenance services and compliance support services. We also launched an open, decentralized finance (DeFi) platform that designed to solve retail traders’ global problems of low liquidity and capital utilization, poor governance, token growth incentive deficiencies and slow transaction speeds. In addition, we developed an asset digitalization platform in the past, which was able to provide blockchain-based digitalization solutions for traditional assets, such as fiat currencies, bonds and precious metals.

Due to the regulatory changes in the digital asset industry, we currently do not and do not plan to in the future conduct any blockchain technical services related to the asset trading platform, asset digitalization platform and decentralized finance (DeFi) platform.

Digital payment solutions and services (Discontinued)

Based on our experience in the blockchain industry, MFH Tech originally intended to provide digital payment solutions, such as developing solutions for payment and wallet products, compliance solutions for payment and wallet products, creating economic model design for asset digitization projects, providing implementation plans to automate and standardize cross-border payments using smart contract technology, and providing digital payment related technical consulting services, for international clients in the blockchain field. MFH Tech had also planned to provide digital payment services to offer clients transfer and payment functions (excluding deposits, loans, and other related functions) with integrated blockchain technology in US dollars as the settlement currency for global compliance customers.

However, due to the significant changes in the blockchain industry in the past two years, and the accompanying increased regulatory scrutiny, we believe that such development would no longer be viable given the heightened regulatory compliance costs and resources required for such expansion. As such, MFH Cayman’s board has resolved in March 2024 to terminate MFH Tech’s business development plans in offering digital payment solutions and services.

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Types Of Cryptocurrencies We Have Held

As of June 30, 2024 and as of the date of this prospectus, we have held three types of cryptocurrencies, which are Bitcoin, USD Coin and Filecoin. We received these types of cryptocurrencies through mining operations, compensation to us for services and products provided, and acquisition of certain digital assets. Currently, all of our Bitcoin and USD Coin are being held by the Sheyang County Public Security Bureau in the PRC, which we believe was a wrongful seizure of our assets.

Due to the price crash of Bitcoin in 2022, we, out of caution, decided to change the impairment test method of Bitcoin and other cryptocurrencies from testing once or twice a year by calculating the fair value based on the average daily closing price of the past 12 months to testing every day by calculating the fair value based on the intraday low price. We recognized $3,144,053 impairment loss of intangible assets for the year ended December 31, 2022, including $3,111,232 impairment loss of Bitcoins, $26,957 impairment loss of Filecoins, and $5,864 impairment loss of Tether USDs. We recognized $303,276 impairment loss of intangible assets for the year ended December 31, 2023, all of which was from impairment loss of Filecoins under the abovementioned method.

On February16, 2022, the former acting Chief Financial Officer Wei Zhu, who was also the Company’s former Co-Chief Executive Officer, and a former member and Co-Chairperson of the Board, was taken away from the Company’s office in Shenzhen, China for personal reasons to cooperate with the investigation from Sheyang County Public Security Bureau, Yancheng City, Jiangsu Province, People’s Republic of China. At the same time, Sheyang County Public Security Bureau forcibly removed the safe belonging to the Company that stored the digital asset hardware cold wallet, and forcibly destroyed the safe and seized the crypto asset hardware cold wallet and all crypto assets stored in it, and we verified that 95.23843 Bitcoins and 2005537.5 USD Coins stored in the out-of-control wallet had been transferred to another unknown wallet.

As of April 25, 2023, we had not been able to communicate effectively with the Sheyang County Public Security Bureau. The Sheyang County Public Security Bureau did not provide a written response to the appeal materials submitted by the Company in accordance with regulations. We had not been informed of any information that may prevent the Company from recovering these crypto assets out of control. Therefore, in our consolidated financial statements as of December 31, 2022, we did not recognize any impairment losses related to the loss of control over these crypto assets.

As of April 22, 2024, the Company has not made positive progress in recovering its crypto assets out of control. Although it is considered inappropriate from a legal perspective for the Sheyang County Public Security Bureau to implement seizure procedures on the Company’s crypto assets, the Company still cannot estimate the time it may take to recover those crypto assets. Therefore, the Company has decided to make a provision for impairment of all the crypto assets out of control, with the impairment amount of $3,944,809 (including $1,952,597 impairment loss of Bitcoins, and $1,992,211 impairment loss of USD Coins) in addition to the above impairment loss made for Filecoins for the year ended December 31, 2023, to eliminate the potential significant uncertainty on the financial statements.

The Company is currently still attempting to recover the wrongfully seized cold wallet and cryptocurrencies through administrative appeals. Considering the special situation of China’s public security and judicial system, the Company has not considered directly filing a lawsuit against the Public Security Bureau of Sheyang County. If the wrongfully seized cold wallet and cryptocurrencies cannot be recovered through administrative appeals, the Company will have to resort to litigation against the Public Security Bureau of Sheyang County and the relevant responsible persons. We together with our PRC counsel Deheng will continue to vigorously pursue the recovery proceeding, to regain our cold wallet and cryptocurrencies contained therein, which we believe were wrongfully seized and impounded by the Public Security Bureau.

Our intangible assets, net as of June 30, 2024, December 31, 2023 and 2022 consist of the following:

	June 30,	December 31,	December 31,
	2024	2023	2022
	US$	US$	US$
Bitcoin	—	—	1,952,597
USD Coin	—	—	1,992,211
Filecoin	2,088,798	705,309	288,419
Tether USDs (“USDT”)	—	—	—
Total intangible assets, net	2,088,798	705,309	4,233,228

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Our impairment loss of intangible assets for the year ended December 31, 2023 and 2022 is detailed as follows:

	December 31,	December 31,
	2023	2022
	US$	US$
Bitcoin	1,952,597	3,111,232
USD Coin	1,992,211	-
Filecoin	303,276	26,957
Tether USDs (“USDT”)	-	5,864
Total impairment loss of intangible assets	4,248,085	3,144,053

Effective January 1, 2024, we adopted ASU No. 2023-08, Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”) using a modified retrospective approach, which requires crypto assets to be measured at fair value for each reporting period with changes in fair value recorded in net income or loss. Upon adoption, we recognized the cumulative effect of initially applying ASU 2023-08 of $763,072 increase, as an adjustment to the opening balance of retained earnings. We completely recognized the loss on market price of crypto assets (Filecoins) of $651,441 for the six months ended June 30, 2024.

We classified those out-of-control Bitcoins and USD Coins as the right to recover the crypto assets, not as crypto assets, and did not apply Accounting Standard Update No. 2023-08. Consequently, in our unaudited consolidated financial statements as of June 30, 2024, the net amount of those out-of-control Bitcoins and USD Coins remained zero.

In order to avoid the recurrence of such asset losses, the current management of the Company has optimized and improved the investment strategy, asset management internal control and many other aspects to reduce the relevant business risks.

Analysis of Our Crypto Asset Mining Operations

In August 2021, based on our technical capabilities, experience and resources in the cryptocurrency industry, the potential of the cryptocurrency market and the increasingly clear regulatory policy of the US government on cryptocurrency, our management entered into the field of cryptocurrency mining. In this section, we set out certain breakeven analyses of our crypto mining operations and financial performance. Such analysis relies on a number of assumptions and predictions about certain variables which are difficult to forecast and which may turn out to be inaccurate. See “Risk Factors–Our analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in our breakeven analysis may turn out to be inaccurate.”

1) Bitcoin Mining

On October 22, 2021, Ucon entered into a Bitcoin joint mining business agreement (the “Computing Power Purchase Agreement”) with Carpenter Creek LLC (“Bitdeer”), pursuant to which Ucon purchased 180 days of computing power for 480 Antminer S17+ mining machines located in Tennessee from Bitdeer to start our Bitcoin mining business. Based on the Computing Power Purchase Agreement, Ucon paid for the electricity costs and computing power costs (including costs of renting mining machines, operating site and networks) incurred for mining Bitcoins pursuant to Ucon ’ s orders. The overall purchase consideration Ucon paid to Bitdeer was $1,994,462.50, resulting in an average daily operating cost of $11,080.35 for shared bitcoin mining. Ucon then became a Bitcoin miner by registering as a user on the F2pool website and adhering to the general terms and conditions of the F2pool website, connecting Ucon’s computing power, to F2pool to increase the computing power to the F2pool. In exchange for providing computing power, Ucon was entitled to a fractional share of the fixed digital asset awards F2pool received, for successfully adding blocks to the blockchain. Ucon’s fractional share was relative to the proportion of computing power Ucon contribute to F2pool toward the total computing power contributed by all mining pool participants in solving the current algorithm. Ucon recognized revenues on a daily basis based on the closing price of the rewarded Bitcoins on that day. The comparative data of revenue and cost of this Bitcoin shared mining business compiled by month are as follows:

Period	The number of Bitcoin rewards	Revenue	Cost	Gross profit	Average closing price of Bitcoin	Breakeven Bitcoin price
October, 2021	1.15637957	$71,061.41	$(60,018.55)	$11,042.86	$61,659.24	$51,902.12
November, 2021	5.82873982	$353,802.33	$(332,410.42)	$21,391.91	$60,641.88	$57,029.55
December, 2021	4.77001406	$239,443.11	$(310,249.72)	$(70,806.61)	$49,683.50	$65,041.68
January, 2022	5.29383051	$220,287.73	$(343,490.76)	$(123,203.03)	$41,483.14	$64,885.11
February, 2022	4.42114903	$179,749.11	$(310,249.72)	$(130,500.61)	$40,625.01	$70,174.00
March, 2022	4.81988816	$201,511.74	$(343,490.76)	$(141,979.02)	$41,804.32	$71,265.30
April, 2022	4.33004452	$181,540.87	$(294,552.57)	$(122,897.40)	$41,799.11	$68,025.30
Total Amount	30.62004567	$1,447,396.30	$(1,994,462.50)	$(556,951.90)

Ucon carried out the Bitcoin mining from October 2021 to April 2022. Ucon’s computing power during this period was 35,000TH/s, Ucon’s average daily output during this period was 0.17011136 BTC, and the revenue per unit of computing power was 0.000004860 BTC/TH/day. For this Bitcoin mining business, Ucon essentially leased the Bitcoin mining machines instead of owning them, while the cost of renting the mining machines proved to be very high. The average daily operating cost (including the cost of renting the mining machines) of Ucon’s Bitcoin mining was $110,80.51, so Ucon would not make a profit until the average price of Bitcoin exceeds $65,137.

However, back in October 2021, management did not anticipate the Bitcoin market crash that would begin in December 2021. In December 2021, the price of Bitcoin suddenly plummeted from the price range of $60,000 per coin and during 2023 such price lingered around the range of $16,000 to $47,000, causing Ucon’s Bitcoin mining business to suffer a great loss. Due to the sharp fluctuations in the price of Bitcoin over the past two years, from May 2022 to the date of this prospectus, we did not carry out any business related to Bitcoin mining, to reduce our operational risk. Going forward, we have no plans to resume Bitcoin mining business.

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2) Filecoin mining

On December 15, 2022, MFH Cayman entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of $5.98 million, payable in our ordinary shares. The investment is made with an aim to own mining machines capable of gathering, processing and storing vast amounts of data, to advance the cryptocurrency mining business. The Web3 decentralized storage infrastructure is expected to achieve a maximum original storage capacity of approximately 100PiB.

Starting on December 20, 2022, MFH Cayman had been using some of the storage capacity of these devices for Filecoin mining. In January 2023, MFH Cayman transferred all of the Web3 decentralized storage infrastructure to MFH Tech, which serves as the operating entity for Filecoin mining and cloud storage services for distributed application product operators. As of December 31, 2023, the total effective storage capacity of Filecoin Node 1 (f01997159) and Filecoin Node 2 (f02096915) was 19.04 PiB, and one of such two nodes did not reach the set maximum storage capacity at that point in time.

Our Filecoin mining operations from December 2022 to December 2023

The comparative data of revenue and cost of this Filecoin mining business as of December 31, 2023 compiled by month are as follows:

Period	The number of Filecoin rewards	Revenue	Cost	Gross profit	Average daily lowest transaction price of Filecoin	Breakeven Filecoin price
December, 2022	115.49	$348.4	$(69,816.21)	$(69,467.81)	$3.0167	$604.52
January, 2023	3,844.55	$16,987.79	$(100,861.25)	$(83,873.46)	$4.4187	$26.23
February, 2023	5,416.79	$32,052.06	$(114,183.67)	$(82,131.61)	$5.9172	$21.08
March, 2023	6,147.68	$34,268.36	$(129,113.59)	$(94,845.23)	$5.5742	$21.00
April, 2023	5,190.72	$28,908.08	$(99,253.75)	$(70,345.67)	$5.5692	$19.12
May, 2023	6,480.06	$29,376.50	$(99,253.75)	$(69,877.25)	$4.5334	$15.32
June, 2023	6,472.78	$24,649.65	$(99,253.75)	$(74,604.10)	$3.8082	$15.33
July, 2023	6,784.35	$28,853.04	$(99,253.75)	$(70,400.71)	$4.2529	$14.63
August, 2023	5,878.83	$21,503.68	$(99,253.75)	$(77,750.07)	$3.6578	$16.88
September, 2023	5,133.90	$16,262.53	$(99,259.99)	$(82,997.46)	$3.1677	$19.33
October, 2023	5,425.95	$18,021.70	$(99,294.99)	$(81,273.29)	$3.3214	$18.30
November, 2023	4,164.04	$18,053.14	$(99,294.99)	$(81,241.85)	$4.3355	$23.85
December, 2023	3,400.64	$16,991.11	$(147,942.99)	$(130,951.88)	$4.9964	$43.50
Total Amount	64,455.78	$286,276.04	$(1,356,036.43)	$(1,069,760.39)

Due to the continued low market prices of Filecoin in 2023, as well as the decrease in average return on unit computing power of Filecoin mining, as of the end of 2023, we had not opened enough nodes to achieve the initial goals of our Filecoin mining business, and all of our related revenue in 2023 derived from the Filecoin mining operating of two nodes. Considering that the market price of Filecoin had also fluctuated significantly in the past two years, we, out of caution, recognize daily revenue based on the lowest trading price on the day of receiving Filecoin rewards.

a) The revenues of the Filecoin mining business from December 2022 to December 2023

From December 2022 to January 2023, our Filecoin mining business was conducted under MFH Cayman. In January 2023, MFH Cayman transferred all of the Web3 decentralized storage infrastructure to MFH Tech, which serves as the operating entity for Filecoin mining and cloud storage services for distributed application product operators. The revenue of this Filecoin mining business from December 2022 to December 2023 described below includes all operational results of MFH Cayman and MFH Tech.

The measurement for the revenue of this Filecoin mining business as of December 31, 2023 is as follows:

Period	Average effective storage capacity (PiB)	Mining efficiency (FIL/TiB/day)	The number of Filecoin rewards	Average daily lowest transaction price	Total revenue
December, 2022	1.90	0.0119	115.49	$3.0167	$348.40
January, 2023	9.19	0.0132	3,844.55	$4.4187	$16,987.79
February, 2023	14.95	0.0126	5,416.79	$5.9172	$32,052.06
March, 2023	15.10	0.0128	6,147.68	$5.5742	$34,268.36
April, 2023	17.40	0.0097	5,190.72	$5.5692	$28,908.08
May, 2023	20.22	0.0101	6,480.06	$4.5334	$29,376.50
June, 2023	22.57	0.0093	6,472.78	$3.8082	$24,649.65
July, 2023	25.16	0.0085	6,784.35	$4.2529	$28,853.04
August, 2023	25.02	0.0074	5,878.83	$3.6578	$21,503.68
September, 2023	25.16	0.0066	5,133.90	$3.1677	$16,262.53
October, 2023	25.13	0.0068	5,425.95	$3.3214	$18,021.70
November, 2023	23.30	0.0058	4,164.04	$4.3355	$18,053.14
December, 2023	20.54	0.0052	3,400.64	$4.9964	$16,991.11
Total Amount			64,455.78	$4.4414	$286,276.04

We recognized the daily Filecoin mining revenue based on the outcome of the actual number of Filecoin rewards received multiplied by the lowest trading price of Filecoin on the Coinbase platform for the same day.

The number of Filecoin rewards a participating storage provider such as us receives depends on the effective storage capacity output by our Filecoin mining devices and the overall mining efficiency of the Filecoin network. The rate of Filecoin rewards we obtain will generally increase with higher storage capacity output provided by our mining machines to the network, but the mining efficiency which is the rate of Filecoin rewards obtained will also vary and depend on the total effective storage capacity provided by all other competing storage providers on the Filecoin network. If the effective storage capacity output by other storage providers increases, our mining efficiency will fall and we will receive fewer Filecoin rewards. Members of the public can calculate the number of Filecoin rewards that a node receives by multiplying its effective storage capacity by its mining efficiency.

Filecoin Nodes 1 and Node 2 use the conventional Filecoin mining method, which generates the same effective storage capacity as the original storage capacity that occupies our storage devices. The “Original Storage Capacity” is also named the “Raw Byte Power”, and the “Effective Storage Capacity” is also named “Adjusted Power” in the Filecoin network. By connecting MFH Tech’s storage devices to the Filecoin network, MFH Tech provides storage capacity to end-users in the Filecoin network. In general, the larger the effective storage capacity provided, the greater the chance of receiving Filecoin rewards.

We use “mining efficiency” to measure the daily mining rewards per unit storage capacity. During 2023, as the total storage capacity of Filecoin network continued to increase, the average mining efficiency of unit storage capacity of the entire Filecoin network gradually decreased from over 0.01 FIL/TiB/day to 0.0055 FIL/TiB/day. That is to say, under the same effective storage capacity, the mining efficiency of Filecoin mining would continue to decline over time in 2023.

The Web3 decentralized storage infrastructure we acquired in December 2022 is expected to achieve a maximum storage capacity of approximately 100PiB. However, due to the continued low market prices of Filecoin in 2023, as well as the declining average return on unit computing power of Filecoin mining, at the end of 2023, we had not opened enough compute nodes to achieve the initial target of 100PiB storage capacity. As of December 31, 2023, the total effective storage capacity of Filecoin Node 1 and Filecoin Node 2 was 19.04 PiB, and one of such two nodes did not reach the set maximum storage capacity at that point in time. Therefore, about 81% of the storage capacity of the Web3 decentralized storage infrastructure was not fully utilized during fiscal year 2023.

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b) The operating costs of the Filecoin mining business from December 2022 to December 2023

The operating costs of Filecoin mining business currently include depreciation costs of equipment, site fees, electricity fees, network fees and software deployment costs. Among them, the software deployment costs only occur when we expand our business scale, such as when we add a new node.

The operating costs of this Filecoin mining business as of December 31, 2023 are compiled monthly by category as follows:

Period	i) Depreciation costs of equipment	ii) Site, electricity and network fees	iii) Software deployment costs	iv) Labor costs	Total costs
December, 2022	$28,949.53	$22,075.00	$14,791.68	$4,000	$69,816.21
January, 2023	$74,786.25	$22,075.00	$—	$4,000	$100,861.25
February, 2023	$74,786.25	$24,467.50	$14,929.92	$—	$114,183.67
March, 2023	$74,786.25	$24,467.50	$29,859.84	$—	$129,113.59
April, 2023	$74,786.25	$24,467.50	$—	$—	$99,253.75
May, 2023	$74,786.25	$24,467.50	$—	$—	$99,253.75
June, 2023	$74,786.25	$24,467.50	$—	$—	$99,253.75
July, 2023	$74,786.25	$24,467.50	$—	$—	$99,253.75
August, 2023	$74,786.25	$24,467.50	$—	$—	$99,253.75
September, 2023	$74,786.25	$24,473.74	$—	$—	$99,259.99
October, 2023	$74,786.25	$24,508.74	$—	$—	$99,294.99
November, 2023	$74,786.25	$24,508.74	$—	$—	$99,294.99
December, 2023	$74,786.25	$24,508.74	$48,648.00	$—	$147,942.99
Total Amount	926,384.53	$313,422.46	$108,229.44	$8,000	$1,356,036.43

i) Depreciation costs of equipment

We purchased Web3 decentralized storage infrastructure for an aggregate consideration of $5.98 million in December 2022. The acquisition costs of the devices are being depreciated on average over the expected useful life.

The Web3 decentralized storage infrastructure have been in a constantly “switched-on” state, and the overall wear and tear of the Web3 decentralized storage infrastructure may not vary significantly under different levels of storage capacity utilization, and therefore we depreciate them based on the expected service life of these devices, which is six years, using the straight-line method, and the estimated monthly depreciation cost is $74,786.25 ($5,982,900 minus 10% estimated residual value and divided by 72 months), which is also the main cost of our Filecoin mining business.

ii) Site, electricity and network fees

MFH Tech has rented its Filecoin mining operating premises located in New Jersey, United States from Cologix US, Inc.(“Cologix”) since December 2022, and Cologix continues to provide MFH Tech with the site, electricity and network for MFH Tech to operate its Filecoin mining business. MFH Tech pays fees to them based on their monthly bills.

iii) Software deployment costs

The software deployment costs only occur when we expand our business scale, such as when we add a new node. The total software deployment costs for adding Node1 and Node 2 was $59,581.44, which occurred from December 2022 to March 2023. The total software deployment costs for adding Node 3 and Node 4 was $48,648, which occurred in December 2023.

iv) Labor costs

We had employed a dedicated staff member to manage our Filecoin mining business, but subsequently the employee resigned from the position. Thereafter, our CEO Shi Qiu has been managing the Filecoin mining business.

In summary, as of December 31, 2023, due to our failure to fully utilize the storage capacity of the Web3 decentralized storage infrastructure, we only used a small portion of the storage capacity to carry out Filecoin mining business, resulting in significant losses in our business of providing distributed computing and storage services during 2023.

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Our Filecoin mining operations in the first half of 2024

In January 2024, with the technical support from Origin Storage, MFH Tech started using Filecoin Plus method to mine Filecoin and began running two new Filecoin mining nodes (f02843151 and f02886019) ( “ Filecoin Node 3” and “Filecoin Node 4” respectively). As of March 31, 2024, the effective storage capacity of Filecoin Nodes 3 and 4 had reached 70PiB, exceeding MFH Tech’s original target storage capacity of 60.4PiB, and it only took up 7PiB of the original storage capacity (the “Raw Byte Power”) of MFH Tech ’ s Web3 decentralized storage infrastructure. As of June 30, 2024, one of MFH Tech ’ s old nodes, Filecoin Node 1, has ceased its operation due to its low effective storage capacity. Meanwhile, the effective storage capacity of another old node, Filecoin Node 2, has been reduced to 221.88 TiB and will be completely closed out in the near future as a result of being replaced with Filecoin Node 3 and Node 4.

The comparative data of revenue and operating costs of MFH Tech ’ s Filecoin mining business (including all the four nodes) as of June 30, 2024 compiled by month are as follows:

Period	The number of Filecoin rewards	Revenue	Cost	Gross profit/loss	Average daily lowest transaction price of Filecoin during each measuring month	Breakeven Filecoin price
January, 2024	2942.9565	$16,266.75	$(109,687.05)	$(93,420.30)	$5.5273	$37.2710
February, 2024	3719.7959	$24,292.84	$(106,323.60)	$(82,030.76)	$6.5307	$28.5832
March, 2024	9128.695	$81,987.89	$(114,097.14)	$(32,109.25)	$8.9813	$12.4987
April, 2024	10468.2612	$70,658.62	$(110,406.96)	$(39,748.34)	$6.7498	$10.5468
May, 2024	9932.8027	$56,337.32	$(108,676.20)	$(52,338.88)	$5.6718	$10.9411
June, 2024	9382.0427	$46,633.09	$(107,267.08)	$(60,633.99)	$4.9705	$11.4332
Total Amount	45574.554	$296,176.51	$(656,458.03)	$(360,281.52)

a) The revenues of the Filecoin mining business for the six months ended June 2024

The analysis for the revenue of MFH Tech ’ s Filecoin mining business (including all the four nodes) for the six months as of June 30, 2024 is as follows:

Period	Average storage capacity (PiB)	Mining efficiency (FIL/TiB/day)	The number of Filecoin rewards	Average daily lowest transaction price	Total revenue
January, 2024	19.5751	0.0054	2942.9565	$5.5273	$16,266.75
February, 2024	23.8846	0.0052	3719.7959	$6.5307	$24,292.84
March, 2024	59.5267	0.0048	9128.695	$8.9813	$81,987.89
April, 2024	70.2667	0.0048	10468.2612	$6.7498	$70,658.62
May, 2024	70.2667	0.0045	9932.8027	$5.6718	$56,337.32
June, 2024	70.2667	0.0043	9382.0427	$4.9705	$46,633.09
Total Amount			45574.554	$6.4987	$296,176.51

MFH Tech recognized the daily Filecoin mining revenue based on the actual number of Filecoin rewards received multiplied by the lowest trading price of Filecoin on the Coinbase platform for the same day.

In the first half of 2024, MFH Tech received a total of 45574.554 Filecoin rewards from our Filecoin mining business, of which 93.23% came from its two new nodes (Node 3 and Node 4). Correspondingly, MFH Tech confirmed a total revenue of $296,176.51 from its Filecoin mining business in the first half of 2024, of which 94.21% came from our its new nodes (Node 3 and Node 4).

The number of Filecoin rewards which a participating storage provider receives depends on the effective storage capacity output by its Filecoin mining devices and the overall mining efficiency of the Filecoin network. The rate of Filecoin rewards obtained will generally increase with higher storage capacity output provided to the network through the Filecoin mining devices utilized, but the mining efficiency which is the rate of Filecoin rewards obtained will constantly change depending on the total effective storage capacity provided by all other competing storage providers on the Filecoin network. If the effective storage capacity output by other storage providers increases, our mining efficiency will fall and we will receive fewer Filecoin rewards. Members of the public can calculate the number of Filecoin rewards that a node receives by multiplying its effective storage capacity by its mining efficiency.

MFH Tech ’ s Filecoin Nodes 1 and Node 2 use the conventional Filecoin mining method, which generates the same effective storage capacity as the original storage capacity that occupies our storage devices. MFH Tech ’ s Filecoin Nodes 3 and Node 4 use the Filecoin Plus mining method, which generates an effective storage capacity that is 10 times the original storage capacity of MFH Tech ’ s storage device. The “Original Storage Capacity” is also named the “Raw Byte Power”, and the “Effective Storage Capacity” is also named “Adjusted Power” in the Filecoin network. By connecting MFH Tech ’ s storage devices to the Filecoin network, MFH Tech provides storage capacity to end-users in the Filecoin network. In general, the larger the effective storage capacity provided, the greater the chance of receiving Filecoin rewards.

We use “mining efficiency” to measure the daily mining rewards per unit storage capacity. Anyone can check the current mining efficiency of a node and the entire Filecoin network on the Filfox website. During the first half of 2024, as the total storage capacity in the Filecoin network continued to increase, the mining efficiency per unit storage capacity of the entire Filecoin network continued to gradually decreasing from 0.0055 FIL/TiB/day to 0.0046 FIL/TiB/day.

The Web3 decentralized storage infrastructure is expected to achieve a maximum storage capacity of approximately 100PiB. However, due to the continued low market prices of Filecoin in 2023 and the first half of 2024, as well as the declining average return on unit computing power of Filecoin mining, as of June 30, 2024, MFH Tech had not opened enough compute nodes to achieve the initial target of 100PiB storage capacity. As of June 30, 2024, the total effective storage capacity of Filecoin Node 3 and Filecoin Node 4 was 70.05 PiB, and the total effective storage capacity of Filecoin Node 1, Node 2, Node 3 and Node 4 was 70.27 PiB, taken up 7.22PiB of the original storage capacity of the whole Web3 decentralized storage infrastructure. Therefore, about 92.78% of the storage capacity of the Web3 decentralized storage infrastructure was not fully utilized as of June 30, 2024.

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b) The operating costs of the Filecoin mining business for the six months ended June 2024

Although Filecoin Nodes 3 and 4 with the Filecoin Plus mining method brought MFH Tech more revenue in the first half of 2024 compared to Filecoin Nodes 1 and 2, MFH Tech still suffered losses, mainly due to the underutilization of the storage capacity of our Web3 decentralized storage infrastructure, and the depreciation costs were evenly calculated using the straight-line method. In addition, MFH Tech’s Filecoin Nodes 3 and 4 have larger effective storage capacity than the Nodes 1 and 2, which requires MFH Tech to borrow more Filecoins to meet the collateral needs of Nodes 3 and 4. This significantly increased the interest cost of borrowing Filecoins in the first half of 2024.

The operating costs of our Filecoin mining business (including Filecoin Nodes 1 through 4) for the six months ended June 30, 2024 are compiled monthly by category as follows:

Period	i) Depreciation costs of equipment	ii) Site, electricity and network fees	iii) Software deployment and technical service costs	iv) Interest costs	Total costs
January, 2024	$70,234.85	$28,333.46	$8,758.67	$2,360.07	$109,687.05
February, 2024	$70,234.85	$29,124.73	$971.71	$5,992.31	$106,323.60
March, 2024	$70,234.85	$29,360.35	$3,279.52	$11,222.42	$114,097.14
April, 2024	$70,234.85	$29,386.74	$2,826.34	$7,959.03	$110,406.96
May, 2024	$70,234.85	$29,386.74	$2,253.49	$6,801.12	$108,676.20
June, 2024	$70,234.85	$29,386.74	$1,865.32	$5,780.17	$107,267.08
Total Amount	$421,409.10	$174,978.76	$19,955.05	$40,115.12	$656,458.03

i) Depreciation costs of equipment

The cost of the Web3 decentralized storage infrastructure was $5.98 million, and has been depreciated on average over the expected useful life.

The Web3 decentralized storage infrastructure have been in a constantly “switched-on” state, and the overall wear and tear of the Web3 decentralized storage infrastructure may not vary significantly under different levels of storage capacity utilization, and therefore we depreciate them based on the expected service life of these devices, which is six years, using the straight-line method. Due to partial damage to this batch of storage devices during 2023, the adjusted original value for normal use storage devices is $5,618,787.72, and the estimated monthly depreciation cost is $70,234.85 ($5,618,787.72 minus 10% estimated residual value and divided by 72 months), which is also the main cost of MFH Tech’s Filecoin mining business.

ii) Site, electricity and network fees

MFH Tech rented its Filecoin mining operating premises located in New Jersey, United States from Cologix US, Inc. (“Cologix”) since December 2022, and Cologix continues to provide MFH Tech with the site, electricity and network for MFH Tech to operate its Filecoin mining business. MFH Tech pay fees to them based on their monthly bills.

iii) Software deployment and technical service costs

The software deployment costs only occurs when MFH Tech expands its business scale, such as when MFH Tech adds a new node. In January 2024, MFH Tech paid an additional fee of $8,108 for the software deployment services of our two new nodes.

The technical service costs is the continuous service fee paid to MFH Tech’s Filecoin node management technical service provider Origin Storage. According to the contract MFH Tech signed with Origin Storage, MFH Tech is obliged to pay 4% of the Filecoin reward obtained by the Filecoin node MFH Tech cooperate with Origin Storage on as a technical service fee.

iv) Interest costs

Providing storage capacity to the Filecoin network requires a Filecoin miner to provide a number of Filecoins as collateral in accordance with the proof-of-stake protocols, which is proportional to the storage hardware committed by the miner. Therefore, opening new Filecoin nodes requires providing more Filecoins to meet staking needs.

Due to the insufficient Filecoins MFH Tech holds to meet the needs of opening its two new nodes, MFH Tech has borrowed a total of 274709 Filecoins, with an annual interest rate of 5%, calculated on a daily basis starting from the actual receipt of Filecoins. At the end of each month, MFH Tech calculates the interest measured in Filecoins based on the actual number of Filecoins borrowed and the number of interest days, and uses the average closing price of Filecoins on the Coinbase platform for each day to calculate the interest cost denominated in US dollars.

For example, MFH Tech borrowed 274709 Filecoins in the beginning of June 2024, and there were no newly added borrowed Filecoins, with the interest measured in Filecoins for June 2024 being 1128.94 Filecoins (multiply 274709 by an annual interest rate of 5%, divided by 365 days of the year, and then multiplied by 30 days of the month), and the interest cost denominated in US dollars for June 30, 2024 was $5,780.17 (1128.94 Filecoins multiplied by the average daily closing price of Filecoins on the Coinbase platform for June 2024, which was $5.12). The difference in Filecoin prices for the month will also result in varying levels of interest costs denominated in US dollars.

As of the date of the prospectus, most of the original storage capacity or the Raw Byte Power of the Company’s Web3 decentralized storage infrastructure will remain available for use, which MFH Tech can utilize to expand its Filecoin mining or provide cloud storage services to other distributed application product operators. All such remaining storage capacity will be utilized and applied based on a cost-benefit analysis, with a focus on legal compliance, economic return, and shareholder value. We will consult our legal advisers and strictly abide by relevant SEC and U.S. court guidance on the legal classification of cryptocurrencies. However, such legal advice and assessment is not foolproof, and whether our activities require registration or the crypto assets we hold would be considered securities is a risk-based assessment, and not a legal standard binding on a regulatory body or court, and does not preclude legal or regulatory action despite any legal advice we receive to the contrary. The Company currently does not have plans to mine, transact or invest in any type of cryptocurrency, whether or not they constitute “securities” under U.S. law, other than mining and transacting in Filecoins. In addition, the Company does not intend to mine or invest in Bitcoins in the future, other than disposing of Bitcoins it has held.

Based on MFH Tech’s current resources and capabilities, MFH Tech has the potential to expand the scale of Filecoin mining business to approximately 140 PiB effective storage in the second half of 2024 and to approximately 210 PiB effective storage in the first half of 2025. To achieve these goals on effective storage capacity, MFH Tech will need to add four more nodes in addition to Nodes 3 and 4, with each new node to be opened having a set effective storage capacity of 35 PiB. In addition, reaching these goals on the effective storage capacity will require MFH Tech to borrow more Filecoins as pledged collaterals and store them in the new node on the Filecoin network, which will incur additional cost of interest on borrowing the Filecoins. MFH Tech will fully consider the interest cost of borrowing Filecoins to further determine the specific scale of expanding our Filecoin mining business. There is no assurance that MFH Tech will increase its Filecoin effective storage capacity to the full potential as set forth above in accordance with the timeline or at all.

In addition, the block rewards of the Filecoin mining business carried out by MFH Tech have been continuously reduced over time. On the other hand, the Filecoin reward rate per unit storage capacity of the Filecoin mining business carried out by MFH Tech is related to the effective storage capacity provided by MFH Tech and the storage capacity of the Filecoin network. As the storage capacity of the whole Filecoin network continues to increase, the Filecoin reward rate per unit storage capacity continues to decrease. Since the storage capacity of each of MFH Tech ’ s nodes is constantly increasing before reaching the set maximum storage capacity, it is difficult to calculate the Filecoin mining reward rate per unit of storage capacity at this stage. It is also difficult for us to obtain historical data on the Filecoin mining reward rate per unit of storage directly from the Filecoin network. Under such circumstances, we obtained the latest mining reward rate per unit of storage displayed by the Filecoin network as a reference. For example, on June 30, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0084 FIL/TiB/day; on December 31, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0055 FIL/TiB/day; and on June 30, 2024, the revenue per unit of storage capacity of the whole Filecoin network was 0.0046 FIL/TiB/day. According to the curve of the change in revenue per unit of providing storage services of the whole Filecoin network, the decline in the revenue per unit of storage capacity of the whole Filecoin network appears to have stabilized from March 2024.

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Filecoin mining operation forecasts for 2025

Assuming that MFH Tech further expands its Filecoin mining business in the second half of 2024 and in the first half of 2025, by adding a total of four new nodes in addition to Nodes 3 and 4 and achieving stable 210PiB effective storage capacity by the end of June 2025, this would allow MFH Tech’s Filecoin mining business to occupy 21PiB of all 100PiB original storage capacity (Raw Byte Power) of the Web3 decentralized storage infrastructure, and the average unit storage capacity revenue would achieve 0.004 FIL/TiB/day and remain stable. Meanwhile, it is also assumed that all of MFH Tech’s old nodes (Node 1 and Node 2) have ceased operation. As of June 30, 2024, according to data from the Coinbase platform, the average daily minimum trading price of Filecoin over the past 6 months was $6.32, and we have utilized such price to calculate and predict our potential Filecoin mining revenue below. Under these assumptions and when the number of our operating Filecoin mining nodes reaches six and our total effective storage capacity reaches a stable state of 210PiB, MFH Tech’s breakeven analysis of Filecoin’s mining business is as follows:

a) Expected daily revenue from Filecoin mining after we achieve stable 210PiB effective storage capacity.

We use the Filecoin price of the average daily lowest transaction price of Filecoin for the last 6 months as of June 30, 2024 to calculate and predict Filecoin mining revenue as follows:

Expected average storage capacity (PiB)	Assumed output efficiency (FIL/TiB/day)	The daily number of Filecoin rewards	The average daily lowest transaction price of Filecoin for the last 6 months as of June 30, 2024 (USD/FIL)	Expected daily revenue from Filecoin mining (USD/day)
210PiB (equal to 215,040TiB)	0.004	860.16	6.32	5,436

b) Expected daily operating cost of cryptocurrency mining and providing cloud storage services to decentralized platform operators.

i) Average daily cost of equipment depreciation (USD/day)	ii) Average daily cost of electricity, operating site and internet (USD/day)	iii) Average daily cost of labor (USD/day)	iv) Average daily cost of software development and technical service (USD/day)	v) Average daily interest cost (USD/day)	Expected total daily operating cost (USD/day)
2,341	980	267	528	1,295	5,411

i) Average daily cost of equipment depreciation

The Filecoin mining equipment acquisition costs will be depreciated on average over the expected useful life. MFH Tech’s goal of achieving an effective storage capacity of 210PiB in the future does not require us to purchase additional storage devices. Therefore, the monthly depreciation amount of MFH Tech’s storage devices will remain basically unchanged from the first half of 2024, which is $70,234.85, and the daily cost of equipment depreciation calculated based on 30 days per month is $2,341.

ii) Average daily cost of electricity, operating site and internet

For the purposes of the calculation above, MFH Tech has adopted the highest monthly cost of electricity, operating site and internet during the year of 2023 and the first half of 2024, which is $29,386.74, and converted it to the daily cost of electricity, operating site and internet based on 30 days, which resulted $980.

iii) Average daily cost of labor

As MFH Tech’s Filecoin mining business expands, MFH Tech may need to add a dedicated employee to manage the normal operation of this business. We assume that the monthly salary of the operational management personnel responsible for Filecoin mining business in the future is $8,000, so the daily labor cost will be $267.

iv) Average daily cost of software development and technical services

The cost of software development services only occurs when MFH Tech expands its business scale, such as when MFH Tech adds a new node. The software development service cost for adding our Nodes 3 and Node 4 was $56,756, with a target effective storage capacity of 70 PiB. In order to increase MFH Tech’s effective storage capacity to 210PiB within the next year, MFH Tech will need to spend twice the software development cost of Node 3 and Node 4, which will be $113,512. If these services are to be completed within one year, our daily cost of technical services calculated would be $311 based on 365-day per year.

According to the contract MFH Tech signed with Origin Storage, MFH Tech is obliged to pay 4% of the Filecoin reward obtained by the Filecoin node MFH Tech cooperates with Origin Storage on as a technical service fee. MFH Tech takes 4% of the average daily revenue from Filecoin mining as the average daily cost of technical services, which is $217.

Therefore, the average total daily cost of software development and technical service cost is $528.

v) Average daily interest cost

According to the Filecoin network, the sector pledge ratio of the whole network as of June 30, 2024 was 0.1531FIL/32GiB, equivalent to 160,537 FIL/32PiB. MFH Tech needs to add four more nodes (each with a maximum achievable effective storage capacity of 35 PiB) for the overall effective storage capacity of MFH Tech’s Filecoin mining business to reach 210PiB, which means MFH Tech needs to add an additional 140 PiB of effective storage capacity. We anticipate that utilizing 14PiB original storage capacity to carry out Filecoin mining business to achieve an effective storage capacity of 140PiB will require approximately 702,349 Filcoins for sector pledge, and MFH Tech will have to borrow approximately 650,000 Filecoins to meet this requirement based on the number of available Filecoins MFH Tech has as of June 30, 2024.

We assume that the annual interest rate for borrowing new Filecoins is 10% (MFH Tech has borrowed over 196,000 Filecoins with an annual interest rate of 5%), so the annual interest will be approximately 74,800 Filecoins (65,000 Filecoin for new borrowing interest and 9800 Filecoin for old borrowing interest). If calculated at a price of $6.32 per Filecoin, the annual interest on borrowing Filecoin will reach $472,736, and the average daily interest cost calculated will be approximately $1,295 over a 365-day year.

Items	Borrowed Filecoin numbers	Annual interest rate	Annual interest measured in Filecoins	Assumed Filecoin price ($)	Annual interest cost denominated in US dollars	The average daily interest cost over a 365-day year ($)
Established nodes	196,000	5%	9,800	6.32	$61,936	$170
Unestablished nodes	650,000	10%	65,000	6.32	$410,800	$1,125
Total amount	846,000		74,800		472,736	$1,295

c) Expected daily gross profit/(loss) from fully utilizing our storage capacity of the Web3 decentralized storage infrastructure.

Total expected daily revenue from fully utilizing our storage capacity of the Web3 decentralized storage infrastructure for Filecoin mining, when the average Filecoin price keeps $6.32 (USD/day)	Expected total daily operating cost (USD/day)	Expected daily gross profit (USD/day)
5,436	5,411	25

Based on the above analysis, we believe the price of Filecoin is a key factor for determining whether MFH Tech can profit from Filecoin’s mining business. Due to the high cost of borrowing Filecoin for pledge needs, even if MFH Tech expands its Filecoin’s mining business to six nodes and achieve stable effective storage capacity of 210PiB, MFH Tech may not be able to make a profit when the price of Filecoin is below $6.29. In addition, Filecoin price is heavily dependent on the market and beyond our control. However, MFH Tech may be able to make a profit from Filecoin mining and trading, not just mining, even if the market price of Filecoin is below $6.29 when MFH Tech mines such. For example, even if MFH Tech receives Filecoin from mining at a price lower than $6.29, MFH Tech can still choose to sell it when the Filecoin price is higher than $6.29 to make a profit. Please also note that the analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in MFH Tech’s breakeven analysis may turn out to be inaccurate . See “Risk Factors–Our analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in our breakeven analysis may turn out to be inaccurate” (for the full description of this risk factor, please see page 31 of this prospectus).

However, in this situation, MFH Tech’s Web3 decentralized storage infrastructure would still have approximately 79 PiB of original storage capacity (Raw Byte Power) to be utilized. All such remaining storage capacity will be utilized and applied based on a cost-benefit analysis, with a focus on legal compliance, economic return, and shareholder value. We will consult our legal advisers and strictly abide by relevant SEC and U.S. court guidance on the legal classification of cryptocurrencies. However, such legal advice and assessment is not foolproof, and whether our activities require registration or the crypto assets we hold would be considered securities is a risk-based assessment, and not a legal standard binding on a regulatory body or court, and does not preclude legal or regulatory action despite any legal advice we receive to the contrary. The Company currently does not have plans to mine, transact or invest in any type of cryptocurrency, whether or not they constitute “securities” under U.S. law, other than mining and transacting in Filecoins.

Likewise, we cannot assure shareholders that the revenue from our business consultation services and broker-dealer lines of business will perform well in the near future or at all. If we fail to grow other non-cryptocurrency mining business substantially, we believe that the fluctuations in the prices of Filecoin and other cryptocurrencies we have held may have a significant impact on our financial condition. In addition, we intend to monitor our holdings of crypto assets and other securities, and review such holdings at least quarterly with our auditors and legal advisers, to ensure that we do not inadvertently become an “investment company.” See also “Risk Factors—Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940,” “Risk Factors—If we expand our crypto asset mining and related activities in the future, any increased holdings of crypto assets may cause us to become deemed as an investment company under the Investment Company Act of 1940” and “Risk Factors—If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.”

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Reward Rates

1) Bitcoin mining business

The total supply of Bitcoins is 21 million. Bitcoin’s block mining reward is halved every 210,000 blocks, which is roughly once every four years based on Bitcoin’s roughly 10-minute block intervals. Initially the reward per block was 50 Bitcoins, and after the third halving in May 2020, the reward per block was 6.25 Bitcoins. Therefore, the reward for each block of our Bitcoin mining operations conducted between October 2021 and April 2022 is 6.25 Bitcoins. But as the number of miners continues to increase, the computing power of the entire Bitcoin network continues to increase, and the number of Bitcoins that can be obtained per unit of computing power will continue to decrease. The Bitcoin reward rate per unit of computing power corresponding to our Bitcoin mining business can be measured by the Mining Difficulty of the entire Bitcoin network. The Mining Difficulty of our Bitcoin mining business carried out from October 2021 to April 2022 is between 20.08 T and 29.79 T.

As of March 31, 2024, the Mining Difficulty has increased to 86.39 T. It is difficult for us to directly obtain the historical data of the Bitcoin mining reward rate per unit of computing power but through the Bitcoin mining pool website, we can take the latest mining reward rate per unit of computing power displayed on the Bitcoin mining pool website as a reference. For example, we carried out the Bitcoin mining business from October 2021 to April 2022 and the revenue per unit of computing power was 0.00000486 BTC/TH/day; on June 30, 2024, the revenue per unit of computing power of the whole Bitcoin network was 0.00000081 BTC/TH/day.

2) Filecoin mining business

The total number of Filecoin tokens is 2 billion, of which Protocol Labs team holds 15%, that is, 300 million, which is released linearly over a 6-year period, mainly for project research and development and marketing. The Filecoin Foundation holds 5%, or 100 million, for a linear release over six years; 10% of Fundraising - SAFT 2017 and Fundraising-Remainder , that is, 200 million pieces, divided into 6 months, 12 months, 3 years linear release, lock-up period is selected by investors, the longer the locking time, the lower the sales price; 70% of the mining release, or 1.4 billion pieces, will be distributed to Filecoin miners as a mining reward to maintain the operation and stability of the system, with 153 million pieces released in the first year, a linear release, halved every 6 years, and half of the first 6 years, by the seventh 6 years, a total of 99% of the FIL can be released, and after 42 years the FIL will be close to being mined fully. It decreases weekly, halves for six years, and releases about 700 million in the six years after it goes live. It is estimated that the FIL release in the first year of the IPFS/Filecoin network online, the FIL coin release from the first year of mining is about 440,000/day, and the release at the end of the sixth year is about 200,000/day. Filecoin’s block reward is modeled after the element half-life setting, with each round of blocks releasing a decreasing amount of coins compared to the previous round, until six years have passed and the amount has been halved.

Therefore, over time, the block rewards of the Filecoin mining business carried out by the Company have been continuously reduced. In addition, the Filecoin reward rate per unit storage capacity of the Filecoin mining business carried out by the Company is related to the effective storage capacity provided by the Company and the storage capacity of the Filecoin network. As the storage capacity of the Filecoin network continues to increase, the Filecoin reward rate per unit storage capacity also continues to decrease. Since the storage capacity of each of our nodes is constantly increasing before reaching the set maximum storage capacity, it is difficult to calculate the Filecoin mining reward rate per unit of storage capacity at this stage. It is also difficult for us to get historical data on the Filecoin mining reward rate per unit of storage directly from the Filecoin network, so we can check the latest mining reward rate per unit of storage displayed by the Filecoin network as a reference. For example, on June 30, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0084 FIL/TiB/day; on December 31, 2023, the revenue per unit of storage capacity of the whole Filecoin network was 0.0055 FIL/TiB/day; and on June 30, 2024, the revenue per unit of storage capacity of the whole Filecoin network was 0.0046 FIL/TiB/day.

20

Private Placements

We have entered into certain transactions with investors involving the issuance of our ordinary shares as consideration (the “Private Placements”).

Private Placement to Hexin Global Limited and others

Pursuant to a Securities Purchase Agreement dated November 11, 2022, MFH Cayman closed a private investment in public equity (“PIPE”) financing with certain non-U.S. investors for gross proceeds of $3.15 million. Pursuant to this Securities Purchase Agreement and the warrants, MFH Cayman issued an aggregate of 2,423,076,922 units at a purchase price of $0.0013 per unit (pre-reverse split). Each unit shall consist of one ordinary share and three warrants, with each warrant entitling the investor to purchase one ordinary share at the exercise price of USD$ 1/180th per ordinary share subject to certain adjustments and conditions set forth therein. The warrants shall have a term of three years from the issuance date.

Private Placement to Ms. Hanqi Li and another investor

On November 30, 2022, MFH Cayman entered into a Securities Purchase Agreement with two investors to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of $5 million. Pursuant to the agreement, MFH Cayman issued an aggregate of 3,676,470,589 units at a purchase price of $0.00136 per unit (pre-reverse split) for a total of approximately $5,000,000. Each unit shall consist of one ordinary share and three warrants, with each warrant entitling the investor to purchase one ordinary share at the exercise price of $1/360th per ordinary share subject to certain adjustments and conditions set forth therein. The warrants shall have a term of three years from the issuance date.

Private Placement to Ms. Hanqi Li

Further, on December 23, 2022, MFH Cayman entered into a Securities Purchase Agreement with an accredited non-U.S. investor to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of $5 million. Pursuant to this Securities Purchase Agreement, MFH Cayman issued an aggregate of 4,545,454,546 units at a purchase price of $0.00110 per unit (pre-reverse split) for total gross proceeds of approximately $5,000,000. Each unit shall consist of one ordinary share and three warrants, with each warrant entitling the investor to purchase one ordinary share at the exercise price of $1/360th per ordinary share subject to certain adjustments and conditions set forth therein. The warrants shall have a term of three years from the issuance date.

Among other purposes, we originally intended to use part of the PIPE proceeds to obtain the “BitLicense” from New York State Department of Financial Services for digital currency related activities. In 2023, we conducted the viability research on the BitLicense application and realized substantial challenges and complexity associated with applying for a BitLicense. Considering our focus on the business consulting services and heavy workload in obtaining a BitLicense, we have decided to temporarily forego the BitLicense application.

We had done the following work in 2023 to develop the intended digital payment business in the United States:

On May 1, 2023, we engaged the Bates Group, a well-established compliance service company based in Portland, OR, to guide and assist us with obtaining money transmitter license and other licenses. Bates Group has a proven track record, having successfully helped companies secure Bitlicenses in the past. Additionally, on May 23, 2023, Bates Group provided us with a proposed framework of the Company’s compliance program, based on which we, together with Bates Group, are currently developing, refining and finalizing a standard and detailed compliance program to assist and support worldwide crypto firms to settle operating compliance issues in the United States.

21

In addition, Ucon successfully earned the approval to enter the Cyberport Incubator in August 2023. The Cyberport Incubator is a collaborative government initiative supporting over 1,900 technology companies, regarded as the Center of Web3 and crypto in Asia. Ucon’s mission is to provide the business consultation services in the Asia Pacific region.

However, in March 2024, the Company determined to discontinue the development of its digital payment business, including the planned digital payment services and digital payment solutions.

Following completion of the financings set out above and as at the date of this prospectus, as well as certain private sales undertaken by Ms. Hanqi Li to four separate buyers, Xin Rong Gan, Hailei Zhang, Hong Mei Zhou and Anyu International Limited, Ms. Li has a beneficial interest in 5,229,579 of MFH Cayman’s ordinary shares and 15,688,733 ordinary shares purchasable upon exercise of warrants held. The ordinary shares held by Ms. Hanqi Li, Xin Rong Gan, Hailei Zhang, Hong Mei Zhou and Anyu International Limited are being registered for resale pursuant to this prospectus.

Private Placement to Huangtong International Co., Ltd.

On December 15, 2022, MFH Cayman entered into an Asset Purchase Agreement (the “Huangtong APA”) with Huangtong International Co., Ltd. (the “Huangtong International”), providing for MFH Cayman’s acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables and other electronic devices, for an aggregate consideration of $5,980,000, payable in MFH Cayman’s ordinary shares. The investment is made with an aim to own mining machines capable of gathering, processing and storing vast amounts of data, and to further solidify us as a pioneer in the creation of the Web3 framework.

Pursuant to the Huangtong APA, MFH Cayman would make the payment for the aforementioned equipment in the form of MFH Cayman’s ordinary shares, at a stipulated price of $0.0022 per share, in the aggregate amount of 2,718,181,818 shares (pre-reverse split). Following the completion of MFH Cayman’s share consolidation in 2023, Huangtong International owned 7,601,320 ordinary shares. The ownership of the crypto-mining equipment has been passed to MFH Cayman after MFH Cayman successfully issued the Purchase Price Shares (as defined in the Huangtong APA) to Huangtong International. Huangtong International was responsible for the installation of all mining equipment at sites designated by MFH Cayman and will also undertake routine maintenance of the devices for one year.

On October 24, 2023, Huangtong International entered into an agreement to sell 4,000,000 ordinary shares to Quick Cash Technology Limited. The ordinary shares held by Huangtong International and Quick Cash Technology Limited are being registered for resale pursuant to this prospectus.

Private Placement to Apollo Multi-Asset Growth Fund

On November 30, 2023, MFH Cayman priced a private investment in public equity offering, through which MFH Cayman sold an aggregate of 14,251,781 units of its securities, each consisting of one (1) ordinary share and three (3) warrants, to one non-U.S. institutional investor, Apollo Multi-Asset Growth Fund, at an offering price of $0.421 per unit, for gross proceeds of $6 million (the “Gross Proceeds”), prior to the deduction of fees and offering expenses payable by MFH Cayman. The warrants are exercisable to purchase up to a total of 42,755,344 ordinary shares, for a period of three years commencing from November 30, 2023, at an exercise price of US$1.00 per ordinary share. MFH Cayman received the PIPE financing proceeds on December 4, 2023.

Other Recent Private Placements

On December 19, 2024, MFH Cayman entered into a securities purchase agreement with a non-U.S. investor for a private placement offering, providing the sale and issuance of 1,470,000 ordinary shares of MFH Cayman, for a total purchase price of US$10,010,700 at a price of $6.81 per share. Such offering was closed on December 26, 2024. Upon closing, MFH Cayman issued a total of 1,470,000 Ordinary Shares to the purchaser following receipt of a total purchase price of US$10,010,700.

On January 9, 2025, MFH Cayman entered into a securities purchase agreement with a non-U.S. investor for a private placement offering, providing the sale and issuance of 1,370,000 ordinary shares of MFH Cayman, par value $0.004 per share, for a total purchase price of US$8,041,900 at $5.87 per share, in reliance upon the exemption provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended. Such offering closed on January 16, 2025. Upon closing, MFH Cayman issued a total of 1,370,000 Ordinary Shares to the purchaser following receipt of a total purchase price of US$8,041,900.

License Application

As part of our plan to conduct investment banking businesses, Chaince Securities has completed its application process for a Broker-Dealer license through its holding of JVDA, LLC, a licensed broker-dealer . Previously, we planned to apply for a Money Service Business (the “MSB”) license, a BitLicense and a Money Transmitter License (“MTL”), in addition to such Broker-Dealer license. However, taking into account the progress of our business development and other market conditions, as well as the duration and cost of applying for an MSB, MTL and BitLicense, we have decided not to launch such applications. In April 2023, Chaince Securities signed a Purchase Agreement to acquire J.V. Delaney & Associates, a licensed broker-dealer located in California. Subsequently, in August 2023, Chaince Securities commenced the Continued Membership Application review process with FINRA and received FINRA approval for the acquisition of J.V. Delaney & Associates in November 2024, which was completed in December 2024 through the acquisition of JVDA, LLC, a licensed broker-dealer.

22

Recent Regulatory Developments

We are subject to a wide variety of complex laws and regulations in the United States, PRC and other jurisdictions in which we operate. The laws and regulations govern many issues related to our business practices, including those regarding cryptocurrencies, cybersecurity, offering and listing of securities, monopolistic behaviours, consumer protection, intellectual property, product liability and disclosures, employee benefits, taxation and other matters.

These laws and regulations are constantly evolving and may be interpreted, applied, created, superseded or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies. As we expand our business into new markets or introduce new features or offerings into existing markets, regulatory bodies or courts may claim that we are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions. This section summarizes the certain regulations applicable to our business.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As of the date of this prospectus, as advised by Beijing Chuting Law Firm our PRC legal adviser, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the large-scale collection of user data, implicate cybersecurity or involve any other type of restricted industry.

As of the date of this prospectus, as advised by Beijing Chuting Law Firm, our PRC legal adviser, we believe that none of MFH Cayman or any of our subsidiaries is currently required to obtain regulatory approvals or permissions from the CSRC, the CAC or any other relevant PRC regulatory authorities for their business operations, this offering (the sale of securities by our selling shareholders to foreign investors) and MFH Cayman’s listing in the U.S. under any existing PRC law, regulations or rules, nor have we received any inquiry, notice, warning, sanctions or regulatory objection to MFH Cayman’s and our subsidiaries’ business operations, this offering and MFH Cayman’s listing in the U.S. from the CSRC, the CAC or other PRC regulatory authorities. Specifically, as of the date of this prospectus, no regulatory permission or filing is required in the PRC in respect of this offering of securities by the selling shareholders pursuant to this registration statement on Form F-1 of which this prospectus forms a part.

On November 14, 2021, CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operator” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On September 24, 2024, the State Council of China issued the Regulations on the Administration of Network Data Security (the “Regulations”), which became effective on January 1, 2025. The Regulations stipulate more obligations for internet platform service providers, specifying data protection requirements for entities such as third-party service and product providers. We are not an “operator of critical information infrastructure” or “large-scale data processor” or “internet platform service providers” as mentioned above, as advised by Beijing Chuting Law Firm, our PRC legal adviser, and we are not required to obtain permission from the CAC to approve MFH Cayman or our subsidiaries’ operations. However, PRC regulations relating to personal information protection and data protection, it has been clarified in the relevant provision that the processing of PRC individual’s personal information outside China will also under the jurisdiction of the PRC Personal Information Protection Law and if data processing outside China harms the national security, public interests or the rights and interests of citizens or organizations of the PRC, legal responsibilities will also be investigated. In addition, neither MFH Cayman nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure.

23

However, Measures for Cybersecurity Review (2021 version) was recently adopted and Regulations on the Administration of Network Data Security has been issued but the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently wrongly conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

In particular, on February 17, 2023, the China Securities Regulatory Commission, or the CSRC, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures ”) and supporting guidance (collectively, the “Filing Rules on Overseas Listings”), which came into effect on March 31, 2023. The Filing Rules on Overseas Listings apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the mainland of China and valued on the basis of interests in PRC domestic companies, or indirect offerings. An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, total profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the mainland of China; its principal places of business are located in the mainland of China; or the majority of the senior management members in charge of operation and management are citizens of the mainland of China or domiciled in the mainland of China. The Filing Rules on Overseas Listings require filings with the CSRC within three business days after the submission of an initial public offering or listing application overseas, or three business days after the completion of a follow-on offering in the same overseas market. As advised by Beijing Chuting Law Firm, our PRC counsel, neither MFH Cayman nor any of its subsidiaries is subject to the Filing Rules on Overseas Listings for the offering by the selling shareholders made pursuant to this prospectus. If MFH Cayman or its subsidiaries: (i) inadvertently wrongly conclude that none of them is subject to the Filing Rules on Overseas Listings for the offering by the selling shareholders made pursuant to this prospectus, or (ii) the applicable provisions or interpretations under the Filing Rules on Overseas Listings change and MFH Cayman or any of its subsidiaries becomes subject to the Filing Rules on Overseas Listings in the future, such failure of us to fully comply with Filing Rules on Overseas Listings or such regulatory changes may significantly limit or completely hinder the selling shareholders’ sale of their shares and our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

As further advised by our PRC counsel, Beijing Chuting Law Firm, as of the date of the registration statement, no effective laws or regulations in the PRC explicitly require MFH Cayman or our subsidiaries to seek approval from the CSRC or any other PRC governmental authorities for this offering by our selling shareholders, nor has MFH Cayman or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding this offering by our selling shareholders to foreign investors from the CSRC or any other PRC governmental authorities. We have filed the consent of our PRC counsel as part of our Securities and Exchange Commission (the “SEC”) filing on Form F-1 as exhibit 23.3. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on us. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires MFH Cayman or any of our subsidiaries to obtain regulatory approval from Chinese authorities before selling shareholders may conduct securities offerings in the U.S. It is possible that formal regulation will require companies listed outside the PRC which have/had PRC interests to submit registration or filings to CSRC retrospectively. If any of our subsidiaries or MFH Cayman were required to obtain approval in the future and were denied permission from PRC authorities to conduct securities offerings in the U.S., our ability to conduct our business may be materially impacted, MFH Cayman will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our ordinary shares may significantly decrease in value or become worthless.

As advised by our PRC counsel, Beijing Chuting Law Firm, neither MFH Cayman nor any of its subsidiaries is required to obtain any permissions from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other PRC governmental agency for the operation of its current operations, save for a standard business license which has been obtained. MFH Cayman and its subsidiaries have received all requisite permissions or approvals in the PRC for its current operations and no regulatory permissions or approvals have been denied in the PRC as of the date hereof. If MFH Cayman or its subsidiaries: (i) do not receive or maintain any required permissions or approvals, (ii) inadvertently wrongly conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, such circumstances will have a material and adverse impact on our business, operating results and financial condition, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of our securities may significantly decline or become worthless.

Our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years, and as a result the exchange where our securities are traded may delist our securities. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. As a result, a stock exchange, such as Nasdaq on which our ordinary shares are listed may determine to delist our securities. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. See also “Risk Factors—Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our ordinary shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment” at page 43.

Corporate Information

MFH Cayman was incorporated in the Cayman Islands on July 13, 2011. On December 28, 2016, MFH Cayman changed its name from “Wowo Limited” to “JMU Limited.” On April 30, 2020, MFH Cayman changed its name from “JMU Limited” to “Mercurity Fintech Holding Inc.” Our principal executive offices are located at 1330 Avenue of Americas, Fl 33, New York, 10019, United States and the telephone number at that address is +1(949)-678-9653. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

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The following diagram illustrates our corporate structure as of the date of this prospectus:

Cash Distribution and Non-Cash Asset Transfers

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, our subsidiaries may rely on loans or payments from MFH Cayman and MFH Cayman may receive distributions or cash transfers from our subsidiaries. The transfer of funds and assets among MFH Cayman and its subsidiaries outside of China are subject to money laundering and anti-corruption rules and regulations. There is also no assurance that the PRC government will not intervene in or impose restrictions on the ability of MFH Cayman (or our other subsidiaries) and its PRC subsidiary to transfer cash or assets to each other.

As of the date of this prospectus, our PRC subsidiary Lianji Future relies on loans or payments from MFH Cayman (or our other subsidiaries) to meet its daily operating expenses. Any foreign loans procured by our PRC subsidiary is required to be registered with the State Administration of Foreign Exchange in China (the “SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiary may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiary. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiary are subject to the registration with State Administration for Market Regulation (“SAMR”) in its local branches, report submission to the Ministry of Commerce of China (the “MOFCOM”) in its local branches and registration with a local bank authorized by SAFE. See also “Prospectus Summary—Recent Regulatory Developments” and “Risk Factors—Risks Relating to Doing Business in the PRC—We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected” on page 41 of this prospectus.

As of the date of this prospectus, other than the possible constraints on fund transfers between MFH Cayman (or our other non-mainland China subsidiaries) and our PRC subsidiary mentioned above, there are no currency exchange restrictions or limitations imposed on the transfer of capital within our corporate structure, except that the transfers are subject to money laundering and anti-corruption rules and regulations. However, there is no guarantee that the applicable government will not promulgate new laws or regulations that may impose such restrictions on currency exchanges in the future.

For the years ended December 31, 2023 and 2024, we paid an aggregate of $167,000 and $90,000 in cash and shares of the Company as salaries and fees to our former and current independent directors and an aggregate of $185,776 and $190,754 in cash as salaries and fees to our executives. Other than salaries, fees and share incentives, we do not otherwise provide pension, retirement or similar benefits to our officers and directors.

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Cash and non-cash asset transfers for the six months ended June 30, 2024

The following table illustrates the breakdown of the cash transfers within our organization during the six months ended June 30, 2024:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$100,000	(i)

(i) We are establishing our Asia business consulting team in Hong Kong and Shenzhen, PRC, and made a cash transfer of $100,000 from MFH Cayman to Ucon for Ucon’s working capital in January 2024.

The following table illustrates the breakdown of the non-cash asset transfers within our organization during the six months ended June 30, 2024:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$40	(i)
Mercurity Fintech Holding Inc.	Mercurity Limited	$1,798	(ii)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$693	(iii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$47,667	(iv)
Mercurity Fintech Technology Holding Inc.	Mercurity Fintech Holding Inc.	$267,354	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$209	(vi)
Chaince Securities, Inc.	Mercurity Fintech Technology Holding Inc.	$4,502	(vii)
Mercurity Fintech Technology Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$3,353	(viii)

(i)	MFH Cayman paid equity subscription fees of $40 for MFH Tech in March 2024, to save cross-border payment fees.
(ii)	MFH Cayman paid annual audit fees of $1,798 for Mercurity Limited in February 2024, due to Mercurity Limited’s lack of working capital.
(iii)	MFH Cayman paid reimbursements due to employees of $693 for Ucon in January 2024, due to Ucon’s lack of sufficient working capital at the time.
(iv)	MFH Cayman paid daily operating expenses (including compensation, reimbursement and advance payments due to employees) of a total of $47,667 for Lianji Future, which occurred in each month of the first half of 2024, due to Lianji Future’s lack of sufficient working capital.
(v)	MFH Tech paid daily operating expenses (including director compensation, reimbursement and advance payments due to employees, office rent fees, audit fees, lawyer fees, and other professional service fees) of a total of $267,354 for MFH Cayman in each month of the first five months of 2024, during which MFH Cayman’s original primary bank account was closed and transitioning to have a new bank account operational.
(vi)	MFH Tech paid reimbursement due to employees of $209 for Chaince Securities in June 2024, as Chaince Securities was transitioning to a new bank account.
(vii)	MFH Tech collected the remaining bank deposits of $4,502 on behalf of Chaince Securities in March 2024 due to the closure of the then bank account of Chaince Securities.
(viii)	MFH Tech paid daily operating expenses of $3,353 for Lianji Future in March 2024, due to Lianji Future’s lack of sufficient working capital.

The following table illustrates the breakdown of our outstanding loans within our group as of June 30, 2024 (including the cash and non-cash asset transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$11,187,695	(i)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,213,010	(ii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$370,027	(iii)
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000	(iv)
Mercurity Limited	Mercurity Fintech Holding Inc.	$565,799	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$15,707	(vi)
Mercurity Fintech Technology Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$3,353	(vii)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(viii)

(i)

a) As of June 30, 2024, MFH Tech owed MFH Cayman in the net sum of $11,187,695, as calculated below:

b) a total of $5,350,000 cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech, which occurred in November 2022, as well as January, February, June, and October 2023, plus

c) a total of $6,184,571 non-cash asset transfers as result of MFH Cayman transferring certain Filecoin mining machines and a number of Filecoins to MFH Tech to carry out distributed computing and storage service business, which occurred in January 2023, plus

d) a total of $196,901 non-cash asset transfers derived from accumulated daily operating expenses paid by MFH Cayman for MFH Tech, which occurred in November and December 2022, as well as January, February, March, April, May, July and September 2023, plus

e) a total of $10,725 non-cash asset transfers derived from MFH Tech ‘s receipt of money on behalf of MFH Cayman, which occurred in January 2023, plus

f) a total of $104,791 of non-cash asset transfers derived from MFH Tech’s transfer of Filecoin to MFH Cayman, which occurred in August 2023, as well as January and April 2024, plus

g) a $40 non-cash asset transfer as MFH Cayman paid equity subscription fees for MFH Tech in March 2024, minus

h) a total of $449,551 non-cash asset transfers as MFH Tech paid daily operating expenses for MFH Cayman, which occurred in March, May, June, July, September and November 2023, as well as January, February, March, April and May 2024, minus

i) $200 non-cash asset transfers as MFH Tech paid advance payments due to employees for MFH Cayman, which occurred in December 2023.

Since MFH Tech has been in a state of operating loss, we are uncertain whether MFH Tech can turn profitable in the near future, and we have not yet decided whether the money MFH Tech owes to MFH Cayman will be converted into MFH Cayman’s equity investment in MFH Tech. Hence, at present there is no specific intention to settle such amounts owed by MFH Tech to MFH Cayman.

(ii)

a) As of June 30, 2024, Ucon owed MFH Cayman in the net sum of $2,213,010, as calculated below:

b) a total of $205,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon, of which $100,000 occurred in January 2024 and $105,000 occurred before 2021, plus

c) $1,994,463 of non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, plus

d) a total of $19,402 non-cash asset transfers as MFH Cayman paid daily operating expenses for Ucon, which occurred in February, June, August, October, November and December 2023, as well as January 2024, minus

e) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

MFH Cayman intends to convert all of the amount owed by Ucon to MFH Cayman into an equity investment in Ucon, although there is no guaranty that MFH Cayman will do so in the near future or at all.

(iii)

a) As of June 30, 2024, Beijing Lianji Future Technology Co., Ltd (“Lianji Future”) owed MFH Cayman in the net sum of $370,027, as calculated below:

b) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

c) a total of $201,962 non-cash asset transfers derived from payments for Lianji Future’s accumulated daily operating expenses paid by MFH Cayman, which occurred in almost every month between June 2022 and June 2024, plus

d) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

e) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s accumulated daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022.

We will continue to categorize the funds Lianji Future owes to MFH Cayman as an interest-free on-demand loan and at present there is no specific intention to settle such amounts owed.

(iv)	As of June 30, 2024, Chaince Securities, Inc. (“Chaince Securities”) owed MFH Cayman a total of $2,000,000 in the form of on-demand loans in cash provided by MFH Cayman to Chaince Securities in April and June 2023.

Currently MFH Cayman intends convert all of the debts owed by Chaince Securities into its equity investment in Chaince Securities, although there is no guaranty that MFH Cayman will do so in the near future or at all.

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(v)

As of June 30, 2024, MFH Cayman owed Mercurity Limited in the net sum of $565,799, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,062,149 non-cash asset transfers, of which $222,049 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, in September 2021, March 2023, and February 2024, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

At present, there is no specific intent to settle such amounts MFH Cayman owed to Mercurity Limited.

(vi)

As of June 30, 2024, Chaince Securities owed MFH Tech in the net sum of $15,707, as calculated below:

a) a total of $20,209 non-cash asset transfers as MFH Tech paid daily operating expenses for Chaince Securities, which occurred in May, June, July and November 2023, as well as June 2024, minus

b) MFH Tech’s collection of Chaince Securities’ bank deposits of $4,502 on its behalf due to the closure of its main bank account in March 2024.

At present, there is no specific intent to settle such amounts Chaince Securities owed to MFH Tech.

(vii)

As of June 30, 2024, Lianji Future owed MFH Tech $3,353, which was a result of non-cash asset transfers as MFH Tech paid daily operating expenses for Lianji Future, which occurred in March 2024.

At present, there is no specific intent to settle such amounts Lianji Future owed to MFH Tech.

(viii)

As of June 30, 2024, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

At present, there is no specific intent to settle such amounts Ucon owed to Mercurity Limited.

Cash and non-cash asset transfers for the year ended December 31, 2023

The following table illustrates the breakdown of the cash transfers within our organization for the year ended December 31, 2023:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$5,300,000	(i)
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000	(ii)

(i) During the year ended December 31, 2023, MFH Cayman provided a total of $5.3 million in on-demand cash loans to MFH Tech to support the daily operations and expansion of MFH Tech’s distributed storage and computing service business. The cash transfers occurred in January, February, June and October 2023.

(ii) During the year ended December 31, 2023, MFH Cayman provided a total of $2 million in on-demand cash loans to Chaince Securities to support the acquisition of J.V. Delaney & Associates, a licensed broker-dealer, and the team building for future business. The cash transfers occurred in April and June 2023.

The following table illustrates the breakdown of the non-cash asset transfers within our organization for the year ended December 31, 2023:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$6,380,198	(i)
Mercurity Fintech Holding Inc.	Mercurity Limited	$1,531	(ii)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$18,709	(iii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$109,618	(iv)
Mercurity Fintech Technology Holding Inc.	Mercurity Fintech Holding Inc.	$287,188	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$20,000	(vi)

(i) During the year ended December 31, 2023, MFH Cayman transferred a total of $6,380,198 of non-cash assets to MFH Tech in the manner as detailed below:

a) MFH Cayman transferred its Web3 decentralized storage infrastructure and a portion of Filecoins to MFH Tech in January 2023, with the book value of $6,184,571, to support MFH Tech in carrying out distributed computing and storage service business, plus

b) MFH Cayman paid third parties in the total amount of $184,902 for MFH Tech’s daily operating expenses, which occurred every month in the first five months of 2023, as well as July and September 2023, plus

c) MFH Tech collected funds from third parties in the total amount of $10,725 on behalf of MFH Cayman, which occurred in January 2023.

(ii) MFH Cayman paid third parties daily operating expenses for Mercurity Limited in the amount of $1,531 in March 2023.

(iii) MFH Cayman paid to third parties daily operating expenses for Ucon in a total of $18,709, which occurred in February, June, August, October, November and December 2023.

(iv) MFH Cayman paid to third parties daily operating expenses for Lianji Future in a total of $109,618, which occurred in every month of 2023.

(v) During the year ended December 31, 2023, a total of $287,188 non-cash asset transfers occurred from MFH Tech to MFH Cayman in the manner as detailed below:

a) MFH Tech paid daily operating expenses for MFH Cayman in a total of $182,223, which occurred in March, May, June, July, September and November 2023 , plus

b) MFH Tech paid advance payments of $200 due to employees for MFH Cayman, which occurred in December 2023, plus

c) MFH Tech transferred Filecoins with book value of $104,765 to MFH Cayman, which occurred in August 2023.

(vi) MFH Tech paid daily operating expenses to third parties for Chaince Securities totaling $20,000, which occurred in May, June, July and November 2023.

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The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2023 (including the cash and non-cash transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$11,455,010	(i)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,112,317	(ii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$322,360	(iii)
Mercurity Fintech Holding Inc.	Chaince Securities, Inc.	$2,000,000	(iv)
Mercurity Limited	Mercurity Fintech Holding Inc.	$567,597	(v)
Mercurity Fintech Technology Holding Inc.	Chaince Securities, Inc.	$20,000	(vi)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(vii)

(i) As of December 31, 2023, MFH Tech owed MFH Cayman in the net sum of $11,455,010, as calculated below:

a) a total of $5,350,000 cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech, which occurred in November 2022, as well as January, February, June, and October 2023, plus

b) a total of $6,184,571 non-cash asset transfers as result of MFH Cayman transferring certain Filecoin mining machines and a number of Filecoins to MFH Tech to carry out distributed computing and storage service business, which occurred in January 2023, plus,

c) a total of $196,901 non-cash asset transfers derived from accumulated daily operating expenses paid by MFH Cayman for MFH Tech, which occurred in November and December 2022, as well as January, February, March, April, May, July and September 2023, plus

d) a total of $10,725 non-cash asset transfers derived from MFH Tech’s receipt of funds on behalf of MFH Cayman, which occurred in January 2023, minus

e) MFH Tech’s transfer of Filecoin with book value of $104,765 to MFH Cayman, which occurred in August 2023, minus

f) a total of $182,223 non-cash asset transfers as MFH Tech paid daily operating expenses for MFH Cayman, which occurred in March, May, June, July, September and November 2023, minus

g) $200 non-cash asset transfers as MFH Tech paid advance payments due to employees for MFH Cayman, which occurred in December 2023.

(ii) As of December 31, 2023, Ucon owed MFH Cayman in the net sum of $2,112,317, as calculated below:

a) $105,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon, which occurred before 2021, plus

b) $1,994,463 non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, plus

c) a total of $18,709 non-cash asset transfers as MFH Cayman paid daily operating expenses for Ucon, which occurred in February, June, August, October, November and December 2023, minus

d) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

(iii) As of December 31, 2023, Lianji Future owed MFH Cayman in the net sum of $322,360, as calculated below:

a) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

b) a total of $154,296 non-cash asset transfers derived from payments for Lianji Future’s accumulated daily operating expenses paid by MFH Cayman, which occurred in almost every month between June 2022 to December 2023, plus

c) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

d) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022

(iv) As of December 31, 2023, Chaince Securities owed MFH Cayman a total of $2,000,000 in the form of on-demand loans in cash provided by MFH Cayman to Chaince Securities in April and June 2023.

(v) As of December 31, 2023, MFH Cayman owed Mercurity Limited in the net sum of $567,597, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September 2021, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,060,351 non-cash asset transfers, of which $220,251 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, in September 2021 and March 2023, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

(vi) As of December 31, 2023, Chaince Securities owed MFH Tech a total of $20,000, which was non-cash asset transfers as MFH Tech paid daily operating expenses for Chaince Securities, which occurred in May, June, July and November 2023.

(vii) As of December 31, 2023, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

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Cash and non-cash asset transfers for the year ended December 31, 2022

The following table illustrates the breakdown of the cash transfer within our organization for the year ended December 31, 2022:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$50,000	(i)

(i) In November 2022, MFH Cayman provided a total of $50,000 on-demand loans to MFH Tech for the operations of MFH Tech.

The following table illustrates the breakdown of the non-cash asset transfers within our organization for the year ended December 31, 2022:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$12,000	(i)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$344,524	(ii)
Beijing Lianji Future Technology Co., Ltd	Mercurity Fintech Holding Inc.	$25,000	(iii)

(i) In November and December 2022, MFH Cayman paid the daily operating expenses in a sum of $12,000 for MFH Tech, as MFH Tech did not have sufficient working capital.

(ii) MFH Cayman incurred a total of $344,524 non-cash asset transfers to Lianji Future in the manner as detailed below:

a) MFH Cayman paid to third parties a total of $44,678 for Lianji Future’s daily operating expenses, which occurred in almost every month from June 2022 to December 2022, due to the shortage of working capital of Lianji Future, plus

b) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022.

(iii) Lianji Future paid the daily operating expenses settled in Renminbi of $25,000 for MFH Cayman in January 2022 to save cross-border transfer fees.

The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2022 (including the cash and non-cash transfers of claims and obligations):

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Mercurity Fintech Technology Holding Inc.	$62,000	(i)
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,093,608	(ii)
Mercurity Fintech Holding Inc.	Beijing Lianji Future Technology Co., Ltd	$212,742	(iii)
Mercurity Limited	Mercurity Fintech Holding Inc.	$569,128	(iv)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(v)

(i) As of December 31, 2022, MFH Tech owed MFH Cayman a total of $62,000, of which $50,000 was cash transfers derived from on-demand loans provided by MFH Cayman to MFH Tech in November 2022, $12,000 was non-cash transfers derived from daily operating expenses paid by MFH Cayman for MFH Tech in November and December 2022.

(ii) As of December 31, 2022, Ucon owed MFH Cayman in the net sum of $2,093,608, as calculated below:

a) $105,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon which occurred before 2021, plus

b) $1,994,463 non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, minus

c) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

(iii) As of December 31, 2022, Lianji Future owed MFH Cayman in the net sum of $212,742, as calculated below:

a) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021, plus

b) a total of $44,678 non-cash asset transfers derived from payments for Lianji Future’s daily operating expenses paid by MFH Cayman, which occurred in almost every month from June 2022 to December 2022, due to the shortage of working capital for Lianji Future, plus

c) a total of $299,846 non-cash asset transfers derived from MFH Cayman’s repayments for the debts of Lianji Future in February 2022, minus

d) a total of $168,461 non-cash asset transfers derived from payments for MFH Cayman’s daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, as well as January 2022

(iv) As of December 31, 2022, MFH Cayman owed Mercurity Limited in the net sum of $569,128, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September 2021, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business prior to 2022, minus

b) a total of $1,058,820 non-cash asset transfers, of which $218,720 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, and in September 2021, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

(v) As of December 31, 2022, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

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The cash and non-cash asset transfers for the year ended December 31, 2021

No cash transfers within our corporate group occurred for the year ended December 31, 2021, excluding the PRC subsidiaries controlled through the VIE agreements that were divested in January 2022.

The following table illustrates the breakdown of the non-cash transfers of claims and obligations within our corporate group for the year ended December 31, 2021, excluding the PRC subsidiaries controlled through the VIE agreement that were divested in January 2022:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$1,994,463	(i)
Ucon Capital (HK) Limited	Mercurity Fintech Holding Inc.	$5,855	(ii)
Mercurity Limited	Mercurity Fintech Holding Inc.	$412,000	(iii)

(i) In October 2021, MFH Cayman paid the Bitcoin sharing mining service fees of $1,994,463 for Ucon to carry out Bitcoin sharing mining business.

(ii) In December 2021, MFH Cayman collected the bank deposit balance of $5,855 from Ucon’s closed bank account in mainland China.

(iii) MFH Cayman received funds of $412,000 in January, March, June and September 2021on behalf of Mercurity Limited, paid by Mercurity Limited’s customers for its technical service business.

The following table illustrates the breakdown of our outstanding loans within our group as of December 31, 2021, including the cash and non-cash transfers of claims and obligations, and excluding the PRC subsidiaries controlled through the VIE agreement that were divested in January 2022:

Lender	Borrower	Amount Due
Mercurity Fintech Holding Inc.	Ucon Capital (HK) Limited	$2,093,608	(i)
Beijing Lianji Future Technology Co., Ltd	Mercurity Fintech Holding Inc.	$106,781	(ii)
Mercurity Limited	Mercurity Fintech Holding Inc.	$569,128	(iii)
Mercurity Limited	Ucon Capital (HK) Limited	$872,576	(iv)

(i) As of December 31, 2021, Ucon owed MFH Cayman in the net sum of $2,093,608, as calculated below:

a) $105,000 cash transfers derived from on-demand loans provided by MFH Cayman to Ucon occurred before 2021, plus

b) $1,994,463 non-cash asset transfers derived from the procurement cost paid by MFH Cayman to the Bitcoin sharing mining service provider on behalf of Ucon in October 2021 to help Ucon carry out Bitcoin sharing mining business, minus

c) $5,855 non-cash asset transfers as MFH Cayman collected the bank deposit balance on behalf of Ucon due to the closure of Ucon’s bank account in December 2021.

(ii) As of December 31, 2021, MFH Cayman owed Lianji Future in the net sum of $106,781, as calculated below:

a) a total of $143,461 non-cash asset transfers derived from payments for MFH Cayman’s daily operating expenses settled in Renminbi paid by Lianji Future, which occurred in September, October and November 2021, minus

b) a total of $36,680 cash transfers derived from on-demand loans provided by MFH Cayman to Lianji Future, which occurred before 2021.

(iii) As of December 31, 2021, MFH Cayman owed Mercurity Limited in the net sum of $569,128, as calculated below:

a) a total of $1,627,948 non-cash asset transfers derived from the payments received by MFH Cayman in January, March, June, September 2021, as well as before 2021, on behalf of Mercurity Limited from customers for technical service business, minus

b) a total of $1,058,820 non-cash asset transfers, of which $218,720 as MFH Cayman paid daily operating expenses for Mercurity Limited, which occurred before 2021, and in September 2021, and $840,100 as MFH Cayman paid investment funds (for investing in Hong Kong and Chinese subsidiaries) for Mercurity Limited, which occurred before 2021.

(iv) As of December 31, 2021, Ucon owed Mercurity Limited $872,576, which was a result of non-cash asset transfers as Mercurity Limited paid daily operating expenses and investment funds (for investing in Chinese subsidiaries) for Lianji Future, which occurred before 2021.

As of the date of this prospectus, neither MFH Cayman nor its subsidiaries has a cash management policy. During the past three completed fiscal years and the six months ended June 30, 2024, none of MFH Cayman’s subsidiaries has made any dividends or distributions to MFH Cayman, nor has MFH Cayman made any dividends or distributions to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business. If MFH Cayman determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries. The current laws and regulations of the PRC on currency exchange requires registration with or approval from the SAFE for conversion of RMB into foreign currency and remission out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. However, there is no assurance that the Chinese government will not, in the future, intervene or impose restrictions or limitations on the Company’s ability to generate income out of mainland China and Hong Kong.

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Implications of being a “Foreign Private Issuer”

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements, we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of Nasdaq for domestic U.S. issuers and are not required to be compliant with all Nasdaq rules as of the date of our initial listing on Nasdaq as would domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer.

Summary of Risk Factors

Investing in our shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” and in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F. In particular, investors should pay particular attention to the following risks set out in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 23, 2024:

●	We may rely on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC and Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business (for the full description of this risk factor, please see page 23 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023);

●	Regulation and censorship of information disseminated over the internet in the PRC could adversely affect our business in China, and we could be liable for information displayed on, retrieved from or linked to our website (for the full description of this risk factor, please see page 23 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023);

●	A failure by our shareholders or beneficial owners who are PRC citizens or residents in the PRC to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition (for the full description of this risk factor, please see page 23 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023);

●	A failure to comply with PRC regulations regarding the registration of shares and share options held by our employees who are PRC citizens could subject such employees or us to fines and legal or administrative sanctions (for the full description of this risk factor, please see page 24 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023);

In particular, a portion of our business, assets, and certain of our employees are located in China and therefore we are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our PRC operations at any time, or may exert more control over offerings conducted overseas (including in the U.S.) and/or foreign investment in issuers with PRC operations such as us, which could result in a material change in our operations and/or the value of the securities we are registering for sale. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of MFH Cayman or our subsidiaries to transfer cash or assets. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in issuers with PRC operations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. As advised by Beijing Chuting Law Firm, our PRC counsel, neither MFH Cayman nor any of its subsidiaries is subject to the Filing Rules on Overseas Listings for the offering by the selling shareholders made pursuant to this prospectus. If MFH Cayman or its subsidiaries: (i) inadvertently wrongly conclude that none of them is subject to the Filing Rules on Overseas Listings for the offering by the selling shareholders made pursuant to this prospectus, or (ii) the applicable provisions or interpretations under the Filing Rules on Overseas Listings change and MFH Cayman or any of its subsidiaries becomes subject to the Filing Rules on Overseas Listings in the future, such failure of us to fully comply with Filing Rules on Overseas Listings or such regulatory changes may significantly limit or completely hinder the selling shareholders’ sale of their shares and our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. Specifically, please refer to the risks outlined below under “Risks Relating to Doing Business in the PRC.”

Risks Relating to Our Business and Industry

●	Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition (for the full description of this risk factor, please see page 30 of this prospectus);

●	Our analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in our breakeven analysis may turn out to be inaccurate (for the full description of this risk factor, please see page 31 of this prospectus);

●	The enactment of legislation imposing moratoriums on issuing permits for certain cryptocurrency mining operations that use carbon-based power sources and similar laws could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 31 of this prospectus);

●	Blockchain mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact (for the full description of this risk factor, please see page 31 of this prospectus);

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●	Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition, and results of operations (for the full description of this risk factor, please see page 31 of this prospectus);

●	We are subject to an extensive, highly evolving and uncertain regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition (for the full description of this risk factor, please see page 32 of this prospectus);

●	Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto (for the full description of this risk factor, please see page 32 of this prospectus);

●	Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940 (for the full description of this risk factor, please see page 32 of this prospectus);

●	Our revenue is partially dependent on the prices of crypto assets. If such price or volume declines, our business, operating results and financial condition would be adversely affected (for the full description of this risk factor, please see page 33 of this prospectus);

●	The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, our business, operating results, and financial condition could be adversely affected (for the full description of this risk factor, please see page 34 of this prospectus);

●	Any failure to safeguard and manage our crypto assets could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 35 of this prospectus);

●	The theft, loss or destruction of private keys required to access any crypto assets held in custody for our own account may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any crypto assets, it could cause regulatory scrutiny, reputational harm and other losses (for the full description of this risk factor, please see page 35 of this prospectus);

●	Any gaps in our risk management processes and policies in respect of crypto asset could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 35 of this prospectus);

●	Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels (for the full description of this risk factor, please see page 35 of this prospectus);

●	The assertion of jurisdiction by U.S. and foreign regulators and other government entities over crypto assets and crypto asset markets could adversely impact our business, operating results and financial condition (for the full description of this risk factor, please see page 36 of this prospectus);

●	If we expand our crypto asset mining and related activities in the future, any increased holdings of crypto assets may cause us to become deemed as an investment company under the Investment Company Act of 1940 (for the full description of this risk factor, please see page 36 of this prospectus);

●	If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the Commission, we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances would likely have a material adverse effect on us and investors may lose their investment (for the full description of this risk factor, please see page 36 of this prospectus);

●	If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business (for the full description of this risk factor, please see page 36 of this prospectus);

Risks Relating to Doing Business in the PRC

●	We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected (for the full description of this risk factor, please see page 37 of this prospectus);

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●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws (for the full description of this risk factor, please see page 38 of this prospectus);

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws (for the full description of this risk factor, please see page 38 of this prospectus);

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China (for the full description of this risk factor, please see page 38 of this prospectus);

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong (for the full description of this risk factor, please see page 39 of this prospectus);

●	Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our ordinary shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment (for the full description of this risk factor, please see page 39 of this prospectus);

●

If we do not comply with PRC regulatory requirements with respect to our listing on Nasdaq, our future securities offerings and other securities offerings by our shareholders, we may be subject to regulatory penalties in China (for the full description of this risk factor, please see page 43 of this prospectus).

THE OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 45,653,309 ordinary shares. All of the ordinary shares, when sold, will be sold by these selling shareholders. The selling shareholders may sell their ordinary shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

Ordinary shares currently issued and outstanding	63,669,897 ordinary shares

Ordinary shares that will be issued and outstanding immediately after this offering	63,669,897 ordinary shares

Ordinary shares offered by the selling shareholders	Up to 45,653,309 ordinary shares

Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the selling shareholders (see “Use of Proceeds”).

Risk factors	You should read the “Risk Factors” section starting on page 34 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol	“MFH”

The number of ordinary shares issued and outstanding is 63,669,897 as of February 6, 2025. No new ordinary shares will be issued by us under this offering.

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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks described in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our ordinary shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Additionally, we are also subject to the following risk factors.

Risks Relating to Our Business and Industry

Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition.

Cryptocurrency mining operations constitute a portion of our business and regulatory developments in the characterization of such crypto assets will have an impact on our business, financial condition and results of operations. The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws.

Several other foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for businesses engaged in operations relating to crypto assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an automated trading system (“ATS”) in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration and qualification requirements.

Further, if Bitcoin, Ethereum, stablecoins or any other crypto asset is deemed to be a security under any U.S. federal, state or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such crypto asset. For instance, all transactions in such crypto asset would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the networks on which such crypto assets are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of the crypto asset. Also, it may make it difficult for such crypto asset to be traded, cleared and custodied as compared to other crypto assets that are not considered to be securities. As such, our holdings of cryptocurrencies from our mining operations, as well as our storage and trading of such cryptocurrencies on third party service provider platforms, may be adversely affected by any fall in value of cryptocurrencies and any increased restrictions on their trading and liquidity. Whether our activities require registration or the crypto assets we hold would be considered securities is a risk-based assessment, and not a legal standard binding on a regulatory body or court, and does not preclude legal or regulatory action.

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Our analysis and forecasts set out in this prospectus may turn out to be inaccurate. In particular, the assumptions in our breakeven analysis may turn out to be inaccurate.

We have included certain breakeven analysis and forecasts in this prospectus, including those set out in “Prospectus Summary–Analysis of Our Crypto Asset Mining Operations.” Such analysis and forecasts are based on management’s current expectations and are not guarantees of future performance. The analysis and forecasts are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. In particular, there is no guarantee that we will be able to reach and maintain the maximum storage capacity of our Web3 decentralized storage infrastructure in accordance with our anticipated timeline, or at all. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. If a newer and more efficient technology appears in this industry and we do not adopt it in time, our computing power and storage capacity may be reduced, which may in turn have adverse effects on our revenue and profitability.

In particular, in the section “Prospectus Summary–Analysis of Our Crypto Asset Mining Operations,” we have conducted a breakeven analysis of our Bitcoin and Filecoin mining operations, and the market prices of Bitcoin and Filecoin required to prevail for us to achieve breakeven financial results. Such analysis relies on a number of assumptions and predictions about certain variables which are difficult to forecast and which may turn out to be inaccurate. These include our assumptions and predictions about operating costs for the use of our leased mining machines (such as electricity costs and internet fees which may fluctuate), the costs of maintenance and repair of such mining machines which may experience hardware or other technical failure, the actual computer power we may achieve with the machines we utilize, future crypto mining and reward rates which depend on overall computing power and other factors beyond our control, and the expected revenue we may generate from providing cloud storage services to distributed application product operators, which varies depending on supply and demand.

However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Actual results may differ materially from these expectations due to our specific circumstances and changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, and any actual materialized differences with such analysis and forecasts may result in adverse changes to our business, financial conditions and results, including the trading price of our shares, and hence investors should exercise caution and not place undue reliance on such analysis and forecasts.

The enactment of legislation imposing moratoriums on issuing permits for certain cryptocurrency mining operations that use carbon-based power sources and similar laws could adversely impact our business, operating results and financial condition.

In the 2021-2022 Legislative Session, the New York State Senate introduced Bill S6486D, which establishes a two-year moratorium on cryptocurrency mining operations that use proof-of-work authentication methods to validate blockchain transactions. Such restrictions and moratoriums will materially limit the scope of our business operations if we choose to carry out cryptocurrency mining operations in such jurisdictions where they are prohibited. Our cryptocurrency mining facilities are located in New Jersey, and at present we remain unaffected by the potential passage of Bill S6486D. Nonetheless, if a law similar to Bill S6486D were passed and comes into effect in New Jersey or other jurisdictions in which we may carry out cryptocurrency mining operations in the future, this might force us to relocate our cryptocurrency mining operations, which will incur time and resources, and may have other material effects on our business. The passage of any other crypto legislation or regulation which may be directly or indirectly related to our business model may also material effects on your business, financial condition and results of operations.

Blockchain mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact.

Blockchain mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for blockchain mining activities in that jurisdiction, which may in turn negatively impact our business, financial condition and results of operations.

In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for blockchain mining activities or government measures restricting or prohibiting the use of electricity for such mining activities, and may also invite adverse media coverage or public opinion against our brand. Regulators may also impose regulatory restrictions on blockchain mining activities. Any such development in the jurisdictions where we carry out our cryptocurrency mining could have a material and adverse effect on our business, financial condition and results of operations.

Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition and results of operations.

Engaging in cryptocurrency mining may result in certain environmental harms and transition risks related to climate change that may affect our business, financial condition and results of operations, as mining operations consume a substantial amount of power, which may contribute to increased carbon emissions. Moreover, recent policy and regulatory changes relating to limiting carbon emissions could impose additional operational and compliance burdens on our cryptocurrency mining operations, such as more stringent reporting requirements or higher compliance fees. Such regulations may lead to increased credit risks, which may lead financiers and lender to be less willing to enter into business relationships with us, as well as increased litigation risks related to climate change in the jurisdictions in which we carry out mining operations. Further, some businesses as well as some investors may have ceased accepting cryptocurrencies for certain types of purchases, and stopped investing in businesses involved in cryptocurrencies businesses due to environmental concerns associated with cryptocurrencies mining. Such developments could have a material and adverse effect on our business, financial condition and results of operations.

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We are subject to an extensive, highly evolving and uncertain regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition.

Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, securities, broker-dealers, crypto asset exchange and transfer, cross-border and domestic money and crypto asset transmission, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), anti-money laundering and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets and related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgment as to whether certain laws, rules and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results and financial condition.

Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto.

Our business operations include cryptocurrency mining and the provision of consultation services, and thus our operating results are dependent on crypto assets and the broader cryptoeconomy. Due to the highly volatile nature of the cryptoeconomy and the prices of crypto assets, which have experienced and continue to experience significant volatility, our operating results have, and may continue to, fluctuate significantly in accordance with market sentiments and movements in the broader cryptoeconomy. Our operating results will continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

●	changes in the legislative or regulatory environment, or actions by U.S. or foreign governments or regulators, including fines, orders or consent decrees;

●	investments we make in the development of products and services as well as technology offered to our developers, international expansion and sales and marketing;

●	our ability to establish and maintain partnerships, collaborations, joint ventures or strategic alliances with third parties;

●	market conditions of, and overall sentiment towards, the cryptoeconomy, including the trading prices of crptocurrencies;

●	macroeconomic conditions, including interest rates and inflation;

●	adverse legal proceedings or regulatory enforcement actions, judgments, settlements or other legal proceeding and enforcement-related costs;

●	the development and introduction of existing and new products and services by us or our competitors;

●	our ability to control costs, including our operating expenses incurred to grow and expand our operations and to remain competitive;

●	system failure, outages or interruptions, including with respect to third-party crypto networks;

●	our lack of control over decentralized or third-party blockchains and networks that may experience downtime, cyber-attacks, critical failures, errors, bugs, corrupted files, data losses or other similar software failures, outages, breaches and losses; and

●	breaches of security or privacy.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term.

Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940.

Our strategic initiative to create storage capacity for our Filecoin mining business and utilize the remaining available storage capacity of the Web3 decentralized storage infrastructure to expand our Filecoin mining business or provide cloud storage services to other distributed application product operators, could expose us to financial risks, particularly due to the volatile nature of Filecoin’s value. Although currently, Filecoin’s market capitalization constitutes a minor fraction of our total assets, its influence on our revenue is considerably more pronounced. This disparity means that our operational results are susceptible to swings in Filecoin’s market value. If the value of Filecoin was to escalate significantly (e.g., $50 per Filecoin), the proportionate value of our holdings could become a dominant aspect of our asset base. This appreciation might inadvertently categorize us as an investment company under the Investment Company Act of 1940, introducing additional regulatory and compliance implications, which could disrupt our business model and impact our fiscal health. See also “Risk Factors—If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business” on page 36.

Our revenue forecasts are inherently speculative, which are predicated on Filecoin’s price projections and our operational performance. Given the historical volatility associated with digital currencies, there is uncertainty surrounding these estimates. Factors beyond our control, including market trends, investor attitudes, regulatory developments and alterations in the Filecoin network, affect Filecoin’s valuation, potentially leading to revenue and financial results that diverge substantially from our projections. Should the Filecoin price fail to meet our estimates, our revenues might outperform or fall below our expectations.

We are aware of the varying perceptions of risk tied to our Filecoin ventures among potential investors. Despite our risk management strategies (e.g., diversifying income streams, refining our mining processes, etc.), there is no certainty that these measures will fully mitigate the intrinsic volatility of the Filecoin market.

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Our revenue is partially dependent on the prices of crypto assets. If such price or volume declines, our business, operating results and financial condition would be adversely affected.

We generate a portion of our total revenue from our cryptocurrency mining operations. Declines in the price of crypto assets may result in lower total revenue to us, cause us to recognize losses and affect the price of our shares.

The price of crypto assets and associated demand for buying, selling and trading crypto assets have historically been subject to significant volatility. For instance, in 2017, the value of certain crypto assets, including Bitcoin, experienced steep increases in value, and our customer base expanded worldwide. The increases in value of certain crypto assets, including Bitcoin, from 2016 to 2017, and then again in 2021, were followed by a steep decline in 2018 and again in 2022, which has adversely affected our net revenue and operating results. If the value of crypto assets and transaction volume do not recover or further decline, our ability to generate revenue may suffer and customer demand for our products and services may decline, which could adversely affect our business, operating results and financial condition. The price and trading volume of any crypto asset is subject to significant uncertainty and volatility, depending on a number of factors, including:

●	market conditions of, and overall sentiment towards, crypto assets and the cryptoeconomy, including, but not limited to, as a result of actions taken by or developments of other companies in the cryptoeconomy;

●	changes in liquidity, market-making volume and trading activities;

●	trading activities on other crypto platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active consumer and institutional users, speculators, miners and investors;

●	the speed and rate at which crypto is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument or other financial assets worldwide, if at all;

●	decreased user and investor confidence in crypto assets and crypto platforms;

●	negative publicity and events relating to the cryptoeconomy;

●	unpredictable social media coverage or “trending” of, or other rumors and market speculation regarding crypto assets;

●	the ability for crypto assets to meet user and investor demands;

●	the functionality and utility of crypto assets and their associated ecosystems and networks, including crypto assets designed for use in various applications;

●	consumer preferences and perceived value of crypto assets and crypto asset markets;

●	increased competition from other payment services or other crypto assets that exhibit better speed, security, scalability or other characteristics;

●	regulatory or legislative changes and updates affecting the cryptoeconomy;

●	the characterization of crypto assets under the laws of various jurisdictions around the world;

●	the adoption of unfavorable taxation policies on crypto asset investments by governmental entities;

●	legal and regulatory changes affecting the operations of miners and validators of blockchain networks, including limitations and prohibitions on mining activities, or new legislative or regulatory requirements as a result of growing environmental concerns around the use of energy in bitcoin and other proof-of-work mining activities;

●	ongoing technological viability and security of crypto assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

●	monetary policies of governments, trade restrictions and fiat currency devaluations; and

●	national and international economic and political conditions.

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There is no assurance that any crypto asset in which we conduct mining or related operations will maintain its value or that there will be meaningful levels of trading activities and liquidity. In the event that the price of crypto assets decline, our business, operating results and financial condition, as well as our share price, would be adversely affected, and we may have to recognize losses or impairments in our investments or other crypto assets due to disruptions in the crypto asset markets.

The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, our business, operating results and financial condition could be adversely affected.

Crypto assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different crypto assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other crypto networks-ranging from cloud computing to tokenized securities networks-have only recently been established. The further growth and development of any crypto assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer and usage of crypto assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

●	many crypto networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality and governance of their respective crypto assets and underlying blockchain networks, any of which could adversely affect their respective crypto assets;

●	many crypto networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks or adversely affect the respective crypto networks;

●	several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying crypto assets;

●	security issues, bugs and software errors have been identified with many crypto assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some crypto assets, such as when creators of certain crypto networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a crypto asset could adversely affect its price, security, liquidity and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a crypto network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value;

●	the development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks, lead to increased liquid supply of crypto assets and reduce a crypto’s price and attractiveness;

●	if rewards and transaction fees for miners or validators on any particular crypto network are not sufficiently high to attract and retain miners, a crypto network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack;

●	many crypto assets have concentrated ownership or an “admin key,” allowing a small group of holders to have significant unilateral control and influence over key decisions related to their crypto networks, such as governance decisions and protocol changes, as well as the market price of such crypto assets;

●	the governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular crypto network, a lack of incentives for developers to maintain or develop the network and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs or changes, or stymie such network’s utility and ability to respond to challenges and grow; and

●	many crypto networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective crypto assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets and other negative consequences, and which required resolution with the attention and efforts of their global miner, user and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of crypto may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

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Any failure to safeguard and manage our crypto assets could adversely impact our business, operating results and financial condition.

We believe we have developed and maintained administrative, technical and physical safeguards and safeguard our crypto assets and which are designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems or documents, or the systems or documents of our business partners, agents or service providers, and improperly access, obtain, misuse crypto assets and funds. The methods used to obtain unauthorized access, disable or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Any loss of cash or crypto assets could result in a substantial business disruption, adverse reputational impact, inability to compete with our competitors and regulatory investigations, inquiries or actions. Any security incident resulting in a compromise of crypto assets could result in substantial costs to us, expose us to regulatory enforcement actions, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation and adversely affect our business, operating results, financial condition, and cash flows.

The theft, loss or destruction of private keys required to access any crypto assets held in custody for our own account may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any crypto assets, it could cause regulatory scrutiny, reputational harm and other losses.

Crypto assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the crypto assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the crypto assets held in such a wallet. To the extent that any of the private keys relating to our wallets containing crypto assets is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the crypto assets held in the related wallet. Further, we cannot provide assurance that our wallet will not be hacked or compromised. Crypto assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store our crypto assets could adversely affect our ability to access or sell crypto assets, and subject us to significant financial losses in addition to hurting our brand and reputation, result in significant losses and adversely impact our business.

Any gaps in our risk management processes and policies in respect of crypto asset could adversely impact our business, operating results, and financial condition.

In late February 2022, Wei Zhu, our former acting Chief Financial Officer, former Co-Chief Executive Officer, and a former member and Co-Chairperson of the Board, and Minghao Li, a former member of the Board, were suspected of certain criminal offenses unrelated to our Company’s operations and were detained by the Economic Crime Investigation Detachment of Sheyang County Public Security Bureau, Yancheng City, Jiangsu Province, People’s Republic of China. At the same time, Sheyang Public Security Bureau wrongly seized the digital assets hardware cold wallet belonging to the Company, along with the cryptocurrencies stored in the hardware cold wallet. Our Company has since undergone major management personnel changes. As of the date of this prospectus, our board and management have not identified any material gaps in our risk management processes and policies in relation to our business model and any crypto assets that we hold. Nonetheless, if any gaps in our risk management processes and policies were to arise, such deficiencies could adversely impact our business, operating results and financial condition. In turn, such deficiencies would require our Board and management to make appropriate changes to our risk management processes and policies.

Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels.

We store a portion of our crypto assets with Coinbase, a third party platform. Such custody arrangements increase ease of transaction and allow us to access the public markets and liquidate such assets at the prevailing prices more rapidly. However, this arrangement necessitates the relinquishment of control over our crypto assets. To access such assets, we rely on the technical platform provided by such third party platforms and we are also subject to their terms of use.

Recent high profile criminal investigations and bankruptcy cases in the U.S., such as those involving FTX and Celsius, highlight the risks of holding crypto assets on third party platforms. In such cases, it is anticipated that account holders of such platforms will be unlikely to recover the crypto assets they deposited, and are likely to recover only a fraction of the monetary value of their deposited assets through the bankruptcy and legal framework, if at all. Even if such platform operators maintain insurance policies to compensate account holders for their losses, certain claims and payouts may be barred by the terms of the insurance policies, especially in the event of fraud, and any insurance policy payout may not make losses whole and could take substantial periods of time to materialize, if at all. In particular, the insurance maintained by Coinbase with which we store our cryptocurrency is shared among all of Coinbase’s customers, is not specific to our Company and may not be available or sufficient to protect our Company from all possible losses or sources of losses. We may be forced to share such insurance proceeds with other clients or customers of Coinbase, which could reduce the amount of such proceeds that are available to us.

If the custodians we rely on to store our crypto assets were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused by the platform operator or were to become lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels. Any such incidents would likely have a material and adverse effect on our business, operating results, financial condition, and the price of our shares.

39

The assertion of jurisdiction by U.S. and foreign regulators and other government entities over crypto assets and crypto asset markets could adversely impact our business, operating results and financial condition.

We operate our business in a number of jurisdictions, including the U.S. and China. In the case that U.S. and foreign regulators or other government entities assert jurisdiction over a business in the crypto asset markets, this could lead to conflicting laws or directives which, in turn, could impede our business operations. Moreover, such conflicting laws or directives will make it difficult to determine which laws, rules and regulations apply to our business. Additionally, U.S. and foreign regulators as well as other government entities may disagree with our determination as to which laws, rules and regulations apply to our business. This could lead to additional compliance cost burdens, as well as increasing our risks of running afoul of laws and regulations from certain jurisdictions in which we operate our business.

If we expand our crypto asset mining and related activities in the future, any increased holdings of crypto assets may cause us to become deemed as an investment company under the Investment Company Act of 1940.

The Company currently does not have plans to mine, transact or invest in any type of cryptocurrency other than mining Filecoins and transacting in Filecoins and disposing of Bitcoins it has already held. We may from time to time reassess our business plans and it is possible that we may determine to increase our efforts, resources or investments into Filecoin mining and/or transactions. Whether we determine to do so depends on a cost-benefit analysis, where we will take into account the expected costs and expenses associated with us mining activities, the mining return rate, the market prices and price trends of such crypto assets, as well as the characterization of such crypto assets pursuant to SEC guidance and U.S. court rulings. We pledge to strictly abide by all applicable SEC guidance and U.S. court rulings, and we have no intention to challenge any such decisions and guidance through the court process. We will at all times act in the best interests of shareholders as a whole, and we will only undertake any business ventures in a manner which is beneficial to our shareholders as a whole. If we determine to mine, invest in or transact in cryptocurrencies, it would only be because our management has determined that such endeavor is likely to bring economic benefits to our shareholders as a whole. If in the event that we decide to mine, invest in or transact in cryptocurrencies that constitute “securities” pursuant to SEC guidance or U.S. court rulings, we will expect to incur substantially more compliance costs with respect to such activities and therefore the financial performance of the Company will likely suffer from such decision. However, as of the date of this prospectus, we currently do not have plans to mine, transact or invest in any type of cryptocurrency, other than mining and transacting in Filecoins or disposing of Bitcoins held. Regardless, if our holding of securities exceed 40 percent of the value of our total assets, we may become regarded as an “investment company” under the 1940 Act and we may have to cease our operations due to the prohibitively high costs associated with being an investment company. We intend to monitor our holdings of Filecoin and other securities to ensure that we do not become regarded as an “investment company.” See also “Risk Factors–If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.”

If regulatory changes or interpretations require the regulation of Bitcoins under the Securities Act and Investment Company Act by the Commission, we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances would likely have a material adverse effect on us and investors may lose their investment.

Current and future legislation and the Commission rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. As of the date of this prospectus, we are not aware of any rules that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such regulatory changes as to the classification of Bitcoin may result in extraordinary, non-recurring expenses to us, thereby materially and adversely impacting our financial performance and your investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may have to modify or cease certain aspects of our operations, resulting in negative impacts on our financial results.

To the extent that digital assets including bitcoins and other digital assets we may own are deemed by the Commission to fall within the definition of a security in the future, we may be required to register and comply with additional regulations under the 1940 Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude bitcoins and other digital assets we may own are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting our Company’s financial performance. Because we may not have the resources to comply with such additional regulatory and registration requirements under the 1940 Act, we may seek to modify or cease all or certain parts of our operations. Any such action would likely adversely affect an investment in us and investors may suffer a complete loss of their investment in our Company.

If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

We have not been and do not intend to become registered as an “investment company” under the Investment Company Act of 1940, or the 1940 Act. We intend to conduct our business so as not to become regulated as an investment company under the 1940 Act.

Generally, a company will be determined to be an “investment company” if, absent an exclusion or exemption, it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We refer to this investment company definition test as the “40 percent test.”

We do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities and believe that we are not engaged primarily in the business of investing, reinvesting or trading in securities.

To ensure that we are not obligated to register as an investment company, we must not exceed the thresholds provided by the 40 percent test. For purposes of the 40 percent test, the term “investment securities” includes all securities but does not include U.S. government securities or securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Therefore, the assets that we and our subsidiaries hold and acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

Most crypto assets are regarded as “securities” under U.S. law, and hence, if our holding of cryptocurrencies exceed 40 percent of the value of our total assets, we may become regarded as an “investment company” under the 1940 Act. We intend to monitor our holdings of crypto assets and other securities to ensure that we do not become regarded as an “investment company.” If our holding of cryptocurrencies were to exceed such threshold, we will be required to comply with the provisions of the 1940 Act, which will result in additional compliance costs and regulatory burdens and may materially and adversely affect our business, financial conditions and results.

A portion of our business is conducted in the mining, holding and trading of cryptocurrencies. Such holdings may increase in the future. We have been carrying out the Filecoin mining business since December 2022. As of the date of this prospectus, our two nodes on the Filecoin blockchain have exceeded storage capacity of 70PiB.

Classification as an investment company under the 1940 Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the 1940 Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact on our operations.

We intend to monitor our status in relation to the 40 percent test by implementing procedures to review, on a semi-annual basis, specifically on June 30 and December 31, the composition of our assets to ensure that our holdings of Filecoin and other investment securities, if any, do not breach the thresholds specified by the 1940 Act. While we believe that we currently conduct our business in a manner that does not result in classification as an investment company, there is no assurance that we will be able to maintain that status. There is a possibility that changes in the value of our Filecoin holdings or in our business model could potentially cause us to exceed the 40% threshold. In the event that we exceed the 40% threshold, the potential consequences of falling within this classification and not being registered as a 1940 Act company are as follows: (i) restrictions on business operations; (ii) potential lawsuits involving voidable contracts entered into by an unregistered investment company; (iii) SEC enforcement, including penalties, injunctions or other sanctions, and additional regulatory and compliance costs; and (iv) management restrictions and additional reporting obligations.

40

Risks Relating to Doing Business in the PRC

We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected.

We are not a Chinese operating company but a Cayman Islands holding company with a portion of our operations conducted by our PRC subsidiary. Prior to 2022, the majority of our operations were based in mainland China. During 2022, we divested our software development business in mainland China, established a new management team, and relocated our headquarters to the United States with the newly established Hong Kong office as the operational hub for our business in the Asia Pacific region. As a result of the recent operational reorganization, the majority of our operations are currently based in the U.S. while part of our back-office and accounting team in mainland China.

Investors in our securities are purchasing equity interest in MFH Cayman, a holding company incorporated in the Cayman Islands with business operations in China and the U.S. and therefore, investors may never hold equity interests in any of our Chinese operating entity(ies). This operating structure may involve unique risks to investors. Investors may never hold equity interests in our Chinese operating company, Beijing Lianji Future Technology Co., Ltd. Chinese regulatory authorities could disallow this structure. There are significant legal and operational risks associated with being based in or having a portion of business operations in China. Any of such risks and uncertainties could result in material changes in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority to exert influence on the ability of a company with operations in China to conduct business therein.

Our operations in mainland China are governed by PRC laws and regulations. Our mainland China subsidiaries are subject to laws and regulations applicable to foreign investment in mainland China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Many laws, regulations and legal requirements are relatively new and may change from time to time. The PRC legal system can change and evolve quickly with little advance notice. The interpretation and enforcement of relevant PRC laws and regulations are subject to changes and uncertainties. New PRC laws and regulations may be promulgated and existing laws and regulations, as well as the interpretation and enforcement thereof, may change quickly. In addition, any new or changes in PRC laws and regulations related to foreign investments in mainland China could affect the business environment and our ability to operate our business in mainland China. From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. While this may also apply to other jurisdictions, administrative and court proceedings in mainland China may take a long time, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities retain discretion in interpreting and implementing statutory provisions and contractual terms like other jurisdictions do, it may be difficult to predict the outcome of administrative and court proceedings that we are involved in. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

The PRC government has initiated a series of regulatory actions and has made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement and data privacy protection. As of the date of this prospectus, as advised by Beijing Chuting Law Firm, our PRC legal adviser, we do not believe that MFH Cayman or our subsidiaries are subject to: (i) the cybersecurity review with the Cyberspace Administration of China, or CAC, as our products and services are not offered to individual users but to our institutional customers, we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (ii) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, and, if any, the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments and listing of our securities on a U.S. or other foreign exchange.

Moreover, there is no assurance that the PRC government will not intervene in or impose restrictions on the ability of MFH Cayman and its subsidiaries to transfer cash or assets. The PRC government regulates the convertibility of Renminbi into foreign currencies and the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements. However, approval from or registration or filings with competent government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may further formulate new laws and regulations on the access to foreign currencies for current account transactions or capital account transactions in the future. If the foreign exchange regulation system restricts our ability of obtaining sufficient foreign currencies to satisfy our foreign currency needs, we may not be able to pay dividends, if any, in foreign currencies to our shareholders. Moreover, under PRC laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. In addition, our PRC subsidiary may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Any limitation on the ability of our PRC subsidiary to make remittance to MFH Cayman or any of our offshore subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

According to the Guidelines on Foreign Exchange Business under Capital Account (2024 Edition) issued by the SAFE, which came into effect on May 6, 2024, as well as other regulatory principles, the funds raised by PRC domestic companies through overseas offerings should be repatriated to mainland China in a timely manner, either in Renminbi or in foreign currency. We may transfer funds to our PRC subsidiary or finance our PRC subsidiary by means of shareholders’ loans or capital contributions. Any loans to our PRC subsidiary, which are foreign-invested enterprises, cannot exceed a statutory limit, and shall be filed with the SAFE or its local counterparts through the online filing system of SAFE after the loan agreement is signed and at least three business days before the borrower withdraws any amount from the foreign loan. Furthermore, if we provide our PRC subsidiary with capital contributions, such PRC subsidiary is required to apply for registrations with the State Administration for Market Regulation, or the SAMR, or its local branches, submit a change report to the Ministry of Commerce or its local counterpart through the online enterprise registration system, and complete the exchange registration with qualified banks. We may not be able to obtain these government registrations or approvals, or complete these government filings on a timely basis, if at all. If we fail to receive such registrations or approvals or complete such filings, our ability to provide loans or capital contributions to our PRC subsidiary in a timely manner may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands. However, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a substantial portion of our management members reside within China for a significant portion of the time and many of them are PRC nationals. In particular, two of our directors and officers, Yukuan Zhang and Cong Huang are ordinarily resident in Mainland China, one of our directors, Hui Cheng, is ordinarily resident in Hong Kong, and the remaining of our directors, Shi Qiu, Qian Sun and Alan Curtis, are ordinarily resident in the United States. As a result, it may be difficult for you to effect service of process upon us or our management named in the prospectus inside mainland China. It may also be difficult for you to enforce in U.S. courts of the judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as only a portion of them, Shi Qiu, Qian Sun and Alan Curtis, currently resides in the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

As advised by Beijing Chuting Law Firm, our PRC legal adviser, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, class action lawsuits, which are available in the United States for investors to seek remedies, are generally uncommon in China.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

We have one subsidiary in Hong Kong, being Ucon Capital (HK) Limited, and one of our directors, Hui Cheng, is ordinarily resident in Hong Kong. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of the U.S. courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020 (“Article 177”), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. In addition, entities or individuals are prohibited from providing documents and information in connection with any securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Article 26 of the Filing Rules on Overseas Listings, or the Article 26, which was issued by the CSRC on February 17, 2023 and came into effect on March 31, 2023, sets out that where an overseas securities regulatory agency intends to conduct investigation and evidence collection regarding overseas offering and listing activities by a domestic company, and request assistance of the CSRC under relevant cross-border securities regulatory cooperation mechanisms, the CSRC may provide necessary assistance in accordance with law. Any domestic entity or individual providing documents and materials requested by an overseas securities regulatory agency out of investigative or evidence collection purposes shall not provide such information without prior approval from the CSRC and competent authorities under the State Council. In addition, Article 11 of the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Article 11, which was jointly issued by the CSRC, the Ministry of Finance, the State Secrecy Administration and the State Archives Bureau on February 24, 2023 and came into effect on March 31, 2023, specifies that, (a) where the overseas securities regulator and the relevant competent authorities request to conduct inspections or investigations to collect evidence from a domestic enterprise and the domestic securities firms and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism, and (b) relevant domestic companies, securities firms and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation. While detailed interpretation of or implementation rules under Article 177, the Article 26 and the Article 11 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

The Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by the U.S. regulators.

Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our ordinary shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.

In 2020, the Holding Foreign Companies Accountable Act (“HFCAA”) became law. The HFCAA requires the SEC to identify public companies, or “Commission Identified Issuer”, that have retained a registered public accounting firm to issue an audit report where the firm has a branch or office that is located in a foreign jurisdiction, and the Public Company Accounting Oversight Board (“PCAOB”) has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction. The HFCAA, as amended by the Consolidated Appropriations Act, 2023, decreases the number of consecutive “non-inspection years” from three years to two years, and reduces the time before our securities may be prohibited from trading or delisted. Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. As a result, in such event our ordinary shares may be delisted from Nasdaq.

Historically, we were conclusively identified by the SEC under the HFCAA as a “Commission Identified Issuer” on July 19, 2022, because our previous auditor, Shanghai Perfect C.P.A Partnership, the independent registered public accounting firm that issued the audit report in respect of our audited consolidated financial statements for the fiscal years ended December 31, 2020 and 2021, was located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022.

The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of the independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of mainland China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our ordinary shares would be deprived of the benefits of such PCAOB inspections, which could cause investors and potential investors in our ordinary shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Presently, we have retained Onestop Assurance PAC, which is headquartered in Singapore, as our auditor, which issued its audit report for our audited consolidated financial statements for the fiscal years ended December 31, 2023 and 2022. Onestop Assurance PAC has been inspected by the PCAOB on a regular basis and is not headquartered in Mainland China or Hong Kong and was not identified in the determination report dated December 16, 2021 by the SEC as a firm subject to the PCAOB’s determinations.

Notwithstanding the December 15, 2022 PCAOB report which vacated its December 16, 2021 determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, the PRC government and regulatory authority may in the future adopt positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. As a result of such, the PCAOB may determine in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong.

If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future, and our ordinary shares may be delisted from Nasdaq. We may incur additional expenditures appointing a new auditor subject to PCAOB inspections in order to regain compliance with HFCAA and AHFCAA requirements. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ordinary shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

If we do not comply with PRC regulatory requirements with respect to our listing on Nasdaq, our future securities offerings and other securities offerings by our shareholders, we may be subject to regulatory penalties in China.

On February 17, 2023, the CSRC published the Filing Rules on Overseas Listings, which came into effect from March 31, 2023 and regulate both direct and indirect overseas offering and listing of PRC-based companies by adopting a filing-based regulatory regime. According to the Filing Rules on Overseas Listings, if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuers shall be deemed as indirect overseas offering and listing: (i) more than 50% of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operation and management are majority Chinese citizens or domiciled in China. MFH Cayman, under its previous name, “Wowo Limited”, completed its initial public offering and became listed on Nasdaq in 2015, and hence, such initial public offering was not subject to the Filing Rules on Overseas Listings.

As advised by Beijing Chuting Law Firm, our PRC counsel, neither MFH Cayman nor any of its subsidiaries is subject to the Filing Rules on Overseas Listings for the offering by the selling shareholders made pursuant to this prospectus. If MFH Cayman or its subsidiaries: (i) inadvertently wrongly conclude that none of them is subject to the Filing Rules on Overseas Listings for the offering by the selling shareholders made pursuant to this prospectus, or (ii) the applicable provisions or interpretations under the Filing Rules on Overseas Listings change and MFH Cayman or any of its subsidiaries becomes subject to the Filing Rules on Overseas Listings in the future, such failure of us to fully comply with Filing Rules on Overseas Listings or such regulatory changes may significantly limit or completely hinder the selling shareholders’ sale of their shares and our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

In addition, our future financing activities may become subject to the reporting or filing obligations to the CSRC according to the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which became effective from March 31, 2023 and aims to expand the applicable scope of the regulation to indirect overseas offerings and listings by PRC domestic companies and emphasize the confidentiality and archive management duties of PRC domestic companies during the process of overseas offerings and listings. However, as there remains substantial uncertainty with respect to the interpretation and implementation of the Filing Rules on Overseas Listings as well as the Confidentiality and Archives Administration Provisions, we cannot assure you that we will not become subject to any reporting obligations thereunder.

Furthermore, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we or our shareholders obtain their approvals or accomplish the required filing or other regulatory procedures for this offering, future financing activities or any subsequent change in shareholding structure, we and our shareholders may be unable to fulfill such requirements in a timely manner or at all. Any failure to comply with the PRC regulatory requirements in this regard, our ability to conduct business, our ability to pay dividends outside of China, completion of a securities offering or future financing activities may be restricted, and our business, reputation, financial condition, and results of operations may be adversely affected.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products and services;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

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●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	our ability to maintain or protect the validity of our intellectual property and know-how;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our services and products;

●	our expectations regarding our tax classifications; and

●	interpretations of current laws and the passages of future laws.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

LISTING DETAILS

Our ordinary shares currently trade on Nasdaq under the symbol “MFH.” As of the date of this prospectus, our only listed class of securities are our ordinary shares. All of our ordinary shares, including those to be offered by the selling shareholders pursuant to this prospectus, have the same rights and privileges. For more information, see “Description of Securities to be Registered—Ordinary shares.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. All net proceeds from the sale of the ordinary shares will go to the selling shareholders.

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our ordinary shares. We have no present plan to pay any dividends on our ordinary shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Any future determination to pay dividends will be made at the discretion of our Board subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend at a general meeting of our Company, but no dividend may exceed the amount recommended by our Board. Our Board’s decision to declare and pay dividends may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, the amount of distributions, if any, received by us from our U.S., Hong Kong and PRC subsidiaries, our general financial condition, contractual restrictions and other factors that the Board may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

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We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders, we will rely on dividends distributed by our US, Hong Kong and PRC subsidiaries. Certain payments from our PRC subsidiary to us are subject to PRC taxes, such as withholding income tax. In addition, regulations in China currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends. Our PRC subsidiary may set aside a certain amount of its after-tax profits to other funds at its discretion. These reserve funds can only be used for specific purposes and are not transferable to the company’s parent in the form of loans, advances or dividends.

SELLING SHAREHOLDERS

The 45,653,309 ordinary shares being offered by the selling shareholders are the aggregate of ordinary shares previously issued to the selling shareholders in the closing of the Private Placements. For additional information regarding the Private Placements, see “Prospectus Summary—Private Placements.” We are registering the ordinary shares in order to permit the selling shareholders to offer the ordinary shares for resale from time to time.

Other than the relationships described herein, to our knowledge, the selling shareholders have not had any material relationship with us within the past three years.

Any selling shareholders that are affiliates of broker-dealers and any participating broker-dealers would be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholders or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the ordinary shares, as of February 6, 2025.

The fourth column lists the ordinary shares being offered by this prospectus by the selling shareholders.

Because the number of ordinary shares may be adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions, the number of ordinary shares that will actually be sold may be more or less than the number of ordinary shares being offered by this prospectus. The fifth and sixth columns assumes the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.

As explained below under “Plan of Distribution,” we have agreed with the selling shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

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Name of Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage of Ordinary Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)	Percentage of Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)
Hanqi Li(3)	5,229,579	8.2%	5,229,579	–	–
Huangtong International Co., Ltd(4)	3,584,296	5.6%	3,584,296	–	–
Hexin Global Limited(5)	5,131,561	8.1%	5,131,561	–	–
Hailei Zhang(6)	2,280,000	3.6%	2,280,000	–	–
Hong Mei Zhou(7)	4,607,000	7.2%	4,607,000	–	–
Xin Rong Gan(8)	4,600,000	7.2%	4,600,000	–	–
Apollo Multi-Asset Growth Fund(9)	57,007,125	53.6%	14,251,781	42,755,344	40.2%
Anyu International Limited(10)	8,000,000	11.5%	2,000,000	6,000,000	8.6%
Quick Cash Technology Limited(11)	3,969,092	6.2%	3,969,092	–	–

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary shares subject to options or warrants currently exercisable, or exercisable within 60 days of February 6, 2025, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.

(2)	The applicable percentage of beneficial ownership is calculated based on the total number of ordinary shares issued and outstanding, being 63,669,897 shares, as of February 6, 2025, together with the additional ordinary shares to be issued to the relevant selling shareholder upon exercise of warrants respectively held.

(3)	Hanqi Li holds 5,229,579 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 63,669,897 ordinary shares issued and outstanding as of February 6, 2025. The mailing address of Hanqi Li is Flat 35/F Tower 9, Grand Yoho, Yuen Long, Hong Kong.

(4)	Huangtong International Co., Ltd holds 3,584,296 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 63,669,897 ordinary shares issued and outstanding as of February 6, 2025. The mailing address of Huangtong International Co., Ltd is Room 1603, Shui On Centre, Wan Chai, Hong Kong.

(5)	Hexin Global Limited holds 5,131,561 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 63,669,897 ordinary shares issued and outstanding as of February 6, 2025. The mailing address of Hexin Global Limited is 7/F, 15 Shelter Street, Causeway Bay, Hong Kong.

(6)	Hailei Zhang holds 2,280,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 63,669,897 ordinary shares issued and outstanding as of February 6, 2025. The mailing address of Hailei Zhang is Room 1410, Unit 2, New Inter First Block, Zhongxing Fifth Road, Daya Bay, Huizhou City, Guangdong Province, China.

(7)	Hong Mei Zhou holds 4,607,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 63,669,897 ordinary shares issued and outstanding as of February 6, 2025. The mailing address of Hong Mei Zhou is Building 6, State Veteran’s Institute, No. 26, Mengla Road, Jinghong, Xishuangbanna Dai Autonomous Prefecture, Yunnan Province, China.

(8)	Xin Rong Gan holds 4,600,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 63,669,897 ordinary shares issued and outstanding as of February 6, 2025. The mailing address of Xin Rong Gan is Room 2-204, Building 7, Jindaotian Jinzhou Garden, Luohu District, Shenzhen, Guangdong Province, China.

(9)	Apollo Multi-Asset Growth Fund holds 14,251,781 ordinary shares and warrants which can be exercised to purchase up to 42,755,344 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 106,425,241 ordinary shares, being the sum of 63,669,897 shares issued and outstanding as of February 6, 2025 and 42,755,344 ordinary shares issuable upon full exercise of warrants held. The mailing address of Apollo Multi-Asset Growth Fund is Unit 1603, 16/F Tung Ning Building, 125-126 Connaught Road Central, Sheung Wan, Hong Kong.

(10)	Anyu International Limited holds 2,000,000 ordinary shares and warrants which can be exercised to purchase up to 6,000,000 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 69,669,897 ordinary shares, being the sum of 63,669,897 shares issued and outstanding as of February 6, 2025 and 6,000,000 ordinary shares issuable upon full exercise of warrants held. The mailing address of Anyu International Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(11)	Quick Cash Technology Limited holds 3,969,092 ordinary shares. The percentage of beneficial ownership is calculated based on a denominator of 63,669,897 shares issued and outstanding as of February 6, 2025. The mailing address of Quick Cash Technology Limited is Rm 4, 16/F, Ho King Comm Ctr, 2-16 Fayuen St, Mongkok Kowloon, Hong Kong.

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PLAN OF DISTRIBUTION

We are registering the ordinary shares previously issued, to permit the resale of these ordinary shares by the holders of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. Unlike an initial public offering, any resale by the selling shareholders of the ordinary shares is not being underwritten by any investment bank. We will bear all fees and expenses incident to our obligation to register the selling shareholders’ ordinary shares.

The selling shareholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	sales pursuant to Rule 144 under the Securities Act;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders affect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares for whom they may act as an agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling shareholders may pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling shareholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling shareholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

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Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the Private Placements, estimated to be $101,500 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Private Placements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related Private Placements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Ordinary shares

General

As of February 6, 2025, our authorized share capital consisted of US$4,000,000 divided into 1,000,000,000 ordinary shares of US$0.004 each, of which 63,669,897 ordinary shares were issued and outstanding. All of our outstanding ordinary shares have been, or at the time of the Closing, will be, validly issued, fully paid, and non-assessable. Our ordinary shares are not redeemable and are not subject to any preemptive right.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our fifth amended and restated memorandum and articles of association do not permit us to issue bearer shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and to the fifth amended and restated articles of association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded before or on the declaration of the result of the show of hands.

A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of votes cast attached to the ordinary shares in a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions contained in our fifth amended and restated articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board.

Our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists. Our Board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us or such other place at which the register of members is kept in accordance with Cayman Islands law, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the ordinary shares transferred are fully paid and free of any lien in favor of us;

●	a fee of such maximum sum as The Nasdaq Capital Market may determine to be payable or such lesser sum as the Board may from time to time require is paid to us in respect thereof; and

●	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of The Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

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Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Liquidation

On a return of capital on winding up or otherwise (other than on redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on ordinary shares and Forfeiture of ordinary shares

Our Board may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Share Repurchases

We are empowered under our fifth amended and restated memorandum of association to purchase our shares subject to the Companies Act and our fifth amended and restated articles of association. Our fifth amended and restated articles of association provide that this power is exercisable by our Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit subject to the Companies Act and, where applicable, the rules of The Nasdaq Capital Market and the applicable regulatory authority.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by our Board. Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifth amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 30% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our fifth amended and restated articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our Company.

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Retirement, Election and Removal of Directors

Unless otherwise determined by the members in the general meeting, our fifth amended and restated articles of association provide that our Board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

Any director on our Board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our Board or additions to the existing Board can be filled by the affirmative vote of a majority of the remaining directors. The shareholders may also by ordinary resolution elect any person to be a director either to fill a casual vacancy or as an addition to the existing Board.

Any director appointed by the Board to fill a casual vacancy shall hold office for the remaining term of the director in whose place he is appointed and shall be eligible for re-election at the expiry of the said term.

Grounds for vacating a director

The office of a director shall be vacated if the director:

●	resigns his office by notice in writing delivered to us or tendered at a meeting of the Board;

●	becomes of unsound mind or dies;

●	without special leave of absence from the board of directors, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated;

●	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

●	is prohibited by law from being a director; or

●	ceases to be a director by virtue of any provisions of Cayman Islands law or is removed from office pursuant to the fifth amended and restated articles of association.

Proceedings of Board of Directors

Our fifth amended and restated articles of association provide that our business is to be managed and conducted by our Board. The quorum necessary for the board meeting may be fixed by the Board and, unless so fixed at another number, will be a simple majority of the members of the Board.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and special resolutions passed by our shareholders). However, we provide our shareholders with the right to inspect our register of members and to receive annual audited financial statements in our fifth amended and restated articles of association. See “Where You Can Find More Information.”

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Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	without prejudice to the powers of the board of directors under our articles of association, divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively and preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in a general meeting, as the Board may determine;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members should be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the Older Companies Acts of England but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our fifth amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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In addition, directors of a Cayman Islands company must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board. Our fifth amended and restated memorandum and articles of association provides that a director with an interest (direct or indirect) in a contract or arrangement or proposed contract or arrangement with the company must declare the nature of his interest at the meeting of the board of directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the board of directors after he is or has become so interested.

A general notice may be given at a meeting of the board of directors to the effect that (i) the director is a member/officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (ii) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him, will be deemed sufficient declaration of interest. Following the disclosure being made pursuant to our fifth amended and restated memorandum and articles of association and subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of Nasdaq, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

There are no statutory requirements under Cayman Islands law allowing our shareholders to requisition a shareholders’ meeting. However, under our fifth amended and restated articles of association, on the requisition of shareholders representing not less than 30% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. Our fifth amended and restated articles of association provides that we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our fifth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fifth amended and restated articles of association, directors may be removed by an ordinary resolution of shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, and any restructuring officer so appointed shall have such powers and carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court and subject to such terms as the court may impose. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our fifth amended and restated articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our fifth amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, our fifth amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our fifth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fifth amended and restated memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.

Directors’ Power to Issue Shares

Subject to applicable law, our Board is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Preemptive Rights

The shareholders of our Company do not have preemptive right.

Other Rights

Not applicable.

TAXATION

The following is a general summary of the material Cayman Islands, People’s Republic of China and U.S. federal income tax consequences relevant to an investment in our ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this annual report, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ordinary shares.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporate tax.

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People’s Republic of China Taxation

Under the Enterprise Income Tax Law and the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China, enterprises established outside of China but whose “de facto management body” is located in China are considered “resident enterprises” for PRC tax purposes. Under the applicable implementation regulations, “de facto management body” is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. Substantially all of our management is currently based in China, and may remain in China in the future. If we are treated as a “resident enterprise” for PRC tax purposes, foreign enterprise holders of our ordinary shares may be subject to a 10% PRC income tax upon dividends payable by us and on gains realized on their sales or other dispositions of our ordinary shares. In addition, gains derived by our non-PRC individual shareholders from the sale of our shares may be subject to a 20% PRC withholding tax. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is unclear either whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Material United States Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) of the ownership of our ordinary shares as of the date hereof. Except where noted, this summary deals only with ordinary shares held as capital assets for U.S. federal income tax purposes. As used herein, the term “United States Holder” or “U.S. Holders” means a beneficial owner of our ordinary share or ADS that is for United States federal income tax purposes:

●	an individual citizen or resident of the United States;
●

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of all of the U.S. federal income tax consequences, including those that may be applicable to U.S. Holders if you are subject to special treatment under the United States federal income tax laws, such as:

●	a broker-dealer in securities or currencies;

●	a bank or other financial institution;

●	a regulated investment company;

●	a real estate investment trust;

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●	an insurance company;

●	a pension plan;

●	a cooperative;

●	a tax-exempt organization (including a private foundation);

●	Certain former U.S. citizens or long-term residents;

●	a person holding our ordinary shares as part of a hedging, integrated or conversion transaction, a constructive or wash sale or a straddle;

●	a dealer or trader in securities that use the mark-to-market method of accounting;

●	a person who owns or is deemed to own 10% or more of our stock (by voter or value);

●	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

●	a person whose “functional currency” for U.S. federal income tax purposes is not the United States dollar;

●	a person who acquires our ordinary shares through the exercise of an employee share option or otherwise as compensation; or

●	persons holding our ordinary shares in connection with a trade or business, permanent establishment, or fixed place of business outside the United States.

In addition, this discussion does not address any state, local, estate, gift, alternative minimum or non-United States tax considerations, special accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Medicare contribution tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

The discussion below is based upon the provisions of the Code, final, temporary and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions as of the date hereof. Such authorities may be interpreted differently, replaced, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Such partnership or their partners should consult their tax advisors regarding an investment in our ordinary shares.

Taxation of Dividends and Other Distributions on our ordinary shares

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of any distributions on our ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in a U.S Holder’s gross income as ordinary income on the day actually or constructively received by the U.S Holder, in the case of the ordinary shares. Such dividends will not be eligible for the dividends received-deduction allowed to corporations under the Code.

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Dividends paid to certain non-corporate United States Holders may be taxable at preferential rates applicable to long-term capital gain if we are treated as a “qualified foreign corporation,” provided certain holding period requirements are met (as discussed below). A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares that are readily tradable on an established securities market in the United States. Our ordinary shares are listed on The Nasdaq Capital Market, and thus, pursuant to the United States Treasury Department guidance, our ordinary shares are treated as readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ordinary shares will meet the conditions required for the reduced tax rate.

A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we believe that we would be eligible for the benefits of the income tax treaty between the United States and the PRC (including any protocol thereunder), or the Treaty, and if we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are readily tradable on an established securities market in the United States, would be eligible for the reduced tax rates. For a discussion regarding whether we may be classified as a PRC resident enterprise, see “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022.

Even if dividends we pay on our ordinary shares would be treated as paid by a qualified foreign corporation, non-corporate U.S. Holders will not be eligible for the reduced tax rates if they do not hold our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or to the extent that such U.S. Holders elect to treat the dividend income as “investment income” under the Code. In addition, the tax rate reduction will not apply if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The U.S Holders should consult their tax advisors regarding the application of these rules in their particular circumstances.

Non-corporate U.S. Holders will not be eligible for the reduced tax rate on any dividends received from us if we are a passive investment foreign company (“PFIC”) for the taxable year in which such dividends are paid or for the preceding taxable year.

In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid to the U.S. Holder with respect to our ordinary shares. See “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022. In that case, PRC withholding taxes on dividends (limited, in the case of a U.S. holder who qualifies for the benefits of the Treaty, to the extent not exceeding the applicable dividend withholding rate under the Treaty) generally will be treated as foreign taxes eligible for credit against the U.S. Holder’s United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ordinary shares will be treated as foreign-source income and generally will constitute passive category income. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by a U.S. Holder on a subsequent disposition of the ordinary shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to calculate our earnings and profits in accordance with United States federal income tax principles. Therefore, U.S. Holders should expect that a distribution generally will be treated as a dividend (as discussed above).

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Passive Foreign Investment Company

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder will generally be subject to the special tax rules discussed below, regardless of whether we remain a PFIC, except if the U.S. Holder makes a timely mark-to-market election discussed below.

These special tax rules generally apply to any “excess distribution” (generally any distribution paid during a taxable year to a U.S. Holder which is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares) we make to the U.S. Holder and any gain realized from a sale or other disposition of our ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S Holder’s holding period for the ordinary shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC with respect to the U.S. Holder (each, a “pre-PFIC year”), will be treated as ordinary income, and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year; and.

●	the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our non-United States subsidiaries, including our VIEs, is also a PFIC, the U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the excess distribution rules discussed above, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock. “Marketable stock” is generally stock that is regularly traded on a qualified exchange.

If the U.S. Holder makes an effective mark-to-market election, which is generally effective for the taxable year for which the election is made and all subsequent taxable years, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of the ordinary shares held at the end of the taxable year over the adjusted tax basis in the ordinary shares, and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis in the ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. Any gain the U.S. Holder recognizes upon the sale or other disposition of its ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If we cease to be a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that we are not a PFIC. Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Instead of making a mark-to-market election, a U.S. investor in a PFIC may generally mitigate the adverse consequences of the excess distribution rules described above by electing to treat the PFIC as a “qualified electing fund” under the Code. However, we do not intend to provide the information necessary for U.S. Holders to make such an election.

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We expect to file annual reports on Form 20-F with the U.S. Securities and Exchange Commission in which we will indicate whether we believe we were a PFIC for the relevant taxable year. We do not intend to make any other annual determination or otherwise notify U.S. Holders regarding our status as a PFIC for any taxable year. U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of holding our ordinary shares if we are a PFIC in any taxable year.

If a U.S. Holder owns (or is deemed to own) our ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual IRS Form 8621 or such other form as is required by the United States Treasury Department with respect to us.

Taxation of Capital Gains

For U.S. federal income tax purposes, a U.S. Holder will generally recognize gain or loss on any sale or exchange of our ordinary shares in an amount equal to the difference between the amount realized for the ordinary shares and the U.S. Holder’s adjusted tax basis in the ordinary shares. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year. The deductibility of capital losses may be subject to limitations.

Any such gain or loss the U.S. Holder recognizes will generally be treated as United States source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax were imposed on any gain, and if the U.S. Holder is eligible for the benefits of the Treaty, the U.S. Holder may elect to treat such gain as PRC source gain under the Treaty and, accordingly, the U.S. Holder may be able to credit the PRC tax against the U.S. Holder’s United States federal income tax liability. If the U.S. Holder is not eligible for the benefits of the Treaty or fails to make the election to treat any gain as PRC source, then the U.S. Holder generally would not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. The U.S. Holder will be eligible for the benefits of the Treaty if, for purposes of the Treaty, the U.S. Holder is a resident of the United States, and the U.S. Holder meets other factual requirements specified in the Treaty. Because qualification for the benefits of the Treaty is a fact-intensive inquiry which depends upon the particular circumstances of each investor, U.S. Holders are specifically urged to consult their tax advisors regarding their eligibility for the benefits of the Treaty and the availability of the foreign tax credit and the election to treat any gain as PRC source under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals (and under proposed regulations, certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) on IRS Form 8938. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

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This summary does not contain a detailed description of all the United States federal income tax consequences that may be applicable to you in light of your particular circumstances and, except as set forth below with respect to PRC tax considerations, does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

LEGAL MATTERS

Certain legal matters as to U.S. federal securities law concerning this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Deheng Law Offices and Beijing Chuting Law Firm. Sichenzia Ross Ference Carmel LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Deheng Law Offices and Beijing Chuting Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements as of December 31, 2023 and 2022 and for the years then ended included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$6,000
Printer fees and expenses	$5,000
Legal fees and expenses	$80,000
Accounting fees and expenses(1)	$40,500
Miscellaneous	$5,000
Total	$124,500

(1)	Including fees associated with incremental audit procedures for 2019-2021 required to comply with PCAOB standards.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We have been advised by Maples and Calder (Hong Kong) LLP as to the enforceability of civil liabilities with regards to our Company. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

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However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A substantial portion of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. In particular, two of our directors and officers, Yukuan Zhang and Cong Huang are ordinarily residents in Mainland China, one of our director, Hui Cheng, is ordinarily resident in Hong Kong, and the remaining of our directors, Shi Qiu, Qian Sun and Alan Curtis, are ordinarily residents in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals who are residing outside the United States, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in a U.S. court (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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As advised by our PRC counsel Beijing Chuting Law Firm, there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

As advised by our PRC counsel Beijing Chuting Law Firm, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

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Based on our understanding of Hong Kong law, there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

In addition, as advised by our PRC counsel Beijing Chuting Law Firm, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this registration of the ordinary shares to be sold by the selling shareholders, or the Registration Statement. This prospectus, which is part of the Registration Statement, does not contain all of the information contained in the Registration Statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the Registration Statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the Registration Statement, you may read the document itself for a complete description of its terms.

The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are not currently subject to the information reporting requirements of the Exchange Act. In connection with when the Registration Statement is declared effective by the SEC, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly, and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and intend to submit to the SEC, on Form 6-K, unaudited interim financial information.

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We maintain a corporate website at mercurityfintech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, and our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2023.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 23, 2024, including any subsequent amendments;

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 5, 2024, including any subsequent amendments, which includes our unaudited financial results for the six months ended June 30, 2024;

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on July 9, 2024 , November 22, 2024 , December 16, 2024, December 26, 2024, January 15, 2025, January 21, 2025, January 31, 2025 and February 5, 2025; and

●	the description of our ordinary shares contained in Exhibit 2.3 of our Annual Report on Form 20-F filed with the SEC on June 12, 2020), including any amendment or report filed for the purpose of updating such description.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

The reports and documents incorporated by reference into this prospectus are available to the public free of charge on the investor relations portion of our website located at mercurityfintech.com. You may also request a copy of these filings, at no cost, by writing to us at the following addresses:

Mercurity Fintech Holding Inc.

1330 Avenue of Americas, Fl 33,

New York, 10019, United State

Attention: Chief Financial Officer, Yukuan Zhang

Email: mike@mercurityfintech.com

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45,653,309 ordinary shares

Mercurity Fintech Holding Inc.

PROSPECTUS

            , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated memorandum and articles of association permit indemnification of officers and directors for the time being of the Company for all actions, costs, charges, losses, damages and expenses incurred or sustained by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our fifth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by MFH Cayman since January 1, 2022, which were not registered under the Securities Act. MFH Cayman believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On November 11, 2022, MFH Cayman entered into a Securities Purchase Agreement in connection with a private investment in public equity (the “PIPE”) financing with certain non-U.S. investors to offer and sell MFH Cayman’s units, each consisting of one ordinary share and three warrants for total gross proceeds of USD$3.15 million (the “First PIPE Proceeds”).

On November 30, 2022, MFH Cayman entered into a Securities Purchase Agreement with two investors to offer and sell our units, each consisting of one ordinary share and three warrants for total gross proceeds of USD$5 million (the “Second PIPE Proceeds”).

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On December 15, 2022, MFH Cayman entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Huangtong International Co., Ltd. (the “Vendor” or “Huangtong International”), providing for the acquisition of certain assets, for an aggregate consideration of USD$5,980,000, payable in MFH Cayman’s ordinary shares. Pursuant to the Asset Purchase Agreement, MFH Cayman completed payment for the acquired assets in the form of MFH Cayman’s ordinary shares (the “Purchase Price Shares”), at a stipulated price of USD$0.0022 per share, in the aggregate amount of 2,718,181,818 shares. MFH Cayman also issued Huangtong International certain amount of warrants, with an exercise price of USD$0.00167 per ordinary share, subject to certain conditions.

On December 23, 2022, MFH Cayman entered into a Securities Purchase Agreement in connection with a private investment in public equity (the “PIPE”) financing with an accredited non-U.S. investor to offer and sell MFH Cayman’s units, each consisting of one ordinary share and three warrants for total gross proceeds of USD$5 million.

On February 6, 2023, MFH Cayman entered into a Securities Purchase Agreement (“SPA”) with a non-U.S. investor (the “Purchaser”). Pursuant to the SPA, MFH Cayman issued the Purchaser an Unsecured Convertible Promissory Note with a face value of $9 million upon receiving the proceeds from the Purchaser on February 2, 2023. The Note shall bear non-compounding interest at a rate per annum equal to 5% from the date of issuance until repayment of the Note unless the Purchaser elects to convert the Note into ordinary shares. If the Purchaser does not elect to convert the Note, then the outstanding principal amount and all accrued but unpaid interest on the Note shall be due and payable upon the one-year anniversary of the Issuance Date of the Note (the “Maturity Date”). The Purchaser has the right to convert the outstanding balance under the Note into MFH Cayman’s ordinary shares (the “Conversion Shares”) at a per share price equal to $0.00172 (the “Conversion Share Price”) according to the terms and conditions of the Note. In addition, upon conversion of the Note, the Purchaser shall receive 100% warrant coverage equal to the number of Conversion Shares with the exercise price at the Conversion Share Price.

On November 30, 2023, MFH Cayman priced a private investment in public equity offering, through which MFH Cayman sold an aggregate of 14,251,781 units of MFH Cayman’s securities, each consisting of one (1) ordinary share and three (3) warrants, to a non-U.S. institutional investor, Apollo Multi-Asset Growth Fund, at an offering price of $0.421 per unit, for gross proceeds of $6 million, prior to the deduction of fees and offering expenses payable by MFH Cayman. The warrants are exercisable to purchase up to a total of 42,755,344 ordinary shares of MFH Cayman, for a period of three years commencing from November 30, 2023, at an exercise price of US$1.00 per ordinary share.

On December 19, 2024, MFH Cayman entered into a securities purchase agreement with a non-U.S. investor for a private placement offering, providing for the sale and issuance of 1,470,000 ordinary shares of MFH Cayman, for a total purchase price of US$10,010,700 at a price of $6.81 per share, in reliance upon the exemption provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended. Such offering was closed on December 26, 2024. Upon closing, MFH Cayman issued a total of 1,470,000 Ordinary Shares to the purchaser following receipt of a total purchase price of US$10,010,700.

On January 9, 2025, MFH Cayman entered into a securities purchase agreement with a non-U.S. investor for a private placement offering, providing for the sale and issuance of 1,370,000 ordinary shares of MFH Cayman, par value $0.004 per share, for a total purchase price of US$8,041,900 at $5.87 per share, in reliance upon the exemption provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended. Such offering closed on January 16, 2025. Upon closing, MFH Cayman issued a total of 1,370,000 Ordinary Shares to the purchaser following receipt of a total purchase price of US$8,041,900.

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Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
3.1**	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant
4.1	Description of Securities (incorporated by reference to exhibit 2.3 of our annual report on Form 20-F filed with the SEC on June 12, 2020)
4.2	Specimen Certificate for ordinary shares (incorporated by reference to exhibit 4.2 to our F-1 registration statement (File No.333-201413) initially filed with the SEC on January 9, 2015)
5.1*	Legal opinion of Maples and Calder (Hong Kong) LLP
5.2**	Legal opinion of Deheng Law Offices
10.1+	Amended and Restated 2011 Share Incentive Plan (incorporated by reference to exhibit 10.1 to our S-8 registration statement (File No.333-206466) filed with the SEC on August 19, 2015)
10.2+	2020 Share Incentive Plan (incorporated by reference to Exhibit 4.2 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.3+	2021 Share Incentive Plan (incorporated by reference to exhibit 10.1 to our S-8 registration statement (File No.333-259774) filed with the SEC on September 24, 2021)
10.4+	2022 Share Incentive Plan (incorporated by reference to Exhibit 4.4 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.5	Share Purchase Agreement, dated as of September 2, 2021, by and between the Registrant and TEAO TECHNOLOGY CO., LIMITED, GUANRUI TECHNOLOGY CO., LIMITED and Xuan Ying Co., Ltd (incorporated by reference to Exhibit 4.7 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.6	Share Purchase Agreement, dated as of September 27, 2021, by and between the Registrant and Newlight X Ltd. (incorporated by reference to Exhibit 4.9 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.7	Share Purchase Agreement, dated as of September 27, 2021, by and between the Registrant and Castlewood Fintech Ltd. (incorporated by reference to Exhibit 4.10 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.8	Share Purchase Agreement, dated as of September 27, 2021, by and between the Registrant and Brighton Fintech Ltd. (incorporated by reference to Exhibit 4.11 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.9	English translation of Termination Agreement Re Existing Control Documents, dated as of January 15, 2022, by and among Beijing Lianji Future Technology Co.,Ltd., Beijing Lianji Technology Co.,Ltd. and the shareholders of Beijing Lianji Technology Co.,Ltd. (incorporated by reference to exhibit 10.1 to current report on Form 6-K filed with the SEC on February 7, 2022)
10.10	English translation of Termination Agreement Re Existing Control Documents, dated as of January 15, 2022, by and among Beijing Lianji Future Technology Co., Ltd., Mercurity (Beijing) Technology Co., Ltd. and the shareholders of Mercurity (Beijing) Technology Co., Ltd. (incorporated by reference to exhibit 10.2 to current report on Form 6-K filed with the SEC on February 7, 2022)
10.11	Promissory note in the principal amount of up to USD$5,000,000 dated June 13, 2022 (incorporated by reference to exhibit 4.1 to current report on Form 6-K filed with the SEC on June 17, 2022)
10.12	Share Purchase Agreement, dated as of November 11, 2022 (incorporated by reference to Exhibit 4.12 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.13	Share Purchase Agreement, dated as of November 30, 2022 (incorporated by reference to Exhibit 4.13 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.14	Asset Purchase Agreement, dated as of December 15, 2022 (incorporated by reference to Exhibit 4.14 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.15	Share Purchase Agreement, dated as of December 23, 2022 (incorporated by reference to Exhibit 4.15 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.16	Securities Purchase Agreement dated as of January 31, 2023, for the issuance of an Unsecured Convertible Promissory Note (incorporated by reference to Exhibit 4.16 of the annual report on Form 20-F filed with the SEC on April 25, 2023)
10.17+	The Chief Executive Officer Employment Agreement with Mercurity Fintech Holding Inc. (incorporated by reference to Exhibit 4.17 of the annual report on Form 20-F filed with the SEC on June 15, 2022)
10.18+	The Chief Operating Officer Employment Agreement with Mercurity Fintech Holding Inc. (incorporated by reference to Exhibit 10.1 of Form 6-K filed with the SEC on October 18, 2022)
10.19**^	Filecoin Mining Service Contract between Mercurity Fintech Technology Holding Inc and Origin Storage Pte. Ltd. dated December 5, 2023.
10.20*^	Securities Purchase Agreement by and between the Company and the Purchaser dated December 19, 2024
10.21*^	Securities Purchase Agreement by and between the Company and the Purchaser, dated January 9, 2025
10.22*^#	Securities Purchase Agreement by and between the Company and the Purchaser dated February 3, 2025
10.23*	Unsecured Promissory Note dated February 3, 2025
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the annual report on Form 20-F filed with the SEC on April 25, 2023).
23.1*	Consent of Onestop Assurance PAC, independent registered public accounting firm.
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Beijing Chuting Law Firm
23.4**	Consent of Deheng Law Offices
24.1**	Power of Attorney (included on signature page to the initial Registration Statement on Form F-1).
99.1**^	Coinbase Prime Broker Agreement with Coinbase, Inc.
99.2**^	Mining Machine Sale Contract dated January 10, 2023 between Jinhe Capital Limited and Mercurity Fintech Holding Inc.
99.3**#	Amendment to the Mining Machine Sale Contract dated May 31, 2023 between Jinhe Capital Limited and Mercurity Fintech Holding Inc.
99.4**^	Cancellation Agreement between Jinhe Capital Limited and Mercurity Fintech Holding Inc. dated March 10, 2024
107**	Filing Fee Table

*	Filed herewith.

**	Previously filed.

#	Schedules and certain portions of the exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

^	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

+	Management contract or compensatory plan or arrangement.

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Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on February 7, 2025.

MERCURITY FINTECH HOLDING INC.

By:	/s/ Shi Qiu
Shi Qiu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shi Qiu	Chief Executive Officer and Director,	February 7, 2025
Shi Qiu	(Principal Executive Officer)

/s/ *	Chairperson of the Board of Directors	February 7, 2025
Lynn Alan Curtis

/s/ *	Chief Operating Officer and Director	February 7, 2025
Qian Sun

/s/ *	Independent Director	February 7, 2025
Hui Cheng

/s/ *	Independent Director	February 7, 2025
Cong Huang

/s/ *	Chief Financial Officer	February 7, 2025
Yukuan Zhang

*	Signed by Shi Qiu pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on May 30, 2023.

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Mercurity Fintech Holding Inc., has signed this registration statement in New York, NY on February 7, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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